                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 33-98604



         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 13, 1995

                          $91,195,000 (Approximate)

                  CS First Boston Mortgage Securities Corp.
                                  Depositor

                        MBL Life Assurance Corporation
                                    Seller
                   GE Capital Asset Management Corporation
                               Master Servicer
                Banc One Management and Consulting Corporation
                               Special Servicer

       Commercial Mortgage Pass-Through Certificates, Series 1995-MBL1

                    $0 Interest Only Class A-X Certificates
                $72,739,000 (Approximate) Class A Certificates
                 $5,428,000 (Approximate) Class B Certificates
                 $7,600,000 (Approximate) Class C Certificates $5,428,000 (Approximate) Class D Certificates

The Commercial Mortgage Pass-Through Certificates, Series 1995-MBL1 (the "Certificates") will be comprised of the Interest Only Class A-X Certificates (the "Class A-X Certificates"), the Class A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates (collectively, the "Sequential Pay Certificates") and the Class R Certificate. Only the Class A-X, Class A, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition of the issuance of the Offered Certificates that upon issuance the Class A-X Certificates and the Class A Certificates be rated "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A" and the Class D Certificates be rated not lower than "BBB" by Duff & Phelps Credit Rating Co. ("D&P") and the Class A Certificates be rated "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A" and the Class D Certificates be rated not lower than "BBB" by Standard & Poor's Rating Services ("S&P," and together with D&P, the "Rating Agencies").

The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by CS First Boston Mortgage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of November 1, 1995 among the Depositor, GE Capital Asset Management Corporation, as master servicer (the "Master Servicer"), Banc One Management and Consulting Corporation, as special servicer (the "Special Servicer") and State Street Bank and Trust Company, as trustee (the "Trustee"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by mortgages or deeds of trust on multifamily and commercial properties. The Mortgage Loans, all of which bear interest at fixed rates, were acquired by MBL Life Assurance Corporation (the "Seller" or "MBL") from The Mutual Benefit Life Insurance Company ("Mutual Benefit"), and will be sold by the Seller to the Depositor on the Delivery Date. See "THE SELLER" herein. The Mortgage Loans are more fully described in this Prospectus Supplement.

Prospective investors should review the information appearing under the caption "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" commencing on page S-30 herein before purchasing any Offered Certificates.

The Certificate Principal Balances of the Offered Certificates to be issued may increase or decrease from the amount set forth herein in the event that certain of the Mortgage Loans described herein are not acquired by the Depositor prior to the date of the final Prospectus Supplement.







The Offered Certificates are being offered by CS First Boston Corporation (the "Underwriter") from time to time in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $96,667,000 plus accrued interest before deducting issuance expenses payable by the Depositor. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "PLAN OF DISTRIBUTION" herein.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRE-
               SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC on or about November 28, 1995.

                               CS First Boston

         The date of this Prospectus Supplement is November 22, 1995.

   The Certificate Principal Balance of each Class of Offered Certificates (other than the Class A-X Certificates, which are not entitled to distributions of principal as described herein) is set forth on the cover page and is subject to a permitted variance of plus or minus 5%. Interest and principal, if any, in the amounts and priority set forth herein, will be distributed to the holders of Certificates entitled thereto on the 20th day of each month (or, if such day is not a business day, on the following business day), commencing December 20, 1995 (each, a "Distribution Date"). The rights of the holders of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class R Certificate (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on in respect of the Mortgage Loans will be subordinated to those of the holders of the Class A-X and Class A Certificates and the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein. The Final Rated Distribution Date for each Class of Offered Certificates is August 20, 2030. The "Final Rated Distribution Date" is the Distribution Date in the month following the month that is two years after the maturity date of the Mortgage Loan with the latest maturity date, without taking into account any scheduled Balloon Payment (defined herein), but instead assuming the full amortization of the Mortgage Loan in accordance with its current amortization schedule.

   During each Interest Accrual Period (defined herein), the Class A, Class B, Class C and Class D Certificates will bear interest at a rate per annum (the "Class A Certificate Rate," the "Class B Certificate Rate," the "Class C Certificate Rate," and the "Class D Certificate Rate," respectively) equal to 6.425%, 6.760%, 7.125% and 7.590%, respectively. During each Interest Accrual Period, the Class E, Class F and Class G Certificates will bear interest at a rate per annum equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans weighted on the basis of their respective Scheduled Principal Balances (defined herein) outstanding immediately prior to the related Distribution Date (the "Weighted Average Net Mortgage Rate"), which, during the initial Interest Accrual Period, will be 9.395% per annum. The "Net Mortgage Rate" of each Mortgage Loan will be equal to the rate of interest thereon (the "Mortgage Rate"), as of the first day of the applicable Due Period, minus the rate per annum at which the servicing fee payable to the Master Servicer (the "Servicing Fee Rate") accrues; provided, however, that the Net Mortgage Rate for any Mortgage Loan will not reflect any adjustments to its Mortgage Rate in connection with a bankruptcy or similar proceeding involving the related mortgagor. Accordingly, the amount of interest owed on the Mortgage Loans may be less than the amount of interest accrued on the Certificates, which shortfall would adversely affect interest distributions to the then most subordinated Class of Certificates. For purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the Net Mortgage Rate for any Mortgage Loan that provides for the computation of interest other than on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months (that is, the basis on which the Certificates accrue interest) will be adjusted to reflect that difference. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest" herein.

   The Class A-X Certificates will not have a Certificate Principal Balance or entitle their holders to distributions of principal. On each Distribution Date, the Class A-X Certificates are entitled to distributions of interest only based on a notional amount (the "Class A-X Certificate Notional Amount") equal to the sum of the following four components (each, a "Component"): (a) the aggregate outstanding Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date ("Component A"), (b) the aggregate outstanding Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date ("Component B"), (c) the aggregate outstanding Certificate Principal Balance of the Class C Certificates immediately prior to such Distribution Date ("Component C") and
(d) the aggregate outstanding Certificate Principal Balance of the Class D Certificates immediately prior to such Distribution Date ("Component D"). With respect to any Distribution Date, the Class A-X Certificates will bear interest at a per annum rate (the "Class A-X Certificate Rate") equal to the weighted average of the Component A Rate (defined below), the Component B Rate (defined below), the Component C Rate (defined below) and the Component D Rate (defined below), each weighted on the basis of the proportion that the amount of the related Component (that is, the Component with the same letter designation) outstanding immediately prior to such Distribution Date bears to the Class A-X Certificate Notional Amount outstanding immediately prior to such Distribution Date. With respect to any Interest Accrual Period, the "Component A Rate" is equal to the Weighted Average Net Mortgage Rate less the Class A Certificate Rate, the "Component B Rate" is equal to the Weighted Average Net Mortgage Rate less the Class B Certificate Rate, the "Component C Rate" is equal to the Weighted Average Net Mortgage Rate less the Class C Certificate Rate and the "Component D Rate" is equal to the Weighted Average Net Mortgage Rate less the Class D Certificate Rate.







   Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE
CERTIFICATES--Principal and Interest Distributions--Distributions of Prepayment Premiums" herein.

   As described herein, the rights of the holders of Offered Certificates to receive payments of principal and interest then payable will be subordinated to the rights of the holders of any Offered Certificates senior thereto. In addition, as described herein, the principal portions of Realized Losses and the Appraisal Reduction Capitalization Amount, if any, will be allocated sequentially to the Class G, Class F, Class E, Class D (and correspondingly, Component D), Class C (and correspondingly, Component C), Class B (and correspondingly, Component B) and finally to the Class A (and correspondingly, Component A) Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and the interest portions of Realized Losses (defined herein) will be allocated sequentially to the Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class A and Class A-X Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon. Any Realized Loss allocated as described above to a Class of Certificates will be allocated among the respective Certificates of such Class, pro rata, based on their respective Percentage Interest.

   The yield to maturity on the Offered Certificates and the aggregate amount of distributions on the Offered Certificates will be affected by, among other things, the rate and timing of principal payments (including voluntary and involuntary prepayments and liquidations) and the extent to which Realized Losses are realized. The Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and liquidations) on the Mortgage Loans. Investors in the Class A-X Certificates should fully consider the risks associated with an investment in such Certificates, including the risk that a rapid rate of principal payments could result in the failure of investors in such Certificates to fully recover their initial investment. See "YIELD CONSIDERATIONS" herein.

    There is currently no secondary market for the Offered Certificates. The Underwriter expects to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS -- The Certificates--Limited Liquidity" herein.

   As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests." See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

   The Class A-X, Class A, Class B, Class C and Class D Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "DESCRIPTION OF THE CERTIFICATES--Registration" and "--Definitive Certificates" herein.

   For a discussion of certain significant matters affecting investments in the Offered Certificates, see "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in the Prospectus.

   THE OFFERED CERTIFICATES REPRESENT AN INTEREST IN THE TRUST FUND ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CS FIRST BOSTON MORTGAGE SECURITIES CORP., MBL LIFE ASSURANCE CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 13, 1995, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   IT IS EXPECTED THAT DELIVERY OF THE OFFERED CERTIFICATES WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT THE DATE SPECIFIED IN THE LAST PARAGRAPH OF THE COVER PAGE OF THIS PROSPECTUS SUPPLEMENT, WHICH WILL BE THE EIGHTH BUSINESS DAY FOLLOWING THE INITIAL DATE OF PRICING OF THE OFFERED CERTIFICATES (SUCH SETTLEMENT CYCLE BEING HEREIN REFERRED TO AS "T+8"). PURCHASERS OF OFFERED CERTIFICATES SHOULD NOTE THAT TRADING OF THE OFFERED CERTIFICATES ON THE DATE OF PRICING AND THE NEXT FOUR SUCCEEDING BUSINESS DAYS MAY BE AFFECTED BY THE T+8 SETTLEMENT. SEE "PLAN OF DISTRIBUTION" HEREIN.
                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
                        REPORTS TO CERTIFICATEHOLDERS

   The Trustee will mail monthly reports concerning the Certificates to all registered Certificateholders. Upon presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Certificates, beneficial owners of the Certificates are entitled to receive, upon request, copies of such monthly reports from the Trustee. The Depositor expects to make available certain information relating to the Certificates and the Mortgage Loans to beneficial owners of the Certificates through Bloomberg Information Services.
                               S-3

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                 --------
AVAILABLE INFORMATION .......................... S-3
REPORTS TO CERTIFICATEHOLDERS .................. S-3
SUMMARY OF TERMS ............................... S-7
RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS  . S-30
 The Mortgage Loans ............................ S-30
 Limited Recourse .............................. S-30
 Commercial and Multifamily Lending  Generally   S-30
 Risks Particular to Certain Types of
  Mortgaged Properties ......................... S-30
 Environmental Law Considerations .............. S-31
 Limited Review ................................ S-31
 Concentrations of Mortgage Loans and
  Mortgagors ................................... S-32
 Substantive Consolidation Concerns ............ S-32
 Geographic Concentration ...................... S-32
 Early Repayment of Mortgage Loans ............. S-32
 Prepayment Premiums ........................... S-33
 Balloon Payment at Maturity and  Extension of
 Maturity ...................................... S-33
 Junior Liens .................................. S-34
 Limited Repurchase Obligation of the Seller  .. S-34
 Limited Information ........................... S-34
 Lack of Appraisals ............................ S-34
 Costs of Compliance with Americans with
 Disabilities Act .............................. S-35
 The Certificates .............................. S-35
 Book-Entry Registration ....................... S-35
 Limited Liquidity ............................. S-35
 Certain Yield and Maturity Considerations  .... S-35
 Variability of Average Life ................... S-36
 Limited Obligations ........................... S-36
 Subordination of Subordinate Certificates  .... S-37
 Conflicts of Interest ......................... S-37
THE SELLER ..................................... S-37
DESCRIPTION OF THE MORTGAGE POOL AND THE
 UNDERLYING MORTGAGED PROPERTIES ............... S-39
 General ....................................... S-39
 Certain Terms and Conditions of the  Mortgage
 Loans ......................................... S-40
 Mortgage Rates; Calculations of Interest  ..... S-40
 Due Dates; Grace Periods ...................... S-40
 Amortization .................................. S-41
 Assignments of Leases and Rents ............... S-41
 Prepayment Provisions ......................... S-41
 Non-recourse Obligations ...................... S-42
 "Due-on-Sale" and "Due-on Encumbrance"
  Provisions ................................... S-42
 Acceleration of Mortgage Loans ................ S-42
 Assessments of Property Condition ............. S-42
 Appraisals .................................... S-42
 Environmental Site Assessments ................ S-42
 Property Inspections .......................... S-43
 Owner Occupied and Single Tenant  Properties  . S-43
 Leasehold Mortgages ........................... S-43
 Secondary Financing ........................... S-43
 Insurance ..................................... S-43
 Significant Mortgage Loans .................... S-43
 Wintergreen Plaza Loan ........................ S-43
 Additional Mortgage Loan Information  ......... S-44
 General ....................................... S-44
 The Mortgage Pool ............................. S-47
 Assignment of the Mortgage Loans;
  Representations and Warranties ............... S-54
 Underwriting Standards ........................ S-55






DESCRIPTION OF THE CERTIFICATES ................ S-55
 General ....................................... S-55
 Registration .................................. S-56
 Definitive Certificates ....................... S-57
 Principal and Interest Distributions  ......... S-58
 Distributions of Interest ..................... S-59
 Deferred Interest ............................. S-60
 Distributions of Principal .................... S-60
 Available Distribution Amount ................. S-60
 Priority of Distributions ..................... S-61
 Distributions of Prepayment Premiums  ......... S-62
 Example of Distributions ...................... S-63
 Treatment of REO Properties ................... S-64
 Subordination ................................. S-64
 Allocation of Realized Losses ................. S-65
 Appraisal Reductions .......................... S-66
 Repurchase of Mortgage Loans .................. S-67
 Prepayment Interest Shortfalls and  Excess
 Prepayment Interest ........................... S-68
 Class R Certificate ........................... S-68
 Reports to Certificateholders ................. S-68
 Trustee Reports ............................... S-68
 Portfolio Performance Reports ................. S-70
 Special Servicer Reports ...................... S-70
 Other Information ............................. S-70
 Final Rated Distribution Date ................. S-71
 Optional Termination .......................... S-71
 Voting Rights ................................. S-72
 Lists of Certificateholders ................... S-72
 Collection Account, Distribution Account  and
 REO Accounts .................................. S-72
MATURITY CONSIDERATIONS ........................ S-73
YIELD CONSIDERATIONS ........................... S-77
 General ....................................... S-77
 Effects of Losses on the Mortgage Loans  and
 Other Matters ................................. S-78
 Yield Sensitivity of the Class A-X
  Certificates ................................. S-78
SERVICING ...................................... S-79
 General ....................................... S-79
 The Master Servicer ........................... S-80
 Servicing Fee ................................. S-80


                        S-4





                                                  PAGE
                                                --------
 Adjustment to Servicing Fee ................... S-80
 The Special Servicer .......................... S-80
 Special Servicing Compensation ................ S-81
 Specially Serviced Mortgaged Loans ............ S-81
 Sale of REO Properties ........................ S-82
 The Extension Advisor ......................... S-82
 Mortgage Loan Modifications ................... S-83
 Advances ...................................... S-83
 Monthly Advances .............................. S-83
 Expense Advances .............................. S-84
 Property Protection Advances .................. S-84
 Nonrecoverable Advances ....................... S-84
 Interest on Advances; Repayment of  Advances  . S-85
 The Controlling Party ......................... S-85
 Insurance ..................................... S-86
 Certain Matters with Respect to the
  Depositor, the Master Servicer and the
  Special Servicer ............................. S-87
 Events of Default ............................. S-88
 Evidence as to Compliance ..................... S-89
 Amendment ..................................... S-89
 Termination ................................... S-90
THE TRUSTEE .................................... S-90
 Duties of the Trustee ......................... S-91
CERTAIN FEDERAL INCOME TAX CONSEQUENCES  ....... S-91
ERISA CONSIDERATIONS ........................... S-92
 Availability of Underwriter's Exemption  ...... S-93
LEGAL INVESTMENT ............................... S-94
USE OF PROCEEDS ................................ S-95
PLAN OF DISTRIBUTION ........................... S-95
LEGAL MATTERS .................................. S-95
RATINGS ........................................ S-96
GLOSSARY ....................................... S-97

                               S-5

                               TABLE OF CONTENTS
                                  PROSPECTUS

                                                   PAGE
                                                 --------
PROSPECTUS SUPPLEMENT .......................... 2
ADDITIONAL INFORMATION ......................... 2
INCORPORATION OF CERTAIN INFORMATION BY
 REFERENCE ..................................... 2
THE DEPOSITOR .................................. 3
USE OF PROCEEDS ................................ 3
DESCRIPTION OF THE CERTIFICATES ................ 3
 General ....................................... 3
 Distributions on Certificates ................. 4
 Accounts ...................................... 5
 Amendment ..................................... 7
 Termination; Repurchase of Mortgage  Loans  ... 8
  Reports to Certificateholders ................ 8
 The Trustee ................................... 8
THE MORTGAGE POOLS ............................. 9
 General ....................................... 9
 Assignment of Mortgage Loans .................. 10
 Mortgage Underwriting Standards and
  Procedures ................................... 11
 Representations and Warranties ................ 12
SERVICING OF THE MORTGAGE LOANS ................ 14
 General ....................................... 14
 Collections and Other Servicing Procedures  ... 14
 Insurance ..................................... 14
 Fidelity Bonds and Errors and Omissions
  Insurance .................................... 16
 Servicing Compensation and Payment of
  Expenses ..................................... 16
 Advances ...................................... 16
 Modifications, Waivers and Amendments  ........ 16
 Evidence of Compliance ........................ 17
 Certain Matters With Respect to the  Master
 Servicer, the Special Servicer  and the
 Trustee ....................................... 17
 Events of Default ............................. 18
ENHANCEMENT .................................... 19
 General ....................................... 19
 Subordinate Certificates ...................... 19
 Cross-Support Features ........................ 20
 Letter of Credit .............................. 20
 Certificate Guarantee Insurance ............... 20
 Reserve Funds ................................. 20
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS  ... 21
 Mortgages and Deeds of Trust Generally  ....... 21
 Installment Contracts ......................... 22
 Junior Mortgages; Rights of Senior  Mortgagees
 or Beneficiaries .............................. 22
 Foreclosure ................................... 24
 Environmental Risks ........................... 26
 Statutory Rights of Redemption ................ 27
 Anti-Deficiency Legislation ................... 28
 Bankruptcy Laws ............................... 28
 Enforceability of Certain Provisions  ......... 30
 Prepayment Provisions ......................... 30
 Due-on-Sale Provisions ........................ 30
 Acceleration on Default ....................... 31
 Soldiers' and Sailors' Relief Act ............. 31
 Applicability of Usury Laws ................... 31
 Alternative Mortgage Instruments .............. 32
 Leases and Rents .............................. 32
 Secondary Financing; Due-on-
  Encumbrance Provisions ....................... 33
 Certain Laws and Regulations .................. 33
 Type of Mortgaged Property .................... 33
 Americans with Disabilities Act ............... 34







CERTAIN FEDERAL INCOME TAX CONSEQUENCES  ....... 35
 General ....................................... 35
 Taxation of the REMIC and its Holders  ........ 35
 Taxation of Regular Interests ................. 35
 Interest and Acquisition Discount ............. 35
 Interest Weighted Certificates ................ 37
 Variable Rate Regular Interests ............... 38
 Market Discount and Premium ................... 39
 Interest Election ............................. 39
 Treatment of Subordinate Certificates  ........ 39
 REMIC Expenses ................................ 40
 Sale or Exchange of REMIC Regular  Interest
 Certificates .................................. 40
 Taxation of the REMIC ......................... 41
 General ....................................... 41
 Calculation of REMIC Income ................... 41
 Taxation of Holders of Residual Interest
  Certificates ................................. 42
 Prohibited Transactions and  Contributions Tax  42
 Limitation on Losses .......................... 42
 Distributions ................................. 43
 Sale or Exchange .............................. 43
 Excess Inclusions ............................. 43
 Restrictions on Ownership and Transfer  of
 Residual Interest Certificates ................ 44
  Administrative Matters ....................... 44
  Tax Status as a Grantor Trust ................ 45
  General ...................................... 45
  Discount or Premium on Pass-Through
    Certificates ............................... 45
  Discount or Premium on Stripped Certificates . 46
  Possible Alternative Characterizations ....... 47
  Character as Qualifying Mortgage Loans ....... 48
  Sale of Certificates ......................... 48
  Miscellaneous Tax Aspects .................... 48
  Backup Withholding ........................... 48
  Tax Treatment of Foreign Investors ........... 49
STATE TAX CONSIDERATIONS ....................... 49
ERISA CONSIDERATIONS ........................... 50
  Prohibited Transactions ...................... 50
  Unrelated Business Taxable Income --Residual
    Interests .................................. 51
LEGAL INVESTMENT ............................... 52
PLAN OF DISTRIBUTION ........................... 53
LEGAL MATTERS .................................. 54
GLOSSARY ....................................... 55

                               SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not defined herein have the meanings ascribed to them in the Prospectus.

Description of the
Certificates ...........         The Commercial Mortgage Pass-Through
                                 Certificates, Series 1995-MBL1 (the
                                 "Certificates") will evidence interests in a trust fund (the "Trust Fund") to be formed pursuant to a Pooling and Servicing
                                 Agreement (the "Pooling and Servicing
                                 Agreement") to be dated as of November 1, 1995 among the Depositor, GE Capital Asset
                                 Management Corporation, as master servicer
                                 (the "Master Servicer"), Banc One Management and Consulting Corporation, as special servicer (the "Special Servicer") and State
                                 Street Bank and Trust Company, as trustee
                                 (the "Trustee"). The assets of the Trust
                                 Fund will consist primarily of a pool (the
                                 "Mortgage Pool") of fixed rate mortgage
                                 loans secured by mortgages or deeds of trust on properties operated as multifamily apartment buildings, office buildings, retail properties, warehouse/industrial facilities and a hotel. The Mortgage Loans have an aggregate principal balance as of November 1, 1995 (the "Cut-off Date"), after the application of payments due on or before the Cut-off Date of approximately
                                 $108,566,369 (the "Initial Pool Balance").
                                 The Trust Fund will also contain any
                                 property which secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and certain other related property, as more fully described herein and in the Prospectus. The Mortgage Loans were originated by The Mutual Benefit Life
                                 Insurance Company ("Mutual Benefit") and were assigned by Mutual Benefit to MBL Life
                                 Assurance Corporation (the "Seller" or
                                 "MBL") as described herein under "THE
                                 SELLER" and will be sold by the Seller to the Depositor on the Delivery Date (defined herein). The Certificates collectively represent the entire interest in the Trust
                                 Fund. After the Certificate Principal
                                 Balance of the Class A Certificates has been reduced to zero, all payments of principal on the Mortgage Loans will be distributed to the holders of the Class B, Class C, Class
                                 D, Class E, Class F and Class G
                                 Certificates, in that order, until such
                                 Classes receive all payments due them, and any remaining payments on the Mortgage Loans will be paid to the holder of the Class R
                                 Certificate, as described herein under
                                 "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Priority of
                                 Distributions."

Securities Offered .....         $91,195,000 (approximate) Certificate
                                 Principal Balance (subject to an upward or downward variance of up to 5%) of Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1995- MBL1, consisting of the following
                                 classes of Certificates offered hereby (the
                                 "Offered Certificates"):

                                 $0 Interest Only Class A-X Certificates
                                 $72,739,000 (approximate) Class A
                                 Certificates

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                                 $5,428,000 (approximate) Class B
                                 Certificates
                                 $7,600,000 (approximate) Class C
                                 Certificates
                                 $5,428,000 (approximate) Class D
                                 Certificates

                                 The Certificate Principal Balance of the
                                 Offered Certificates to be issued may
                                 increase or decrease from the amount set forth herein in the event that certain of the Mortgage Loans described herein are not acquired by the Depositor prior to the date of the final Prospectus Supplement.

Securities Not Offered .         The Certificates will also include
                                 $7,057,000 (approximate) Class E
                                 Certificates, $4,343,000 (approximate) Class
                                 F Certificates, $5,971,369 (approximate)
                                 Class G Certificates and the Class R
                                 Certificate. The Class R Certificate will not have a Certificate Principal Balance.

                                 The Class E, Class F and Class G
                                 Certificates and the Class R Certificate
                                 (collectively, the "Non-Offered
                                 Certificates") have not been registered
                                 under the Securities Act of 1933, as amended
                                 (the "Securities Act"), and are not offered hereby. On the Delivery Date, the Class E, Class F and Class G Certificates will be sold by the Depositor to CS First Boston Corporation (the "Initial Purchaser") and thereafter may be sold by the Initial Purchaser in privately negotiated transactions. The Class R Certificate will initially be held by the Depositor or an affiliate thereof.

Depositor ..............         CS First Boston Mortgage Securities Corp., a
                                 Delaware corporation. See "THE DEPOSITOR" in the Prospectus.

Seller .................         MBL Life Assurance Corporation, a New Jersey
                                 corporation. See "THE SELLER" herein.

Master Servicer ........         GE Capital Asset Management Corporation, a
                                 Delaware corporation. See "SERVICING--The
                                 Master Servicer" herein.

Special Servicer .......         Banc One Management and Consulting
                                 Corporation, an Ohio corporation. See
                                 "SERVICING--The Special Servicer" herein.

Trustee ................         State Street Bank and Trust Company, a
                                 Massachusetts banking corporation. See "THE
                                 TRUSTEE" herein.

Controlling Party ......         The holder (or holders) of the majority of
                                 the Voting Rights (defined herein) allocated to the Class of Certificates (other than the Class A-X Certificates and the Class R
                                 Certificate) with the latest alphabetical
                                 Class designation that has a Certificate
                                 Principal Balance exceeding 25% of its
                                 initial Certificate Principal Balance will have the right to (i) act as Controlling
                                 Party from whom the Special Servicer will seek approval under the various circumstances described herein and (ii) replace the Special Servicer, subject to certain conditions described herein. See
                                 "SERVICING--The Controlling Party" herein.

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 Extension Adviser .....         A majority of the holders of the Offered
                                 Certificates (other than the Class A-X
                                 Certificates) will have the right, subject to certain conditions described herein, to elect an adviser (the "Extension Adviser") from whom the Special Servicer will seek approval prior to extending the maturity of any Mortgage Loan beyond the date that is three years after the maturity date of such Mortgage Loan as of the Cut-off Date. The initial Extension Adviser will be the Master Servicer. See "SERVICING--The Extension Adviser" herein.

Cut-off Date ...........         November 1, 1995.

Delivery Date ..........         On or about November 28, 1995.

Book-Entry Certificates;
 Denominations .........         Except in certain limited circumstances as
                                 described herein, the Offered Certificates will be available only in book-entry form, in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.
                                 One Certificate of each Class of the Offered
                                 Certificates may be issued in a different principal amount to accommodate the remainder of the initial aggregate
                                 Certificate Principal Balance or Class A-X
                                 Certificate Notional Amount, as the case may be, of the Certificates of such Class. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Registration" and "--Definitive
                                 Certificates" herein.

Record Date ............         The record date (the "Record Date") for each
                                 distribution on the Offered Certificates will be the last day of the month preceding the related Distribution Date.

Distribution Date ......         The 20th day of each month (unless such day
                                 is not a business day, in which case
                                 distributions will be made on the next
                                 succeeding business day) (each, a
                                 "Distribution Date"), commencing December
                                 20, 1995.

Principal and Interest
 Distributions
 A. General ............         On each Distribution Date, interest payments
                                 (less the Servicing Fee (as defined herein)) and principal payments due on the Mortgage
                                 Loans during the related Due Period (defined below) and collected on or prior to the related Determination Date (defined below) or advanced with respect to such Distribution Date, Principal Prepayments
                                 (defined below) and other unscheduled
                                 collections of principal, including
                                 Liquidation Proceeds, Insurance Proceeds
                                 (other than proceeds applied to restoration of the related Mortgaged Property) (each as defined in the Prospectus) and proceeds from the repurchase of the Mortgage Loans by the Seller ("Repurchase Proceeds") under the circumstances described herein, collected during the related Prepayment Period
                                 (defined below), and the Appraisal Reduction
                                 Capitalization Amount, if any, will
                                 generally be distributed to

                                 Certificateholders of record as of the
                                 related Record Date. Interest will accrue on the Certificates with respect to each related Distribution Date from and including the second day of the month preceding the month in which such Distribution Date occurs to and including the first day of the month in which such Distribution Date occurs (each, an "Interest Accrual Period" for the Certificates).

                                 "Principal Prepayments" are any payments of principal on a Mortgage Loan received in advance of its Due Date and not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of payment. The "Due Period" with respect to any Distribution Date commences on and includes the second day of the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date in the case of the first Due Period) and ends on and includes the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date commences on and includes the Determination Date in the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date, in the case of the first Distribution Date) and ends on and includes the day prior to the Determination Date in the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is the earlier of (i) the 15th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) and (ii) the fourth business day prior to such Distribution Date.

                                 For purposes of calculating distributions on the Certificates, quarterly payments of principal and interest due in respect of any Quarterly-Pay Loan (defined herein) will be deemed to consist of three Monthly Payments (one of which, consisting of the principal portion of such Quarterly Payment and interest in respect of such Quarterly-Pay Loan at the related Mortgage Rate for the one-month period commencing on the prior actual Due Date for such Quarterly-Pay Loan, will be deemed due on the Due Date in the current month, and each of the other two of which, consisting of substantially equal payments of interest only notwithstanding the related Mortgage Rate, will be deemed due on the same day in the two subsequent months).

                                 Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest
                                 Distributions--Distribution of Prepayment
                                 Premiums" herein.

 B. Interest ...........         On each Distribution Date, holders of each
                                 Class of Certificates other than the Class
                                 A-X Certificates are entitled to receive, from the Available Distribution Amount
                                 (defined herein),

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

                                 interest accrued during the related Interest
                                 Accrual Period on the outstanding
                                 Certificate Principal Balance of such
                                 Certificates immediately preceding such
                                 Distribution Date at the Certificate Rates set forth below, reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall (defined herein) for such Distribution Date and holders of the Class A-X Certificates are entitled to receive on each Distribution Date interest accrued at the Class A-X Certificate Rate during the related Interest Accrual Period on the Class A-X Certificate Notional Amount reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date (such amounts payable to holders of the Certificates collectively, the "Interest Distribution Amount"). The Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Certificates, pro rata, in accordance with the respective amounts of interest accrued for such Classes for such Distribution Date. For so long as a more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the Appraisal Reduction Capitalization Amount (defined herein) allocated to such Class for such Distribution Date. Interest on the Certificates will be calculated and is payable on the basis of a 360-day year of twelve 30-day months. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions-- Distributions of Interest," "--Prepayment Interest Shortfalls and Excess Prepayment Interest" and "--Appraisal Reductions" herein.

                                 "Certificate Principal Balance" means, with respect to any Certificate or Class of Certificates (other than the Class A-X Certificates), as of any Distribution Date, an amount equal to the initial principal amount set forth on the face of such Certificate (or, in the case of a Class of Certificates, the aggregate of such amounts for the Certificates of such Class), as increased by any Deferred Interest (defined below) and any Appraisal Reduction Capitalization Amount added to such principal amount, as described herein, less the amount of all principal distributions previously made with respect to such Certificate or Class, and less the principal portion of all Realized Losses (defined herein) allocated to such Certificate or Class pursuant to the Pooling and Servicing Agreement. As of any Distribution Date, the "Class A-X Certificate Notional Amount" is equal to the sum of the following four components (each, a "Component"): (a) the aggregate outstanding Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date ("Component A"), (b) the

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

                                 aggregate outstanding Certificate Principal
                                 Balance of the Class B Certificates
                                 immediately prior to such Distribution Date
                                 ("Component B"), (c) the aggregate
                                 outstanding Certificate Principal Balance of the Class C Certificates immediately prior to such Distribution Date ("Component C") and (d) the aggregate outstanding Certificate Principal Balance of the Class D Certificates immediately prior to such Distribution Date ("Component D").

                                 The interest rates for the Offered
                                 Certificates (each a "Certificate Rate," which term has the same meaning as the term "Pass-Through Rate" in the Prospectus) are as follows:

                                 During each Interest Accrual Period, the
                                 Class A, the Class B, the Class C and the
                                 Class D Certificates will bear interest at a rate per annum (the "Class A Certificate Rate," the "Class B Certificate Rate," the "Class C Certificate Rate" and the "Class D Certificate Rate," respectively) equal to 6.425%, 6.760%, 7.125% and 7.590%, respectively. During each Interest Accrual
                                 Period, the Class E, the Class F and the
                                 Class G Certificates will bear interest at a rate per annum equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans weighted on the basis of their respective Scheduled Principal Balances outstanding immediately prior to the related Distribution Date (the "Weighted Average Net Mortgage Rate") which, during the initial Interest Period, will be 9.395% per annum. The "Net Mortgage Rate" of each Mortgage Loan will be equal to the rate of interest thereon (the "Mortgage Rate"), as of the first day of the applicable Due Period, minus the rate per annum at which the Servicing Fee (the "Servicing Fee Rate") accrues; provided, however, that the Net Mortgage Rate for any Mortgage Loan will not reflect any adjustments to its Mortgage Rate in connection with a bankruptcy or similar proceeding involving the related mortgagor. Accordingly, the amount of interest owed on the Mortgage Loans may be less than the amount of interest accrued on the Certificates, which shortfall would adversely affect interest distributions to the then most subordinated Class of Certificates. For purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the Net Mortgage Rate for any Mortgage Loan that provides for the computation of interest other than on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months (that is, the basis on which the Certificates accrue interest) will be adjusted to reflect that difference. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest" herein.

                                 The Class A-X Certificates will not have a Certificate Principal Balance or entitle their holders to distributions of principal. With respect to any Distribution Date, the Class A-X Certificates will bear interest at a per annum rate (the "Class A-X

                                 Certificate Rate") equal to the weighted average of the Component A Rate (defined below), the Component B Rate (defined below), the Component C Rate (defined below) and the Component D Rate (defined below), each weighted on the basis of the proportion that the amount of the related Component (that is, the Component with the same letter designation) outstanding immediately prior to such Distribution Date bears to the Class A-X Certificate Notional Amount outstanding immediately prior to such Distribution Date. With respect to any Interest Accrual Period, the "Component A Rate" is equal to the Weighted Average Net Mortgage Rate less the Class A Certificate Rate, the "Component B Rate" is equal to the Weighted Average Net Mortgage Rate less the Class B Certificate Rate, the "Component C Rate" is equal to the Weighted Average Net Mortgage Rate less the Class C Certificate Rate and the "Component D Rate" is equal to the Weighted Average Net Mortgage Rate less the Class D Certificate Rate.

 C. Deferred Interest ..         As of the Cut-off Date, no Mortgage Loan
                                 provides for Deferred Interest (defined
                                 below). However, if a modification to any Mortgage Loan causes any portion of the interest on such Mortgage Loan accrued in any month to be deferred (such amount, "Deferred Interest"), such portion will be added to the principal balance of such Mortgage Loan. On each Distribution Date on which the portion of the Available
                                 Distribution Amount (defined herein)
                                 allocable to interest on the Mortgage Loans is insufficient to pay interest accrued on the Certificates as a result of Deferred
                                 Interest on the Mortgage Loans, such
                                 Deferred Interest will (i) reduce the
                                 Interest Distribution Amount payable to the holders of the Class G, Class F, Class E,
                                 Class D, Class C and Class B Certificates, in that order and finally, the Class A-X and Class A Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon, and (ii) will be added to the Certificate Principal Balances of the Class G, Class F, Class E, Class D,
                                 Class C, Class B and Class A Certificates, to the extent of the reduction in the Interest Distribution Amount payable to the holders of such Classes. The Class A-X
                                 Certificates are not entitled to
                                 distributions of principal but the Class A-X
                                 Certificate Notional Amount will reflect any amounts of Deferred Interest added to the Certificate Principal Balance of the Class
                                 A, Class B, Class C and Class D
                                 Certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--Principal and Interest
                                 Distributions-- Deferred Interest" herein.

 D. Principal ..........         The "Principal Distribution Amount" in
                                 respect of any Class of Certificates (other than the Class A-X Certificates and the Class R Certificate) for any Distribution
                                 Date will generally equal the sum of (i) the principal portion of Monthly Payments due on the related Due Date on each Mortgage Loan, to the extent received on or prior to the related Determination Date or otherwise advanced by the Master Servicer, the Special
                                 Servicer

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

                                 or the Trustee, (ii) for each Mortgage Loan which was repurchased during the related Prepayment Period pursuant to the Pooling and Servicing Agreement, the principal amount of the Repurchase Proceeds (net of amounts with respect to which a distribution of principal has already been made), (iii) any Principal Prepayments and any other unscheduled collection of principal received with respect to the Mortgage Loans during the related Prepayment Period and (iv) the Appraisal Reduction Capitalization Amount, if any, to the extent actually paid by the related mortgagor.

 E. Available
Distribution
Amount .................         The "Available Distribution Amount" for any
                                 Distribution Date will generally equal the aggregate of (i) Monthly Payments on the Mortgage Loans due during the related Due
                                 Period and received on or prior to the
                                 related Determination Date, (ii) Principal
                                 Prepayments and other unscheduled
                                 collections of principal received during the related Prepayment Period, (iii) Monthly
                                 Advances (defined herein) with respect to such Mortgage Loans made by the Master
                                 Servicer, the Special Servicer or the
                                 Trustee with respect to such Distribution
                                 Date and (iv) amounts relating to REO
                                 Properties required to be deposited from time to time in the Collection Account pursuant to the Pooling and Servicing
                                 Agreement, less the sum of:

                                 (a) all Monthly Payments collected but due on a date subsequent to the related Due Date;

                                 (b) all other collections allocable to
                                 principal (or applied as recoveries of
                                 principal) received after the related
                                 Prepayment Period (together with any
                                 interest with respect thereto for periods after the related Prepayment Period);

                                 (c) all amounts that are currently due or reimbursable to the Master Servicer, the Special Servicer or the Trustee (including any fees payable to the Master Servicer and the Special Servicer and certain amounts representing reimbursements for Advances together with interest thereon at the Advance Rate and expenses incurred by the Master Servicer, the Special Servicer and the Trustee); and

                                 (d) Excess Prepayment Interest in excess of any Prepayment Interest Shortfalls for the related Prepayment Period.

 F. Priority of
  Distributions ........         On each Distribution Date, the Available
                                 Distribution Amount will be paid in the
                                 following order of priority:

                                 (i) to distributions of interest to the
                                 holders of the Class A-X and Class A
                                 Certificates, pro rata, in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date, in an amount equal to the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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

                                 (ii)  to distributions of principal to the
                                 holders of the Class A Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date;

                                 (iii) to distributions of interest to the holders of the Class B Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (iv) if the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A Certificates;

                                 (v) to distributions of interest to the
                                 holders of the Class C Certificates, in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (vi) if the Class A and Class B
                                 Certificates have been retired, to
                                 distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A and/or Class B Certificates;

                                 (vii) to distributions of interest to the holders of the Class D Certificates, in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (viii) if the Class A, Class B and Class C
                                 Certificates have been retired, to
                                 distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B and/or Class C Certificates;

                                 (ix) to distributions of interest to the holders of the Class E Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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

                                 (x) if the Class A, Class B, Class C and
                                 Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C and/or Class D Certificates;

                                 (xi) to distributions of interest to the holders of the Class F Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (xii) if the Class A, Class B, Class C,
                                 Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D and/or Class E Certificates;

                                 (xiii)  to distributions of interest to the
                                 holders of the Class G Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior
                                 Distribution Dates;

                                 (xiv) if the Class A, Class B, Class C,
                                 Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

                                 (xv) to distributions to the holder of the Class R Certificate in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses
                                 (i) through (xiv) above.

Prepayment Interest
Shortfalls and Excess
Prepayment Interest ....         When a voluntary Principal Prepayment is
                                 made between Due Dates on a Mortgage Loan or certain involuntary prepayments are received thereon, a full month's interest is not received. Any interest shortfall resulting from such prepayments (a "Prepayment
                                 Interest Shortfall") will first be offset by any Excess Prepayment Interest (defined below) and the Servicing Fee to the extent described herein and any remaining interest shortfall (each, a "Net Aggregate Prepayment
                                 Interest Shortfall") will be
                                 allocated pro rata in accordance with the respective amounts of interest accrued for such Classes for such Distribution Date, in each case in reduction of the Interest
                                 Distribution Amounts for such Classes of Certificates. None of the Master Servicer, the Special Servicer or the Trustee shall have any obligation to make any Advance to cover such interest shortfalls. See
                                 "DESCRIPTION OF THE CERTIFICATES--Prepayment
                                 Interest Shortfalls and Excess Prepayment
                                 Interest" and "--Principal and Interest
                                 Distributions--Distributions of Interest" herein. In the case in which a voluntary
                                 Principal Prepayment is made during the
                                 Prepayment Period but after the Due Date for such Mortgage Loan, "Excess Prepayment
                                 Interest" will arise because the amount of interest (net of the Servicing Fee) which accrues on the amount of such Principal
                                 Prepayment will exceed the corresponding amount of interest accruing on the Certificates. The amount of Excess
                                 Prepayment Interest in any such case will equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made. To the extent that the aggregate of all Prepayment Interest
                                 Shortfalls for all Mortgage Loans for any Due Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage
                                 Loans for such Due Period, the Servicing Fee
                                 (but not the compensation of the Special
                                 Servicer) for the corresponding period will be reduced in an amount necessary (up to one- twelfth of the product of the Scheduled
                                 Principal Balance of the Mortgage Loans and
                                 0.13%) to offset such additional remaining
                                 Prepayment Interest Shortfalls. See
                                 "SERVICING--The Master Servicer--Adjustment to Servicing Fee" herein.

Appraisal Reductions ...         Within the period of time specified in the
                                 Pooling and Servicing Agreement after the earliest to occur of (i) the date on which a change in the principal balance, payment rate or amortization term (each, a "Money
                                 Term") or in the stated maturity of any
                                 Specially Serviced Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer,
                                 (ii) 90 days after the date on which an
                                 uncured delinquency occurs in respect of a Mortgage Loan, (iii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60 day period) in respect of a Mortgaged
                                 Property or (iv) the date on which a
                                 Mortgaged Property becomes an REO Property, an MAI appraisal will be obtained by the Special Servicer from an independent MAI appraiser at the expense of the Trust Fund
                                 (except if an MAI appraisal has been
                                 conducted within the 12 month period
                                 preceding such event) and the Special
                                 Servicer will obtain (at the expense of the Trust Fund) an update of such MAI appraisal on an annual basis for so long as (a) the event giving rise to the requirement that such MAI appraisal be obtained continues to exist or (b) the Mortgaged Property referred to in clause (iv) above remains an REO
                                 Property. As a result of such appraisal or update, an Appraisal Reduction may be created, which Appraisal Reduction will be allocated, for purposes of determining distributions of interest, to the
                                 Certificates in the manner and priority
                                 described below.

                                 The "Appraisal Reduction" for any
                                 Distribution Date with respect to any such Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of such Mortgaged Property as determined by such independent appraisal of the Mortgaged Property securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced, all then outstanding unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances, Servicing Fees and Special Servicer Compensation and interest thereon at the Advance Rate in respect of such Mortgage Loan, and (C) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property. An Appraisal Reduction related to a Mortgage Loan will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of. Notwithstanding the foregoing, for any Distribution Date an Appraisal Reduction will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Appraisal Reduction is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension, and
                                 (iii) the payments on such Mortgage Loan are then current; provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Appraisal Reduction will be applied to the same extent as it would have been previously applied. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Appraisal Reduction (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal or update thereof was obtained with respect to an Appraisal Reduction, the Special Servicer will obtain a new appraisal as described above within the period of time specified in the Pooling and Servicing Agreement following the occurrence of any such event giving rise to a subsequent Appraisal Reduction and will adjust the amount of the Appraisal Reduction in accordance therewith.

                                 The aggregate Appraisal Reduction will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest, after allocation of Realized Losses. For so long as a more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the Appraisal Reduction allocated to such Class for such Distribution Date and such amount (the "Appraisal Reduction Capitalization Amount") will be added to the Certificate Principal Balance of such Class of Certificates and an equal amount will be included in the Principal Distribution Amount for such Distribution Date to the extent actually paid by the related mortgagor. The addition of an amount equal to the Appraisal Reduction Capitalization Amount to amounts distributed to any Class of Certificates will have the effect of accelerating the distribution of principal to that Class of Certificates and increasing the Certificate Principal Balance of the Class or Classes of Certificates to which the Appraisal Reduction Capitalization Amount is allocated.

                                 The creation of an Appraisal Reduction in respect of a Mortgage Loan proportionately reduces the Master Servicer's and the Special Servicer's advancing obligation for Monthly Payments in respect of such Mortgage Loan, which may materially and adversely affect payments on the then most subordinated Class of Certificates. See "SERVICING--Advances--Monthly Advances" herein.

Allocation of Realized
 Losses ................         Realized Losses with respect to the Mortgage
                                 Loans will be allocated, in the case of the principal portions thereof, sequentially to the Class G, Class F, Class E, Class D,
                                 Class C, Class B and Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero and, in the case of the interest portions thereof, sequentially to the Class G, Class F, Class
                                 E, Class D, Class C and Class B Certificates and finally, to the Class A-X and the Class
                                 A Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon. See "DESCRIPTION OF THE
                                 CERTIFICATES--Allocation of Realized Losses" herein.

` If the Certificate Principal Balance of any of the Class A, Class B, Class C or Class D Certificates is reduced by reason of the allocation of the principal portions of Realized Losses, the amount of interest accrued with respect to the Class A-X Certificates will also be reduced. Accordingly, although the principal portions of Realized Losses will not be allocated to the Class A-X Certificates directly, the amount of interest to be distributed to the Class A-X Certificates may be reduced as a result of the allocation of such Realized Losses to the Sequential Pay Certificates.

Treatment of REO
 Properties ............         Notwithstanding that a Mortgaged Property
                                 may be acquired on behalf of the
                                 Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the related
                                 Mortgage Loan will be treated, for
                                 purposes of determining distributions on the Certificates, allocations of Realized Losses to the Certificates and the amount of fees payable to the Master Servicer and the Special Servicer, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Master
                                 Servicer and the Special Servicer in
                                 connection with the operation and
                                 disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan.

Optional Termination ...         The Master Servicer, the Special Servicer
                                 (in the event that all the Mortgage Loans remaining in the Trust Fund are Specially
                                 Serviced Mortgage Loans) and the holder of the Class R Certificate will each have the option to purchase, in whole but not in part, the Mortgage Loans and any REO
                                 Properties remaining in the Trust Fund, and thereby effect a termination of the Trust and early retirement of the then outstanding
                                 Certificates, on any date on which the
                                 outstanding aggregate Scheduled Principal
                                 Balance (defined herein) of the Mortgage
                                 Loans is less than 10% of the aggregate
                                 Scheduled Principal Balance of the Mortgage
                                 Loans as of the Cut-off Date. See
                                 "DESCRIPTION OF THE CERTIFICATES--Optional
                                 Termination" herein.

The Mortgage Loans .....         The Mortgage Pool will consist of 56
                                 Mortgage Loans with an aggregate Cut-off
                                 Date principal balance of $108,566,369 (the
                                 "Initial Pool Balance"), subject to a
                                 variance of plus or minus 5%. All numerical information provided herein and in Annex A hereto with respect to the Mortgage Loans is provided on an approximate basis.

                                 All of the Mortgage Loans were originated by Mutual Benefit between 1972 and 1990 through a network of brokers and mortgage correspondents and generally in accordance with Mutual Benefit's underwriting standards. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Underwriting Standards."

                                 The Mortgage Loans are generally
                                 non-recourse obligations of the related
                                 mortgagors. No Mortgage Loan will be insured or guaranteed by any governmental entity or instrumentality, any private insurer, the Depositor, the Seller, their respective affiliates or by any other person.

                                 Each Mortgage Loan is secured by a first mortgage lien (except for one Mortgage Loan, representing 0.87% of the Initial Pool Balance, which is secured by a second mortgage lien where the related first mortgage lien is included in the Mortgage
                                 Pool) on the mortgagor's fee simple estate
                                 (or, with respect to two Mortgage Loans, representing 1.65% of the Initial Pool Balance, on the ground lessor's fee simple estate and the mortgagor's leasehold estate) in an income producing real property (each, a "Mortgaged Property"). Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                        NUMBER OF    PERCENTAGE OF
                        MORTGAGE     INITIAL POOL
PROPERTY TYPE             LOANS         BALANCE
--------------------  -----------  ---------------
Multifamily .........   16            42.32%
Office ..............   21            25.29%
Retail ..............    9            21.27%
Warehouse/Industrial     9             9.82%
Hotel ...............    1             1.30%

                                 The Mortgaged Properties are located
                                 throughout 26 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the four states with the highest concentrations:

              NUMBER OF    PERCENTAGE OF
              MORTGAGE     INITIAL POOL
STATE           LOANS         BALANCE
----------  -----------  ---------------
Georgia  ..     8            16.92%
Texas .....     4            14.94%
Maryland  .     2            11.52%
Florida  ..     6             8.36%

                                 See "RISK FACTORS AND OTHER SPECIAL
                                 CONSIDERATIONS--The Mortgage Loans--
                                 Geographic Concentration" herein.

                                 All of the Mortgage Loans bear interest at annualized rates (each, a "Mortgage Rate") that will remain fixed for their respective remaining loan terms except for three Mortgage Loans whose Mortgage Rates increase at specified dates. Scheduled payments of principal and interest on the mortgage loans ("Monthly Payments") are due monthly on the first day of each month, except for one Mortgage Loan (representing 3.22% of the Initial Pool Balance) for which Monthly Payments are due on the tenth and except for three Mortgage Loans (representing 0.32% of the Initial Pool Balance) which provide for scheduled payments of principal and/or interest (also, "Monthly Payments" for purposes hereof) on a quarterly basis (each such day, as to any Mortgage Loan, its "Due Date"). Forty Mortgage Loans (representing 80.65% of the Initial Pool Balance), provide for grace periods ranging from one to fifteen days. The remaining Mortgage Loans do not provide for a grace period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES-- Certain Terms and Conditions of the Mortgaged Loans" herein.

                                 Twenty-seven of the Mortgage Loans
                                 (representing 71.69% of the Initial Pool
                                 Balance), provide for Monthly Payments based on amortization schedules significantly longer than their terms to stated maturity. As a result, such Mortgage Loans ("Balloon Loans") may have substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Balloon Loans generally involve a greater risk of default than self-amortizing loans. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Balloon Payment at Maturity and Extension of Maturity" herein.

                                 As of the Cut-off Date, forty-nine Mortgage
                                 Loans (representing 89.07% of the Initial
                                 Pool Balance), restrict or prohibit
                                 voluntary principal prepayments. In general, as of the Cut-off Date, those Mortgage Loans either (i) permit voluntary prepayments of principal provided that the prepayment is accompanied by an additional amount (a "Prepayment Premium") in excess of the amount prepaid (forty-eight Mortgage Loans, representing 78.42% of the Initial Pool Balance), or (ii) prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a specified date and impose Prepayment Premiums in connection with prepayments made thereafter (one Mortgage Loan, representing 10.65% of the Initial Pool Balance). The remaining seven Mortgage Loans (representing 10.93% of the Initial Pool Balance) permit voluntary prepayments of principal without material restriction; however, beginning May 1, 1996, one of these loans (representing 1.32% of the Initial Pool Balance) permits voluntary prepayments of principal provided that the prepayment is accompanied by a Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest
                                 Distributions--Distributions of Prepayment
                                 Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--
                                 Prepayment Premiums" herein.

                                 Set forth below is certain information
                                 regarding the Mortgage Loans and the
                                 Mortgaged Properties as of the Cut-off Date
                                 (all weighted averages set forth below are based on the Cut-off Date principal balances of the respective Mortgage Loans). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING

                                 MORTGAGED PROPERTIES--Additional Mortgage
                                 Loan Information--The Mortgage Pool" herein and in Annex A hereto:

Number of Mortgage Loans ................           56
Initial Pool Balance .................... $108,566,369
Minimum Cut-off Date Balance ............ $     33,159
Maximum Cut-off Date Balance ............ $ 11,567,187
Average Cut-off Date Balance ............ $  1,938,685
Minimum Mortgage Rate ...................         7.00%
Maximum Mortgage Rate ...................       11.875%
Weighted Average Mortgage Rate ..........        9.545%
Minimum Net Mortgage Rate ...............         6.85%
Maximum Net Mortgage Rate ...............       11.725%
Weighted Average Net Mortgage Rate  .....        9.395%
Minimum Original Term to Stated Maturity
 (years) ................................         3.00
Maximum Original Term to Stated Maturity
 (years) ................................        30.08
Weighted Average Original Term to
 Stated Maturity (years) ................        13.45
Minimum Remaining Term to
 Stated Maturity (years) ................         1.42
Maximum Remaining Term to
 Stated Maturity (years) ................        16.75
Weighted Average Remaining Term
 to Stated Maturity (years) .............         5.58
Minimum Debt Service Coverage Ratio  ....         1.00x
Maximum Debt Service Coverage Ratio  ....        11.85x
Weighted Average Debt Service Coverage
 Ratio ..................................         1.49x

                                 "Debt Service Coverage Ratios" are
                                 calculated for substantially all the
                                 Mortgage Loans as described under
                                 "DESCRIPTION OF THE MORTGAGE POOL AND THE
                                 UNDERLYING MORTGAGED PROPERTIES--Additional
                                 Mortgage Loan Information--General" herein.

Yield Considerations ...         The yield to maturity on each Class of
                                 Offered Certificates will be sensitive to, among other things, the rate and timing of principal payments (including by reason of voluntary and involuntary prepayments, defaults and liquidations) on the Mortgage
                                 Loans, and may fluctuate significantly from time to time. In general, if an Offered
                                 Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. See "YIELD
                                 CONSIDERATIONS" herein.

                                 The yield to maturity on the Class A-X
                                 Certificates will also be sensitive to
                                 changes in the Weighted Average Net Mortgage
                                 Rate, which will decrease if
                                 disproportionate principal payments (whether resulting from differences in amortization schedules, full or partial prepayments or otherwise) are made on Mortgage Loans with higher Net Mortgage Rates than the then current Certificate Rates applicable to such Certificates.

                                 Because the Class A-X Certificates only
                                 represent the right to receive a portion of the interest paid on the Mortgage Loans, the yield to maturity on such Certificates will be extremely sensitive to the rate and timing of voluntary and involuntary principal payments on the Mortgage Loans. A rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in the Class A-X Certificates to recoup their initial investment.

                                 The rate and timing of Balloon Payments on the Mortgage Loans also will affect the yield to maturity of the Offered Certificates. The yield to maturity on each Offered Certificate may also be affected by Prepayment Interest Shortfalls as described herein. In addition, the allocation of Realized Losses will have the effect of reducing the effective yield on the Classes of Offered Certificates to which such Realized Losses are allocated. See "DESCRIPTION OF THE CERTIFICATES --Prepayment Interest Shortfalls and Excess Prepayment Interest" and "--Allocation of Realized Losses" herein.

                                 Because interest distributable on the
                                 Offered Certificates on a Distribution Date will accrue through a date other than the Distribution Date on which payment is being made, the effective yield on such Certificates will be lower than if interest were to accrue to such applicable Distribution Date.

Representations and
Warranties .............         MBL, as Seller of the Mortgage Loans to the
                                 Depositor, will make certain limited
                                 representations and warranties to the
                                 Depositor as to the status of the mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information described herein. See
                                 "DESCRIPTION OF THE MORTGAGE POOL AND THE
                                 UNDERLYING MORTGAGED PROPERTIES--Assignment of the Mortgage Loans; Representations and Warranties" herein. The Depositor will assign to the Trustee the benefits of such representations and warranties. In the event that any such representation or warranty is breached in respect of any Mortgage Loan or a defect in the mortgage file for any Mortgage Loan is discovered, which breach or defect materially and adversely affects the interests of Certificateholders and is not thereafter cured, the Seller will be required to purchase such Mortgage Loan from the Trust Fund. THE SELLER MUST BE NOTIFIED
                                 IN WRITING OF A BREACH OF A REPRESENTATION
                                 OR WARRANTY OR THE EXISTENCE OF A DEFECT IN
                                 A MORTGAGE FILE ON OR BEFORE DECEMBER 31,
                                 1999 IN ORDER FOR THE TRUSTEE TO HAVE
                                 REMEDIES FOR

                                 SUCH A BREACH. IF THE SELLER DOES NOT
                                 RECEIVE ANY SUCH NOTIFICATION PRIOR TO
                                 DECEMBER 31, 1999, THERE WILL BE NO RECOURSE
                                 AGAINST THE SELLER AVAILABLE TO THE TRUSTEE
                                 OR THE CERTIFICATEHOLDERS FOR ANY SUCH
                                 BREACH OR DEFECT. The Seller will be the sole warranting party in respect of the related Mortgage Loans, and none of the Depositor, the Trustee, the Master Servicer, the Special Servicer or any of their respective affiliates will be obligated to repurchase or cause the repurchase of any affected Mortgage Loan in connection with a breach of the Seller's representations and warranties or the existence of a defect in a mortgage file if the Seller defaults on its obligation to do so or if the Seller's obligation to repurchase an affected Mortgage Loan has expired as described above. See "DESCRIPTION OF THE CERTIFICATES--Repurchase of Mortgage Loans" herein.

Servicing Fee ..........         The Master Servicer will be entitled to
                                 receive each month, out of payments of
                                 interest received on the Mortgage Loans in such month, a servicing fee (the "Servicing
                                 Fee") equal to one- twelfth of 0.15% per annum of the Scheduled Principal Balance of each Mortgage Loan as compensation for servicing the Mortgage Loans. See
                                 "SERVICING--The Master Servicer" herein.

Special Servicing
Compensation ...........         The Special Servicer will be entitled to
                                 receive, with respect to any Due Period, a fee (the "Extension Fee") equal to $3,000 with respect to any Mortgage Loan whose maturity date has been extended by the Special Servicer during such Due Period, a special servicing fee (the "Special
                                 Servicing Fee") equal to one-twelfth of
                                 0.50% per annum of the outstanding Scheduled
                                 Principal Balance of each Specially Serviced
                                 Mortgage Loan as of the first day of such Due Period and a fee (the "Workout Fee") equal to 1.0% of (i) collections on Specially Serviced Mortgage Loans during such Due Period and (ii) the net proceeds received in connection with a final disposition of a Specially Serviced Mortgage
                                 Loan or an REO Property during such Due
                                 Period (collectively, the "Special Servicer
                                 Compensation"). The Special Servicer is also permitted to retain certain mortgagor-paid fees and charges specified in the Pooling and Servicing Agreement.

Trustee Fees ...........         The Master Servicer is responsible for the
                                 payment of all fees of the Trustee.

Advances ...............         The Master Servicer (or, in certain
                                 circumstances, the Special Servicer) will be obligated to advance delinquent installments of principal (other than any Balloon Payment payable at maturity) and interest on the Mortgage Loans (net of the related Servicing
                                 Fee) including any Assumed Scheduled
                                 Payments on Mortgage Loans with delinquent
                                 Balloon Payments ("Monthly Advances"), but only if the Master Servicer or the Special
                                 Servicer, as applicable, believes that the amount advanced, plus interest that will accrue thereon, will not be a Nonrecoverable Advance (defined below), and only so long as the Mortgage Loan or the related Mortgaged Property is included in the Trust Fund; provided, however, that the amount of any Monthly Advance required to be made by the Master Servicer or the Special
                                 Servicer, as applicable, with respect to any Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer or the Special Servicer, as applicable, without giving effect to this proviso and (ii) a fraction, the numerator of which is the outstanding principal balance of such
                                 Mortgage Loan as of the immediately
                                 preceding Determination Date less any
                                 Appraisal Reduction thereof and the
                                 denominator of which is the outstanding
                                 principal balance of the Mortgage Loan.

                                 Under the Pooling and Servicing Agreement, at the direction of the Special Servicer, the Master Servicer will, and the Special Servicer at its option may, advance foreclosure costs (including reasonable attorneys' fees) and taxes and assessments on the Mortgaged Property and insurance premiums not paid by mortgagors on a timely basis, but only to the extent that such advance would not constitute a Nonrecoverable Advance (each, an "Expense Advance").

                                 Under the Pooling and Servicing Agreement, the Special Servicer will advance funds, to the extent amounts otherwise available are not sufficient therefor, necessary for the property operation, management and maintenance of any Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, or upon abandonment, or by transfer to the Special Servicer by a bankruptcy trustee or by the related mortgagor as a debtor-in-possession (each, an "REO Property"), including amounts necessary with respect to insurance premiums, real estate taxes and assessments and costs and expenses of certain improvements (together, "Property Protection Advances") to the extent the Special Servicer believes that the amount advanced would not be a Nonrecoverable Advance.

                                 A "Nonrecoverable Advance" is a Monthly
                                 Advance, Expense Advance or Property
                                 Protection Advance (collectively,
                                 "Advances") that the Master Servicer, the Special Servicer or the Trustee, as applicable, determines in its reasonable business judgment would ultimately not be recoverable, together with interest thereon at the Advance Rate (defined herein), from subsequent payments or collections (including Insurance Proceeds and net Liquidation Proceeds) in respect of the affected Mortgage Loan. See
                                 "SERVICING--Advances" herein.

Final Rated Distribution
 Date ..................         The Final Rated Distribution Date for the
                                 Offered Certificates is August 20, 2030. The
                                 "Final Rated Distribution Date" is the
                                 Distribution Date in the month following the month that is two years after the maturity date of the Mortgage Loan with the latest maturity date, without taking into account any scheduled
                                 Balloon Payment (defined herein), but
                                 instead assuming the full amortization of the Mortgage Loan in accordance with its current amortization schedule.

Certain Federal Income
Tax Consequences .......         For federal income tax purposes, two
                                 separate REMIC elections will be made with respect to the Trust Fund. For federal income tax purposes, the Offered
                                 Certificates will be REMIC "regular
                                 interests." As REMIC regular interests, the Offered Certificates will generally be treated as debt for federal income tax purposes.

                                 The Offered Certificates will be treated as
                                 (i) "qualifying real property loans" within the meaning of Section 593(d)(1) of the Internal Revenue Code (the "Code") and (ii) "real estate assets" within the meaning of
                                 Section 856(c)(6)(B) of the Code, in each case to the extent described herein and in the Prospectus. The Offered Certificates will not be treated as assets described in
                                 Section 7701(a)(19) of the Code except to the extent of the proportion of the assets of the Trust Fund represented by Mortgage Loans secured by multifamily apartment buildings. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

                                 The Class A-X Certificates will, and other
                                 Classes of the Offered Certificates may, be treated for federal income tax purposes as having been issued with original issue discount and certain Classes may be treated for federal income tax purposes as having been issued at a premium. However, based on final regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that none of the interest payments on the Offered Certificates are "qualified stated interest" and that all of the Offered Certificates should be treated as having original issue discount regardless of their issue price. For the purpose of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it is assumed that none of the Mortgage Loans will prepay. No representation is made as to whether the Mortgage Loans will prepay. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Legal Investment .......         The Offered Certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                 Act of 1984 ("SMMEA"). The appropriate
                                 characterization of a Class of Offered
                                 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restric-tions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                                 The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "LEGAL INVESTMENT" in the Prospectus.

ERISA Considerations ...         A fiduciary of an employee benefit plan or
                                 other retirement plan or arrangement subject to the Employee Retirement Income Security
                                 Act of 1974, as amended ("ERISA") or Section
                                 4975 of the Code, or an investor that is an insurance company, should carefully review with its legal advisors whether the purchase, holding or sale of the Offered
                                 Certificates could constitute or result in a transaction that is a prohibited transaction or not otherwise permissible under ERISA or
                                 Section 4975 of the Code and, if prohibited, whether any statutory or administrative prohibited transaction exemption is applicable to any such purchase, holding or sale. The United States Department of Labor has issued an individual exemption to the Underwriter which generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, holding and sale of certificates underwritten by the Underwriter such as the Class A Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. This exemption is not applicable to the Class A-X, Class B, Class C and Class D Certificates; however, a prohibited transaction class exemption applicable to certain transactions involving insurance company general accounts may apply to the purchase, holding and sale by certain insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA
                                 CONSIDERATIONS" herein and in the
                                 Prospectus.

Ratings ................         It is a condition of the issuance of the
                                 Offered Certificates that upon issuance (i) the Class A-X and the Class A Certificates be rated "AAA," the Class B Certificates be rated not lower than "AA," the Class C
                                 Certificates be rated not lower than "A" and the Class D Certificates be rated not lower than "BBB" by Duff & Phelps Credit Rating
                                 Co. ("D&P") and (ii) that the Class A
                                 Certificates be rated "AAA," the Class B
                                 Certificates be rated not lower than "AA," the Class C Certificates be rated not

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

                                 lower than "A" and the Class D Certificate be rated not lower than "BBB" by Standard & Poor's Rating Services ("S&P," and together with D&P, the "Rating Agencies"). In addition, it is a condition of the issuance of the Class E and Class F Certificates that they be rated "BB" and "B," respectively, by S&P and "BB" and "B-," respectively by D&P. The Class G Certificates will be unrated.

                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. The ratings on the Class A-X Certificates do not address the possibility that the holders of such Certificates may realize a lower than anticipated yield or may fail to fully recover their initial investments. The Class A-X Certificate Notional Amount on which interest is calculated is reduced, as described herein, by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A, Class B, Class C and Class D Certificates. The rating of the Class A-X Certificates does not address the timing or magnitude of such reduction of the Class A-X Certificate Notional Amount, but only the obligation to pay interest on the Class A-X Certificate Notional Amount. See "YIELD CONSIDERATIONS" and "RATINGS" herein.

                RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

   Investors should consider, among other things, the following risks and other important considerations in connection with the purchase of the Offered
Certificates:

THE MORTGAGE LOANS

LIMITED RECOURSE

   The Mortgage Loans are not insured or guaranteed by any governmental agency or instrumentality, private mortgage insurer, the Depositor, the Seller, their respective affiliates or any other person. Although certain of the Mortgage Loans may be guaranteed by, or provide for recourse to, the partners, shareholders or affiliates of the related mortgagors (certain of which may also be limited recourse entities), there can be no assurance that any such guaranty or recourse will add significantly to the recoveries of the Trust Fund if a default occurs on the related Mortgage Loan. As a result, it should be assumed that recourse in the case of a default will be limited to the related Mortgaged Property.

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

   Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the mortgagor's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the mortgagor or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property.

RISKS PARTICULAR TO CERTAIN TYPES OF MORTGAGED PROPERTIES

   In the case of multifamily lending in particular, adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a mortgagor may be unable to meet its obligations under its mortgage loan.

   With respect to mortgage loans secured by retail properties, warehouse/industrial facilities or office buildings, in addition to risks generally associated with real estate, such mortgage loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail, warehouse/industrial or office space or the existence or construction of new competitive warehouse/industrial facilities, shopping centers, shopping malls or office buildings), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at retail properties, and the need to make major repairs or improvements to satisfy the needs of significant tenants.

   Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants of the retail property. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Additionally, certain tenants at retail properties may be entitled to have their rent reduced or to terminate their leases if an "anchor tenant" ceases operations at such property.

   Warehouse/industrial properties may be adversely affected by reduced demand for warehouse/ industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular warehouse/industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to new properties.

ENVIRONMENTAL LAW CONSIDERATIONS

   The Mortgaged Properties are commercial properties, and, as such, are subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may include laws regulating emissions of air pollutants, discharges of waste water or storm water, the generation, transport, storage or disposal of hazardous waste, underground storage tanks, the removal and disposal of asbestos-containing materials and the management of electrical equipment containing polychlorinated biphenyls. The failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines, may give rise to a lien on the related property to assure payment of the cost of clean-up, and may reduce the value of such property. Environmental contamination may also reduce the value of a property.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for clean-up costs on a mortgaged property on which there has been a release or threatened release of hazardous substances if agents or employees of the lender have become involved in the operations of the mortgagor, regardless of whether a previous owner caused the environmental damage. If the lender actually takes possession of the property, or control of its operations, or a receiver is appointed, it may be liable for clean-up costs pursuant to CERCLA.

   A "Phase I" environmental site assessment was performed not earlier than July 1, 1995 at each of the Mortgaged Properties by a third party unaffiliated with the Seller. In general, the environmental site assessment reports did not disclose the existence of any material and adverse environmental condition at any Mortgaged Property, and indicated that the potential risk of environmental contamination from observed or assumed conditions (for example, the observed or assumed presence of asbestos-containing materials, elevated levels of radon, lead in drinking water and abandoned storage tanks) is not material to the interests of the holders of the Offered Certificates. However, there can be no assurance that such assessments, individually or collectively, revealed all environmental risk to the Trust Fund. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Assessments of Property Conditions--Environmental Assessments" herein.

   The Special Servicer will be required pursuant to the Pooling and Servicing Agreement to obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property.

LIMITED REVIEW

   The Mortgage Loans were originated during the years 1972 through 1990, and were underwritten or purchased in general compliance with Mutual Benefit's lending policies in effect at the time. While the Seller has undertaken a limited review of the mortgage loan records and files related to the Mortgage Loans and has caused each Mortgaged Property to be inspected in connection with the offering of the Certificates, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.

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

 CONCENTRATIONS OF MORTGAGE LOANS AND MORTGAGORS

   In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of mortgagor representation in a mortgage pool can pose similar risks because each mortgage loan group can be viewed in some respects as a single loan. Thus, the commonly owned mortgagors whose mortgage loans are cross- defaulted with one another, under certain circumstances, could determine that it was in their collective interest to file bankruptcy petitions that would stay the enforcement of all those mortgage loans and that might result in the interruption of related monthly payments for an indefinite period.

   Several of the Mortgage Loans have Cut-off Date principal balances that are significantly higher than the $1,938,685 average Cut-off Date principal balance of the Mortgage Loans. The largest Mortgage Loan represents approximately 10.65% of the Initial Pool Balance, and the ten largest Mortgage Loans represent approximately 49.66% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOLS AND THE UNDERLYING MORTGAGED PROPERTIES--Significant Mortgage Loans" for a description of significant Mortgage Loans in the Mortgage Pool by percentage of Initial Pool Balance.

   Certain mortgagors may be considered related as a result of a person or persons maintaining an ownership interest in one or more mortgagors ("Related Mortgagors"). At least two groups of mortgagors whose Mortgage Loans are part of the Mortgage Pool are Related Mortgagors. One group of Related Mortgagors owns Mortgaged Properties securing 7.48% of the Mortgage Loans by Initial Pool Balance. The other group of Related Mortgagors owns Mortgaged Properties securing 0.32% of the Mortgage Loans by Initial Pool Balance. All of the Mortgage Loans made to Related Mortgagors are nonrecourse, and were underwritten on the basis that the primary security for each Mortgage Loan was the related Mortgaged Property. Consequently, the existence of Related Mortgagors should not materially and adversely affect the ability of the Trust Fund to enforce remedies available to it (including realization against the Mortgaged Property) in connection with a defaulted Mortgage Loan.

   Substantive Consolidation Concerns. It is possible that in the event of the bankruptcy of a parent company or other affiliate of a mortgagor, a court could order the consolidation of the assets and liabilities of such mortgagor with those of the related parent or other affiliate. If such consolidation were ordered, the related mortgaged property would be administered as though it were property of the bankruptcy estate of the bankrupt parent or other affiliate. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES--Bankruptcy Laws" in the Prospectus for a discussion of the possible consequences of a bankruptcy petition in such circumstances.

GEOGRAPHIC CONCENTRATION

   Repayments by mortgagors and the market value of the Mortgaged Properties can be affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors that are beyond the control of the mortgagors.

   Twenty Mortgage Loans (representing 51.74% of the Initial Pool Balance) are secured by Mortgaged Properties located in one of four states: Georgia (eight Mortgage Loans, representing 16.92% of the Initial Pool Balance); Texas (four Mortgage Loans, representing 14.94% of the Initial Pool Balance); Maryland (two Mortgage Loans, representing 11.52% of the Initial Pool Balance) and Florida (six Mortgage Loans, representing 8.36% of the Initial Pool Balance). Such concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in the foregoing states.

EARLY REPAYMENT OF MORTGAGE LOANS

   Voluntary principal prepayments of the Mortgage Loans and the condemnation of, or the occurrence of a casualty loss on, the Mortgaged Property securing any Mortgage Loan, or the acceleration of payments due under a Mortgage Loan by reason of default, may result in an unscheduled principal prepayment at any time.

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

 PREPAYMENT PREMIUMS

   As of the Cut-off Date, one Mortgage Loan (representing 10.65% of the Initial Pool Balance) prohibits voluntary prepayments of principal for a period (a "Lock-out Period") ending on a date specified in the related Mortgage Note and requires that prepayments made thereafter be accompanied by an additional amount (a "Prepayment Premium") in excess of the amount prepaid. See "--Significant Mortgage Loans--Wintergreen Plaza Loan." As of the Cut-off Date, forty-eight of the Mortgage Loans (representing 78.42% of the Initial Pool Balance) permit voluntary principal payments provided that the prepayment is accompanied by a Prepayment Premium. The remaining seven Mortgage Loans, representing 10.93% of the Initial Pool Balance, permit voluntary principal prepayments in whole without material restriction; however, beginning May 1, 1996, one of these Mortgage Loans (representing 1.32% of the Initial Pool Balance) permits voluntary prepayments of principal provided that the prepayment is accompanied by a Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL-- Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Distributions of Prepayment Premiums" herein. The Depositor, however, makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions-- Prepayment Provisions" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Seller for a material breach of representation or warranty on the part of the Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Master Servicer, the Special Servicer or the Class R Certificateholder in connection with the termination of the Trust Fund. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Assignment of the Mortgage Loans; Representations and Warranties" and "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

BALLOON PAYMENT AT MATURITY AND EXTENSION OF MATURITY

   Twenty-seven Mortgage Loans (representing 71.69% of the Initial Pool Balance) do not fully amortize over their terms to stated maturity and thus, in each case may have a substantial payment (that is, a Balloon Payment) due at stated maturity, unless previously prepaid. Mortgage loans with Balloon Payments involve a greater risk to a lender than self-amortizing loans because the ability of a mortgagor to make a Balloon Payment will normally depend on its ability to fully refinance the loan or sell the mortgaged property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to effect such a refinancing or sale will be affected by a number of factors including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the mortgaged property, the financial condition and operating history of the mortgagor and the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates is under any obligation to refinance any Mortgage Loan.

    The Special Servicer is permitted to extend and modify a defaulted Mortgage Loan (or one as to which default is reasonably foreseeable) under certain circumstances and subject to certain limitations. See "SERVICING--Mortgage Loan Modifications" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Certificates, whether due to default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. Certificateholders are not entitled to receive distributions of Balloon Payments when due except to the extent they are actually received.

JUNIOR LIENS

   With respect to certain of the Mortgage Loans, there exist junior mortgages or deeds of trust which are subordinate to the first (and, with respect to one Mortgage Loan, the second) mortgages or deeds of trust contained in the Mortgage Pool. For a discussion of the rights of the holders of senior mortgages when such junior mortgages exist, see "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" in the Prospectus. The debt service payments required on, or the principal balances of, such junior mortgages were not taken into account when calculating the debt service coverage ratios or the Indicative LTVs, respectively, set forth in the tables entitled "Debt Service Coverage Ratios" and "Indicative LTVs" under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information."

LIMITED REPURCHASE OBLIGATION OF THE SELLER

   MBL, as Seller of the Mortgage Loans to the Depositor, will make certain limited representations and warranties to the Depositor as to the status of the Mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information described herein. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES-- Assignment of the Mortgage Loans; Representations and Warranties." The Depositor will assign to the Trustee the benefits of such representations and warranties. In the event that any such representation or warranty is breached in respect of any Mortgage Loan or a defect in the mortgage file for any Mortgage Loan is discovered, which breach or defect materially and adversely affects the interests of Certificateholders and is not thereafter cured, the Seller will be required to purchase such Mortgage Loan from the Trust Fund. THE SELLER MUST BE NOTIFIED IN WRITING OF A BREACH OF A REPRESENTATION OR WARRANTY OR THE EXISTENCE OF A DEFECT IN A MORTGAGE FILE ON OR BEFORE DECEMBER 31, 1999 IN ORDER FOR THE TRUSTEE TO HAVE REMEDIES FOR SUCH A BREACH OR DEFECT. IF THE SELLER DOES NOT RECEIVE SUCH NOTIFICATION PRIOR TO DECEMBER 31, 1999, THERE WILL BE NO RECOURSE AGAINST THE SELLER AVAILABLE TO THE TRUSTEE OR THE CERTIFICATEHOLDERS FOR ANY SUCH BREACH OR DEFECT. The Seller will be the sole warranting party in respect of the related Mortgage Loans, and none of the Depositor, the Trustee or any of their respective affiliates will be obligated to repurchase or cause the repurchase of any affected Mortgage Loan in connection with a breach of the Seller's representations and warranties or the existence of a defect in a mortgage file if the Seller defaults on its obligation to do so or if the Seller's obligation to repurchase an affected Mortgage Loan has expired as described above. See "DESCRIPTION OF THE CERTIFICATES--Repurchase of Mortgage Loans" herein.

LIMITED INFORMATION

   The mortgagors, in many cases, are not required, or cannot practicably be compelled, to provide the holder of the related Mortgage with all of the information that a lender would typically obtain from a mortgagor in connection with the origination or modification of the loan. Therefore, information contained herein with respect to some of the Mortgage Loans is not as complete as would be the case if those loans had been newly originated.

LACK OF APPRAISALS

   No current appraisals of the Mortgaged Properties are contained in the Mortgage Files. None of the Seller, the Depositor, the Underwriter or any other person makes any representation as to the value of the Mortgaged Properties.

 COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

   Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain Federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the related mortgagors are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the Federal government or an award of damages to private litigants. The Seller has not conducted an audit or investigation with respect to any of the Mortgaged Properties to determine their compliance with the ADA.

THE CERTIFICATES

BOOK-ENTRY REGISTRATION

   Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of the Offered Certificates will not be recognized as Certificateholders for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--Registration" herein.

   Issuance of Offered Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase Offered Certificates for which they cannot obtain delivery of physical certificates. Further, the issuance of the Offered Certificates in book-entry form may limit the ability of investors to pledge such Certificates.

LIMITED LIQUIDITY

   There is no secondary market for the Offered Certificates, and no listing on any securities exchange or other arrangement for secondary market trading of the Offered Certificates is being made. While the Underwriter has advised the Depositor that it (or its affiliates) currently intends to make a secondary market in the Offered Certificates, it is under no obligations to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of such Certificates.

CERTAIN YIELD AND MATURITY CONSIDERATIONS

   The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the rate, timing and amount of principal payments (including Principal Prepayments) and other collections on the Mortgage Loans attributable to principal (including proceeds from liquidations of Mortgage Loans or as a result of repurchases of the Mortgage Loans from the Trust by the Seller), (ii) by the order of priority of distributions of principal in respect of the Certificates and
(iii) the amount of Realized Losses if any, allocated to such Certificates.

   The Certificate Interest Rate for the Class A, Class B, Class C and Class D Certificates for any Distribution Date will be fixed. However, the Certificate Rate applicable to the Class A-X Certificates for any Distribution Date will be variable as described herein. Accordingly, the yields on the Class A-X Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. Further, because the Class A-X Certificate Notional Amount is equal to the sum of the Certificate Principal Balances of the Class A, Class B, Class C and Class D Certificates, any reduction in the Certificate Principal Balance of such corresponding Class of Sequential Pay Certificates will have a negative effect on the yield to maturity of the Class A-X Certificates. See "YIELD CONSIDERATIONS" herein.

    Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the Mortgage Rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to limitations imposed by lock-out provisions and the cost of refinancing, including the payment of a Prepayment Premium) and the availability of refinancing. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the Mortgage Rates, the rate of prepayment on the Mortgage Loans would be expected to decrease. The Depositor makes no representations as to the effect of such lock-out provisions or Prepayment Premiums on the rate of prepayment of the related Mortgage Loans.

   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because approximately 71.69% of the Initial Pool Balance is constituted by Balloon Loans and because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that, following such a default, the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with working them out. In the case of defaults, recovery or proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer, with the approval of the Controlling Party and, under certain circumstances, the Extension Adviser, is given considerable flexibility under the Special Servicing Agreement (as defined herein) to modify Mortgage Loans as to which a payment or other material default is reasonably foreseeable has occurred. See "SERVICING--Mortgage Loan Modifications" herein.

VARIABILITY OF AVERAGE LIFE

   The payment experience on the Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Certificates. Prepayments on the Mortgage Loans (including prepayments resulting from repurchases, defaults and liquidations) will tend to shorten the weighted average lives of the Certificates. Since all principal payments on the Mortgage Loans initially are directed to reduce the respective Certificate Principal Balances of the Class A Certificates, prepayments on the Mortgage Loans will have a disproportionately greater effect on the Class A Certificates relative to the classes of Certificates subordinate thereto.

   Any changes in weighted average life may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when a holder may be unable to reinvest the resulting payments of principal on its Certificates at a rate comparable to the Certificate Rate payable on such Certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when a holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates.

LIMITED OBLIGATIONS

   The Certificates will represent beneficial ownership interests solely in the Trust Fund and will not represent an interest in or obligation of the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the Seller, the Depositor or any of their respective affiliates or any other person. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable in respect of the Non-Offered Certificates on any Distribution Date will be available to make distributions on the Offered Certificates, in the event that Realized Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on the Offered Certificates.

 SUBORDINATION OF SUBORDINATE CERTIFICATES

   As and to the extent described herein, the rights of the holders of the respective Classes of Subordinate Certificates (including the Class B, Class C and Class D Certificates) to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class A-X and Class A Certificates and the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "DESCRIPTION OF THE CERTIFICATES--Subordination" herein.

   Realized Losses on the Mortgage Loans will reduce interest accrued on and the outstanding Certificate Principal Balance of a class of Subordinate Certificates after the Certificate Principal Balances of the Class or Classes of Certificates subordinate thereto, if any, have been reduced to zero and prior to any reduction of accrued interest on the Class A-X Certificates and the Class A Certificates and of the outstanding Certificate Principal Balance of the Class A Certificates.

   Deferred Interest on the Mortgage Loans, and Appraisal Reduction Capitalization Amounts, if any, may be applied to reduce current interest distributable on the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, prior to being applied to reduce current interest on the Class A-X and Class A Certificates, as described herein under "DESCRIPTION OF THE CERTIFICATES-- Principal and Interest
Distributions--Deferred Interest."

CONFLICTS OF INTEREST

   Because cash flows from the Mortgage Loans will be applied to payments of the Certificates of each Class in accordance with the priorities described herein under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Priority of Distributions," decisions as to when and how to realize upon a particular Mortgage Loan may affect the amount and timing of the realization of proceeds thereon to the disadvantage of the holders of the Certificates of one Class as against the others.

   In most instances, the Controlling Party (defined herein) will be entitled to approve certain actions of the Special Servicer with respect to Specially Serviced Mortgage Loans (for example, whether to pursue foreclosure on a defaulted Mortgage Loan or a loan modification and extension). The Controlling Party may have interests in conflict with those of the holders of certain other Classes of Certificates. As a result, it is possible that the Controlling Party may approve certain actions proposed by the Special Servicer with respect to Specially Serviced Mortgage Loans that conflict with the interests of the holders of certain other Classes of Certificates. The Controlling Party also will have the right to replace the Special Servicer, without cause, but subject to certain conditions. In addition, since there is no restriction on the Special Servicer's ability to hold a Class of Certificates, it is likely that the Special Servicer may hold a Class of Certificates which would make it the Controlling Party. See "SERVICING--The Controlling Party" herein.

   The Trustee's decisions with respect to the exercise of remedies may disadvantage the holders of the Certificates of one Class as against the others. Also, any decision whether to declare an Event of Default under the Pooling and Servicing Agreement, and thereby replace the Master Servicer or the Special Servicer for cause, may be more advantageous to one Class of Certificates than the others.

                                  THE SELLER

   MBL Life Assurance Corporation (the "Seller" or "MBL") is a stock insurance company incorporated in New Jersey. MBL acquired the Mortgage Loans and certain other assets, as described below, from the Mutual Benefit Life Insurance Company ("Mutual Benefit"). Mutual Benefit, founded in Newark, New Jersey in 1845, was one of the first life insurance companies established in the United States. In an effort to generate the yields demanded in an increasingly competitive insurance industry during the 1980s, Mutual Benefit invested over 50% of its assets in real estate. Due to its heavy concentration of real estate investments, Mutual Benefit was particularly affected by declining real estate markets in the late 1980s and early 1990s.

    In July 1991, Mutual Benefit was placed in rehabilitation under the control of the Commissioner of Insurance of the State of New Jersey. At that time, Mutual Benefit had assets of approximately $14 billion, including mortgage loans and properties with book values of approximately $5 billion, as well as 2,700 employees, a 1,200 agent distribution force, more than 400,000 individual policyholders and several hundred thousand pension plan participants.

   A rehabilitation plan for Mutual Benefit (the "Plan"), which was confirmed by the Superior Court of New Jersey in November 1993, was supported by the National Organization of Life and Health Insurance Guaranty Associations and a consortium of insurance companies. In exchange for the assignment to it of Mutual Benefit's assets, MBL agreed to assume the insurance liabilities of Mutual Benefit.

   The Insurance Department of the State of New Jersey and the Superior Court of New Jersey will oversee MBL's operations during the rehabilitation period, which expires on December 31, 1999. Currently, six of the ten members of the board of directors of MBL are appointed by the Commissioner of Insurance of the State of New Jersey, who is the chairman of MBL's board of directors and the chairman of the board's investment committee. After the rehabilitation period, MBL will be able to commence insurance operations and the shareholders will be authorized to elect all of the members of MBL's board of directors. A portion of the assets of MBL, which support certain pension liabilities that are reinsured by a consortium of insurance companies, are held in a separate account (the "Separate Account"). The Mortgage Loans that will be sold to the Depositor are currently allocated to the Separate Account. The Plan requires that the Separate Account begin distributing funds to its contract holders in 1999, leading to an eventual liquidation of the Separate Account.

                       DESCRIPTION OF THE MORTGAGE POOL
                   AND THE UNDERLYING MORTGAGED PROPERTIES

GENERAL

   The following description summarizes certain characteristics of the Mortgage Loans expected to be included in the Mortgage Pool. Mortgage Loans may be removed from the Mortgage Pool prior to the date of issuance of the Certificates as a result of prepayments or delinquencies or for other reasons. If any of the characteristics of the Mortgage Loans actually included in the Trust Fund varies in any material respect from those set forth in the Prospectus Supplement, information as to such characteristics will be included in a Current Report on Form 8-K filed by the Depositor with the Securities and Exchange Commission within fifteen days of the issuance of the Certificates.

   The Mortgage Pool will consist of 56 fixed rate, conventional mortgage loans (the "Mortgage Loans") with an aggregate Cut-Off Date Balance of $108,566,369 (the "Initial Pool Balance"). The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of November 1, 1995 (the "Cut-off Date"), after application of all payments due on such Mortgage Loan on or before such date, whether or not received. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. All statistical information provided herein with respect to the Mortgage Pool is provided on an approximate basis.

   Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien (or, in the case of one Mortgage Loan representing 0.87% of the Initial Pool Balance, a second mortgage lien) on a mortgagor's fee simple estate (or, in two cases, representing 1.65% of the Initial Pool Balance, on the ground lessor's fee simple estate and the mortgagor's leasehold estate) in an income- producing real property (each, a "Mortgaged Property"). Two Mortgage Notes (together representing 6.63% of the Initial Pool Balance) are secured by a single Mortgage on one Mortgaged Property. For purposes of presenting numerical information in this Prospectus Supplement, each of these two Mortgage Notes is considered to be a single Mortgage Loan, each secured by the related Mortgaged Property and having the same Debt Service Coverage Ratio.

   Sixteen Mortgage Loans (representing 42.32% of the Initial Pool Balance) are secured by multifamily apartment buildings; twenty-one Mortgage Loans (representing 25.29% of the Initial Pool Balance) are secured by office buildings; nine Mortgage Loans (representing 21.27% of the Initial Pool Balance) are secured by retail properties; nine Mortgage Loans (representing 9.82% of the Initial Pool Balance) are secured by warehouse/industrial facilities and one Mortgage Loan (representing 1.30% of the Initial Pool Balance) is secured by a hotel.

   The Mortgage Loans are secured by mortgage liens on Mortgaged Properties located throughout 26 states, including Georgia (eight Mortgage Loans, representing 16.92% of the Initial Pool Balance), Texas (four Mortgage Loans, representing 14.94% of the Initial Pool Balance), Maryland (two Mortgage Loans, representing 11.52% of the Initial Pool Balance) and Florida (six Mortgage Loans, representing 8.36% of the Initial Pool Balance).

   Five Mortgage Loans (representing 15.20% of the Mortgage Loans by Initial Pool Balance) had maturity dates that occurred or were scheduled to occur prior to or shortly after the Cut-off Date but were modified to extend their maturity dates in anticipation of the sale of the Mortgage Loans by the Seller to the Depositor and the issuance of the Certificates; however, the Seller did not "re-underwrite" any such Mortgage Loans at the time of extension. In addition, the payment terms and/or terms to maturity of twenty of the Mortgage Loans (representing 43.77% of the Initial Pool Balance), have been modified by the Seller or, in some cases, by Mutual Benefit, since their respective origination dates. In general, those

Mortgage Loans were either (i) modified at or near the time of their original scheduled maturities to extend their terms to maturity and to modify their payment terms to reflect market terms, or in some cases, to below market terms if the loan could not be refinanced at market terms, or (ii) modified following, or in anticipation of, default.

   The Mortgage Loans were originated by The Mutual Benefit Life Insurance Company ("Mutual Benefit"), between 1972 and 1990 through a network of brokers and mortgage correspondents. See "THE SELLER" herein.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

 Mortgage Rates; Calculations of Interest

   Three of the Mortgage Loans (representing 9.08% of the Initial Pool Balance) accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months. The "30/360" method produces equal monthly interest charges on a fixed rate, interest-only loan and is the method used to calculate interest on the Certificates. One Mortgage Loan (representing 4.59% of the Initial Pool Balance) accrues interest for the actual number of days elapsed each month over a 365-day year (the "Actual/365" method). The Actual/365 method produces equal daily interest charges on a fixed rate, interest-only loan. The related loan documents for the remaining fifty-two Mortgage Loans (representing 86.33% of the Initial Pool Balance) are silent as to the methodology of interest accrual. For purposes of this Prospectus Supplement, these Mortgage Loans are assumed to accrue interest on a 30/360 basis. For purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Net Mortgage Rate for the one Mortgage Loan that does not accrue interest on a 30/360 basis will generally be determined by (i) calculating the amount of interest at the related Mortgage Rate payable with respect to such Mortgage Loan during the calendar month preceding such Distribution Date, (ii) subtracting from such amount an amount equal to the fees payable to the Master Servicer attributable to such Mortgage Loan for that month, calculated at the applicable aggregate rate per annum for the actual number of days in that month, and (iii) determining the rate of interest, calculated on a 30/360 basis, that would produce one month's interest in an amount equal to the remainder of (i) minus (ii).

   All but three of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. The remaining three Mortgage Loans have Mortgage Rates that will adjust as follows:

                                NEXT            NEXT            NEXT
                              PAYMENT          STEP-UP        STEP-UP
PROPERTY                    STEP-UP DATE    MORTGAGE RATE     PAYMENT
Edgetown Square ......... 9/1/96           8.75%           $22,321.20

Silver Shadow Apartments  1/1/96           8.50%            23,682.54
                          8/1/96           9.00%            24,675.02
                          8/1/97           9.50%            25,609.95
                          8/1/98          10.00%            26,563.44

Timbers of Deerbrook  ... 4/1/96           9.50%            41,771.34
                          4/1/97          10.00%            43,326.53

 Due Dates; Grace Periods

   All but four of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month. The Due Date for one Mortgage Loan (representing 3.22% of the Initial Pool Balance) is the tenth day of each month. The remaining three Mortgage Loans which represent 0.32% of the Initial Pool Balance, have Due Dates that occur on the first day of every third month (the "Quarterly-Pay Loans"). In each of those three cases, the first Due Date following the Cut-off Date occurs in January 1996 and the Seller will be required to pay to the Master Servicer on the Delivery Date for deposit into the Distribution Account, an aggregate amount equal to all interest that will, in the absence of prepayment, accrue on each Quarterly-Pay Loan from the Cut-off Date to but not including December 1, 1995. Forty Mortgage Loans (representing

80.65% of the Initial Pool Balance), provide for grace periods ranging from one to fifteen days. The remaining Mortgage Loans do not provide for a grace period.

 Amortization

   Twenty-nine of the Mortgage Loans (representing 28.31% of the Initial Pool Balance) are self-amortizing. As of the Cut-Off Date, two Mortgage Loans (representing 5.34% of the Initial Pool Balance) provide for monthly payments of interest only, with principal payments to commence on January 1, 1996 and September 1, 1996, respectively. These principal payments will be insufficient to fully amortize such Mortgage Loans by their respective maturity dates, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. The remaining Mortgage Loans provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS-- The Mortgage Loans--Balloon Payment at Maturity and Extension of Maturity" herein.

 Assignments of Leases and Rents

   All of the Mortgage Loans are secured by one or more assignments of leases and rents relating to the Mortgaged Property. Pursuant to an assignment of leases and rents, a mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a right to collect the rents for so long as there is no default. If such mortgagor defaults, the lender (or its assignee, such as the Trustee), is entitled to initiate action to collect the rents from tenants to be applied to the monetary obligations of such mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property or a receiver is appointed. The bankruptcy of a mortgagor prior to such possession could prevent the lender from collecting the rental cash flows; the rents, however, will be considered as the lender's "cash collateral" (as such term is defined in the Bankruptcy Code (defined herein)), entitled to the protections set forth in Section 363 of the Bankruptcy Code; provided, that the lender holds a perfected security interest in the rents.

 Prepayment Provisions

   As of the Cut-off Date one Mortgage Loan (representing 10.65% of the Initial Pool Balance) prohibits voluntary prepayments of principal for a period (a "Lock-out Period") ending on September 30, 1996 and requires that principal prepayments made thereafter be accompanied by an additional amount (a "Prepayment Premium") in excess of the amount prepaid. See "-- Significant Mortgage Loans-- Wintergreen Plaza Loan." Forty-eight of the Mortgage Loans (representing 78.42% of the Initial Pool Balance) permit voluntary principal payments provided that the prepayment is accompanied by a Prepayment Premium. The remaining seven Mortgage Loans (representing 10.93% of the Initial Pool Balance), permit voluntary principal prepayments in whole without material restriction; however, beginning May 1, 1996, one of these Mortgage Loans (representing 1.32% of the Initial Pool Balance) permits voluntary prepayments of principal provided that the prepayment is accompanied by a Prepayment Premium.

   Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions--Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the terms of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans -- Prepayment Premiums" herein.

   The prepayment provisions for the Mortgage Loans are more fully described in the table entitled "Prepayment Premium Analysis" under "--Additional Mortgage Loan Information."

  Non-recourse Obligations

   Substantially all of the Mortgage Loans are non-recourse obligations of the related mortgagors and, upon any such mortgagor's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the Mortgaged Property securing such loan for satisfaction of such mortgagor's obligations. In addition, in those cases where recourse to a mortgagor or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person (which in some case may itself be a limited recourse entity), and prospective investors should thus consider all of the Mortgage Loans to be non-recourse.

 "Due-on-Sale" and "Due-on-Encumbrance" Provisions

   Some of the Mortgages contain "due-on-sale" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the mortgagor sells or otherwise transfers the related Mortgaged Property or that prohibit the mortgagor from doing so without the consent of the holder of the Mortgage. Several of the Mortgage also contain "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Mortgagor encumbers the related Mortgaged Property or that prohibit the mortgagor from doing so without the consent of the holder of the Mortgage. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described hereunder under "SERVICING--General" and in accordance with the provisions of the Pooling and Servicing Agreement whether to exercise any right it may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. In certain cases, the Seller has not enforced due-on-sale or due-on-encumbrance provisions.

 Acceleration of Mortgage Loans

   Each Mortgage Loan includes a debt-acceleration clause, which permits the related lender to accelerate the debt upon a monetary or nonmonetary default of the related mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving of appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust, or the circumstances would render the acceleration unconscionable.

   The Master Servicer may accelerate the maturity of any Mortgage Loan (i) if any installment of principal and/or interest is not paid when due, (ii) upon the occurrence of certain events relating to the insolvency of the related mortgagor (subject to applicable restrictions imposed by insolvency laws) and (iii) in certain other limited circumstances, upon the breach of any covenant by such mortgagor.

ASSESSMENTS OF PROPERTY CONDITION

 Appraisals

   No current appraisals with respect to the Mortgaged Properties are contained in the related Mortgage Files and no appraisals of the Mortgaged Properties were performed in anticipation of this offering. None of the Seller, the Depositor, the Underwriter or any other person makes any representation as to the value of the Mortgaged Properties.

 Environmental Site Assessments

   A "Phase I" environmental site assessment with respect to each of the Mortgaged Properties was performed in anticipation of this offering not earlier than July 1, 1995 by a third party not affiliated with the Seller. In general, the environmental site assessment reports did not disclose the existence of any material and adverse environmental condition at any Mortgaged Property, and indicated that the potential risk of environmental contamination from observed or assumed conditions (for example, the observed or assumed presence of asbestos-containing materials, elevated levels of radon, lead in drinking water and abandoned storage tanks) is not material to the interests of the holders of the Offered Certificates. However, there can be no assurance that such assessments, individually or collectively, revealed all environmental risk to the Trust Fund.

  Property Inspections

   Each of the Mortgaged Properties was inspected by or on behalf of the Seller within the six months prior to the Cut-off Date. Reports of those inspections did not disclose the existence of any material and adverse condition at any Mortgaged Property that would materially and adversely affect the Offered Certificates.

OWNER-OCCUPIED AND SINGLE TENANT PROPERTIES

   As of the Cut-off Date, five of the Mortgage Loans (representing 4.57% of the Initial Pool Balance), are secured by Mortgages on owner-occupied Mortgaged Properties and thirteen of the Mortgage Loans (representing 13.2% of the Initial Pool Balance) are secured by Mortgages on Mortgaged Properties occupied by a single tenant or user.

LEASEHOLD MORTGAGES

   Two of the Mortgage Loans (representing 1.65% of the Initial Pool Balance) are secured by a Mortgage on both the mortgagor's leasehold estate under a ground lease and the ground lessor's fee simple estate.

SECONDARY FINANCING

   Certain of the Mortgaged Properties are encumbered by subordinate debt. The existence of subordinate indebtedness encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in the deferral of maintenance. Also, in the event that the holder of the subordinate debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" in the Prospectus.

INSURANCE

   Each Mortgage Loan requires the related mortgagor to maintain insurance against certain hazards, casualties, liabilities and contingencies, including losses by fire. All the Mortgage Loans require the related mortgagor to obtain business or rental interruption insurance.

   Each mortgagor is required to maintain hazard insurance in an amount not less than the lesser of the principal balance of the related Mortgage Loan or the maximum insurable value of improvements securing such Mortgage Loan. The hazard insurance policies relating to the Mortgage Loans are underwritten by different insurers. The policies do not necessarily contain identical terms and conditions and insurance coverage will be subject to the specific conditions and exclusions in each policy. Certain risks, including but not limited to, damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, environmental contamination, nuclear reactions, rot, vermin, domestic animals, theft and vandalism typically will not be covered by the insurance policies on the Mortgaged Properties. Under certain circumstances, hazard insurance proceeds may not be sufficient to restore the damaged property in the event of a partial loss.

SIGNIFICANT MORTGAGE LOANS

 Wintergreen Plaza Loan

   The Mortgage Pool contains a loan with a principal balance as of the Cut-off Date of $11,567,187 (the "Senior Wintergreen Plaza Loan"), secured by a first mortgage lien on the Wintergreen Plaza Shopping Center at 850 Rockville Pike, Rockville, Maryland (the "Wintergreen Plaza Property"). The Mortgage Pool also contains a Mortgage Loan with a principal balance as of the Cut-off Date of $944,424 (the "Junior Wintergreen Plaza Loan") secured by a second Mortgage Lien on the Wintergreen Plaza Property. The aggregate principal balance of the Senior Wintergreen Plaza Loan and the Junior Wintergreen Plaza Loan is $12,511,611 or 11.52% of the Initial Pool Balance.

    The Senior Wintergreen Plaza Loan is a refinancing of two construction loans funded on or about June 25, 1980 by The First National Bank of Maryland. The Senior Wintergreen Plaza Loan had an original principal balance of $13,450,000, bears interest at a fixed rate of 11.25% per annum, matures on October 1, 2011 and is self-liquidating over its term.

 The Junior Wintergreen Plaza Loan was funded on October 7, 1987, and matures on November 1, 1997, with a balloon payment (assuming no prior prepayment of principal) of $922,317 due on such date. The Junior Wintergreen Plaza Loan was funded to provide the related mortgagor with sufficient monies to buy-out the previous anchor tenant's lease and refit the space for Circuit City.

   The Wintergreen Plaza Property is a retail shopping center, built in 1981 and located on 9.764 acres. The property contains 146,071 of net rentable square feet with 579 parking spaces. The property is located within a heavy retail and commercial corridor on the Rockville Pike, approximately 5 miles north of the Rockville Pike / I-495 (Beltway) interchange.

   Based upon a rent schedule dated May 1, 1995 provided by the related mortgagor, the Wintergreen Plaza Property is 88% occupied with lease rents ranging from $9.01 to $72.93 per square foot. The center is anchored by a 28,471 square foot Circuit City store. Circuit City is a specialty retailer of brand name consumer electronics and appliances. The Circuit City lease is for 20 years, through January 31, 2008 and includes two five-year renewal options.

   Net operating income for the Wintergreen Plaza Property was reported by the related mortgagor to be $2,242,910 and $2,022,610 for the fiscal years 1994 and 1993, respectively. The debt service coverage ratio for both the Senior and Junior Wintergreen Plaza Property based upon operations for fiscal year 1994 was 1.33x.

ADDITIONAL MORTGAGE LOAN INFORMATION

 General

   The tables appearing on the following pages set forth certain information with respect to the entire Mortgage Pool and with respect to the Mortgage Loans secured by mortgage liens on the various types of Mortgaged Properties and, in each such case, certain information with respect to the related Mortgaged Properties. The statistics in certain of such tables were derived primarily from unaudited information furnished by or on behalf of the related mortgagors and/or property managers, and such information has not been independently verified by the Depositor, the Seller or the Underwriter. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. For purposes of this Prospectus Supplement, and in particular the following tables and in Annex A hereto:

       (1) References to "Original Term to Stated Maturity" are references to a Mortgage Loan's original term to stated maturity calculated as the sum of (i) the number of years from the Mortgage Loan's first payment date after origination (or the Mortgage Loan's first payment date after modification if the Mortgage Loan has had a modification of any Money Term or its Mortgage Rate) to and including the Cut-off Date and (ii) the number of years from the Cut-off Date to the Mortgage Loan's maturity date.

       (2) References to "Seasoning" are references to a Mortgage Loan's seasoning calculated as the number of years from the Mortgage Loan's first payment date after origination (or the Mortgage Loan's first payment date after modification if the Mortgage Loan has had a modification of any Money Term or its Mortgage Rate) to and including the Cut-off Date.

       (3) References to "Debt Service Coverage Ratios" are references to ratios used by income property lenders to measure the ratio of (a) net operating income currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service its mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, and for tenant improvements and leasing commissions when expiring leases are replaced. The Debt Service Coverage Ratio for any Mortgage Loan for which the ratio was calculated is the ratio of Net Operating Income (defined below) produced by the related Mortgaged Property to the annual amount of debt service currently payable under that Mortgage Loan. "Net Operating Income" for a Mortgaged Property is, in general, the annual gross operating revenues of a Mortgaged Property (that is, the gross revenue derived from the use and operation of a Mortgaged Property for a 12-month period) less annual operating expenses for the period (such as utilities costs, property insurance premiums, real estate taxes, ground lease payments, administrative expenses, repairs and maintenance expenses, management fees and advertising expenses, but excluding capital expenditures, tenant improvement costs and leasing commissions).

       For forty-two of the Mortgage Loans (representing 94.48% of the Initial Pool Balance), Net Operating Income was determined by reference to full year 1994 operating information supplied by the related mortgagors. For four of these Mortgage Loans (representing 3.75% of the Initial Pool Balance), the related Mortgaged Property is leased to a single tenant under a "net" lease, and in those cases, Net Operating Income was determined to be equal to the rental payments payable under such net lease. For an additional four of these forty-two Mortgage Loans (representing 7.45% of the Initial Pool Balance), the related Mortgaged Property is leased to a single tenant but not under a "net" lease and in those cases, Net Operating Income was determined to be equal to the rental payments payable under such lease less property operating expenses paid by the mortgagor. For an additional three of these forty-two Mortgage Loans (representing 1.90% of the Initial Pool Balance), the related Mortgaged Property is owner-occupied and the Net Operating Income was calculated as the revenues less the expenses of such owner's business operations. However, such calculation is not necessarily indicative of the ability of such Mortgaged Property to generate income.

       For one Mortgage Loan (representing 1.30% of the Initial Pool Balance), Net Operating Income was annualized based upon six months of 1994 operating activity. For the remaining thirteen Mortgage Loans (representing 4.22% of the Initial Pool Balance), Debt Service Coverage Ratios were not calculated because 1994 operating information was unavailable for the related Mortgaged Property.

       For those Mortgage Loans where the related "Net Operating Income" was determined by reference to mortgagor-supplied operating information:

       (i) The "revenue" component of Net Operating Income is, in general, the annual gross revenue shown in the mortgagor-supplied operating information. No assumptions were made as to the future revenue of the property, and accordingly, no adjustments were made to the reported revenue, except that non-rental income was adjusted from the amount reported to eliminate non-recurring items and non-property related revenue.

       (ii)The "expense" component of Net Operating Income is, in general, the annual operating expenses as shown in the mortgagor-supplied operating information without further adjustment, except that such expenses were reduced by (A) the amount of depreciation, amortization, debt service, or interest expense, if any, included therein by the mortgagor, and (B) the items reported by the mortgagor as operating expenses that were re-characterized as capital expenditures (thus increasing Net Operating Income) where deemed appropriate.

       (iii)Reference to "1994 Net Operating Income" or "1994 NOI" is based on the mortgagor's fiscal year 1994 and may not reflect the respective Mortgaged Property's calendar year 1994 operations.

       The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assuming the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

        (4) References in the tables to "Indicative LTVs" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of certain of the Mortgage Loans to the corresponding Indicative Value (defined below) of the related Mortgaged Property. Because none of the Mortgaged Properties were recently appraised by professional, third-party appraisers, the fair market values of the Mortgaged Properties shown on the most recent appraisals thereof are unlikely to be reliable indicators of their current market values. Accordingly, estimates of the current value (each, an "Indicative Value") for each Mortgaged Property for which full or partial 1994 operating statements were supplied by the related mortgagor (forty-three Mortgaged Properties representing security for 95.78% of the Initial Pool Balance) were made based on the appraisal technique commonly referred to as the "direct capitalization method." That method is one of two methods used by real estate professionals in estimating values in accordance with the "income approach" to valuing income producing properties. It generally converts an estimate of a single year's income expectancy into an indication of value by dividing the income estimate by an appropriate rate referred to as a "capitalization rate." The lower the capitalization rate, the higher the estimate of value. The other method, the "discounted cash flow method," derives a value estimate by discounting to their present value (using an appropriate discount rate) estimated operating cash flows during, and the anticipated proceeds of a hypothetical sale at the end of, an assumed holding period.

       In determining the Indicative Value of such Mortgaged Properties, the property's Net Operating Income was used as the single year's income estimate and such Net Operating Income was divided by a capitalization rate of (i) 9.5% for anchored retail properties and 10.5% for unanchored retail properties, (ii) 9.0% in the case of multifamily properties, (iii) 10.5% in the case of commercial office properties, (v) 10.0% for warehouse/industrial properties, and (vi) 11.5% for the hotel property. The capitalization rates were selected for indicative purposes only and do not necessarily reflect the capitalization rates that would be used by a professional appraiser to estimate the value of any of the Mortgaged Properties.

       The estimates of Indicative Values for the Mortgage Properties should not be considered a substitute for professional appraisals. In general, appraisals would have reflected two other approaches to value (that is, the "cost approach", which in general derives a value indication by estimating the cost of acquiring a comparable site and constructing comparable improvements adjusted for market depreciation, and the "sales comparison approach", which estimates value based on recent sales prices of comparable properties). In addition, professional appraisers would likely have employed the discounted cash flow method in arriving at a value estimate for those Mortgaged Properties whose future net income is expected to change, whereas the Indicative Value determinations, based on the direct capitalization method, did not account for those expectations. Further, a professional appraiser would be expected to select a specific capitalization rate or discount rate for each property based on several factors, including location, tenant quality, property condition, strength of the local market, anticipated changes in future net income and recent sales of comparable properties. The capitalization rates selected in determining Indicative Values of the Mortgaged Properties were selected without consideration of the unique attributes of any particular Mortgaged Properties or its location. Also, an appraiser would generally possess mortgagor operating statements that are more current or more complete than those possessed by the Seller and might have made adjustments to the net operating income reported by mortgagors that differed from those made in determining the Net Operating Income for the properties. Accordingly, investors should not place undue reliance on the Indicative Values of the Mortgaged Properties or the Indicative LTV's derived therefrom. No representation is made that any Indicative Value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

       (5) References to "Years Built" are references to the year in which a Mortgaged Property was originally constructed.

       (6) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans. The weighted average Debt Service Coverage Ratios presented in the tables were calculated based upon the current monthly payment or quarterly payment, as applicable, on the Mortgage Loans.

  The Mortgage Pool

   The following tables set forth the indicated information as of the Cut-off Date with respect to all the Mortgage Loans and Mortgaged Properties. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                       CUT-OFF DATE PRINCIPAL BALANCES
                             (ALL MORTGAGE LOANS)

                                                   AGGREGATE     % BY AGGREGATE
                                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
CUT-OFF DATE PRINCIPAL BALANCE   MORTGAGE LOANS     BALANCE         BALANCE
------------------------------  --------------  --------------  --------------
$ 50,000 or less .............. 1               $     33,159      0.03%
$ 50,001 to $ 100,000 ......... 4                    255,032      0.23
$ 100,001 to $ 200,000 ........ 6                    918,243      0.85
$ 200,001 to $ 400,000 ........ 7                  1,765,526      1.63
$ 400,001 to $ 600,000 ........ 4                  2,179,115      2.01
$ 600,001 to $1,000,000  ...... 2                  1,916,116      1.76
$1,000,001 to $2,000,000  ..... 9                 12,500,543     11.51
$2,000,001 to $3,000,000  ..... 10                25,574,006     23.56
$3,000,001 to $4,000,000  ..... 5                 16,733,721     15.41
$4,000,001 to $5,000,000  ..... 6                 27,644,589     25.46
$5,000,001 to $10,000,000  .... 1                  7,479,130      6.89
$10,000,001 to $15,000,000  ... 1                 11,567,187     10.65
                                --------------  --------------  --------------
  Total ....................... 56              $108,566,369    100.00%
                                ==============  ==============  ==============

------------
   As of the Cut-off Date, the average principal balance of all of the Mortgage Loans in the Mortgage Pool was $1,938,685.

                         ORIGINAL PRINCIPAL BALANCES
                             (ALL MORTGAGE LOANS)

                                                AGGREGATE     % BY AGGREGATE
                                NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
ORIGINAL PRINCIPAL BALANCE    MORTGAGE LOANS     BALANCE         BALANCE
---------------------------  --------------  --------------  --------------
$ 50,001 to $ 100,000  .....  1               $     73,116      0.07%
$ 100,001 to $ 200,000  ....  1                     58,273      0.05
$ 200,001 to $ 400,000  ....  7                  1,043,991      0.96
$ 400,001 to $ 600,000  ....  6                  1,157,603      1.07
$ 600,001 to $ 800,000  ....  3                  1,608,565      1.48
$ 800,001 to $1,000,000  ...  1                    249,882      0.23
$1,000,001 to $2,000,000  .. 12                 13,707,789     12.63
$2,000,001 to $3,000,000  ..  9                 20,311,703     18.71
$3,000,001 to $4,000,000  ..  8                 24,354,497     22.43
$4,000,001 to $5,000,000  ..  3                 12,817,578     11.81
$5,000,001 to $10,000,000  .  4                 21,616,185     19.91
$10,000,001 to $15,000,000    1                 11,567,187     10.65
                             --------------  --------------  --------------
  Total .................... 56              $108,566,369    100.00%
                             ==============  ==============  ==============

------------
   The average original principal balance of all the Mortgage Loans in the Mortgage Pool was approximately $2,322,714. Original principal balance refers to the principal balance of a Mortgage Loan at the time of funding.

                            MORTGAGE LOANS BY STATE
                             (ALL MORTGAGE LOANS)

                                   AGGREGATE     % BY AGGREGATE
                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
STATE            MORTGAGE LOANS     BALANCE         BALANCE
--------------  --------------  --------------  --------------
Georgia .......  8               $ 18,371,083     16.92%
Texas .........  4                 16,221,312     14.94
Maryland ......  2                 12,511,611     11.52
Florida .......  6                  9,073,487      8.36
North Carolina   3                  8,216,259      7.57
Michigan ......  1                  7,479,130      6.89
Pennsylvania  .  3                  6,170,475      5.68
California ....  4                  4,936,270      4.55
Arizona .......  1                  4,426,152      4.08
Connecticut  ..  1                  4,168,772      3.84
Virginia ......  3                  3,357,643      3.09
New Jersey ....  2                  2,989,159      2.75
New York ......  2                  2,749,433      2.53
Delaware ......  1                  2,596,137      2.39
Tennessee .....  1                  2,179,833      2.01
Alabama .......  1                    594,860      0.55
Idaho .........  1                    527,897      0.49
Kansas ........  1                    284,148      0.26
Oklahoma ......  2                    274,985      0.25
Ohio ..........  1                    252,851      0.23
Utah ..........  1                    234,309      0.22
Wisconsin .....  1                    216,674      0.20
Illinois ......  2                    196,688      0.18
Kentucky ......  1                    188,925      0.17
Washington ....  1                    181,392      0.17
Oregon ........  2                    166,884      0.15
                --------------  --------------  --------------
 Total ........ 56               $108,566,369    100.00%
                ==============  ==============  ==============

                       MORTGAGE LOANS BY PROPERTY TYPE
                             (ALL MORTGAGE LOANS)

                                         AGGREGATE     % BY AGGREGATE
                         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
PROPERTY TYPE          MORTGAGE LOANS     BALANCE         BALANCE
--------------------  --------------  --------------  --------------
Multifamily ......... 16               $ 45,949,346     42.32%
Office .............. 21                 27,453,482     25.29
Retail ..............  9                 23,091,607     21.27
Warehouse/Industrial   9                 10,656,271      9.82
Hotel ...............  1                  1,415,665      1.30
                      --------------  --------------  --------------
 Total .............. 56               $108,566,369    100.00%
                      ==============  ==============  ==============

                                MORTGAGE RATES
                             (ALL MORTGAGE LOANS)

                                   AGGREGATE     % BY AGGREGATE
    RANGE OF       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
MORTGAGE RATES   MORTGAGE LOANS     BALANCE         BALANCE
--------------  --------------  --------------  --------------
7.00%-7.99%  ..  2               $  2,967,851      2.73%
8.00%-8.99%  .. 17                 23,968,907     22.08
9.00%-9.99%  .. 23                 51,830,186     47.74
10.00%-10.99%    9                 12,982,057     11.96
11.00%-11.99%    5                 16,817,369     15.49
                --------------  --------------  --------------
 Total ........ 56               $108,566,369    100.00%
                ==============  ==============  ==============

------------
As of the Cut-off Date, the weighted average Mortgage Rate on the Mortgage Loans in the entire Mortgage Pool was 9.55%.

                             YEARS OF ORIGINATION
                             (ALL MORTGAGE LOANS)

                                  AGGREGATE     % BY AGGREGATE
    YEAR OF       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
 ORIGINATION    MORTGAGE LOANS     BALANCE         BALANCE
-------------  --------------  --------------  --------------
1972 .........  7               $    641,322       .59%
1973 .........  5                  2,386,583      2.20
1974 .........  1                    158,886       .15
1975 .........  4                  2,387,879      2.20
1976 .........  2                  2,774,693      2.56
1977 .........  2                  2,440,863      2.25
1978 .........  6                  9,812,180      9.04
1980 .........  2                  6,429,341      5.92
1981 .........  1                 11,567,187     10.65
1982 .........  2                    274,985       .25
1983 .........  4                 15,182,518     13.98
1984 .........  1                  2,686,234      2.47
1985 .........  3                  8,209,431      7.56
1986 .........  1                  4,426,152      4.08
1987 .........  5                  8,757,766      8.07
1988 .........  3                  5,687,292      5.24
1989 .........  5                 13,095,155     12.06
1990 .........  2                 11,647,902     10.73
               --------------  --------------  --------------
 Total ....... 56               $108,566,369    100.00%
               ==============  ==============  ==============

------------
As of the Cut-off Date, the weighted average Year of Origination for the entire Mortgage Pool was 1984. Year of Origination refers to the year in which a Mortgage Loan was originally funded.

                       ORIGINAL TERMS TO STATED MATURITY
                             (ALL MORTGAGE LOANS)

           ORIGINAL                               AGGREGATE     % BY AGGREGATE
   TERM TO STATED MATURITY        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
            (YEARS)             MORTGAGE LOANS     BALANCE         BALANCE
-----------------------------  --------------  --------------  --------------
5 years or less .............. 13               $ 32,277,892     29.73%
5+ to 7 years ................  3                  9,570,006      8.81
7+ to 10 years ...............  4                 15,480,617     14.26
10+ to 15 years ..............  6                 14,827,098     13.66
15+ to 20 years ..............  2                  9,404,673      8.66
20+ to 30 years .............. 24                 12,001,311     11.05
30+ to 40 years ..............  4                 15,004,773     13.82
                               --------------  --------------  --------------
 Total ....................... 56               $108,566,369    100.00%
                               ==============  ==============  ==============

------------
   As of the Cut-off Date, the weighted average Original Term to Stated Maturity (as defined in "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information.") was 13.45 years.

                         SEASONING OF MORTGAGE LOANS
                             (ALL MORTGAGE LOANS)

                                    AGGREGATE     % BY AGGREGATE
                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
NUMBER OF YEARS   MORTGAGE LOANS     BALANCE         BALANCE
---------------  --------------  --------------  --------------
1 year or less    4               $ 15,416,925     14.20%
1+ to 2 years     5                 10,906,906     10.05
2+ to 3 years     5                 13,564,091     12.49
3+ to 4 years     3                  5,685,869      5.24
4+ to 5 years     1                  3,080,000      2.84
5+ to 6 years     1                  7,479,130      6.89
6+ to 7 years     3                  7,480,188      6.89
7+ to 9 years     3                  5,758,131      5.30
Over 10 years    31                 39,195,130     36.10
                 --------------  --------------  --------------
  Total ........ 56               $108,566,369    100.00%
                 ==============  ==============  ==============

------------
   As of the Cut-off Date, the weighted average Seasoning (as defined in "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED
PROPERTIES--Additional Mortgage Loan Information.") was 7.87 years.

                      REMAINING TERMS TO STATED MATURITY
                               (BALLOON LOANS)

                                                                % OF BALLOON LOANS
           REMAINING                              AGGREGATE        BY AGGREGATE
   TERM TO STATED MATURITY        NUMBER OF      CUT-OFF DATE      CUT-OFF DATE
            (YEARS)             MORTGAGE LOANS     BALANCE           BALANCE
-----------------------------  --------------  --------------  ------------------
1+ to 2 years ................  7               $13,220,699      16.99%
2+ to 3 years ................  9                27,325,697      35.11
3+ to 4 years ................  7                17,822,350      22.90
4+ to 5 years ................  4                19,465,647      25.01
                               --------------  --------------  ------------------
 Total ....................... 27               $77,834,392     100.00%
                               ==============  ==============  ==================

------------
   As of the Cut-off Date, the weighted average remaining term to stated maturity of the Balloon Loans was 3.13 years.

                      REMAINING TERMS TO STATED MATURITY
                           (SELF-AMORTIZING LOANS)

           REMAINING                              AGGREGATE     % OF SELF-AMORTIZING
   TERM TO STATED MATURITY        NUMBER OF      CUT-OFF DATE    LOANS BY AGGREGATE
            (YEARS)             MORTGAGE LOANS     BALANCE      CUT-OFF DATE BALANCE
-----------------------------  --------------  --------------  ---------------------
1+ to 2 years ................  4               $   409,653       1.33%
2+ to 3 years ................  3                   530,311       1.73
3+ to 4 years ................  2                 1,102,238       3.59
4+ to 5 years ................  1                 1,415,665       4.61
5+ to 7 years ................  5                   696,087       2.27
7+ to 10 years ...............  7                 8,161,530      26.56
10+ to 15 years ..............  4                 6,574,322      21.39
15+ to 20 years ..............  3                11,842,172      38.53
                               --------------  --------------  ---------------------
 Total ....................... 29               $30,731,978     100.00%
                               ==============  ==============  =====================

------------
   As of the Cut-off Date, the weighted average remaining term to stated maturity of the self-amortizing loans was 11.77 years.

                      REMAINING TERMS TO STATED MATURITY
                             (ALL MORTGAGE LOANS)

           REMAINING                              AGGREGATE      % BY AGGREGATE
   TERM TO STATED MATURITY        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
            (YEARS)             MORTGAGE LOANS     BALANCE          BALANCE
-----------------------------  --------------  --------------  ----------------
1+ to 2 years ................ 11               $ 13,630,352     12.55%
2+ to 3 years ................ 12                 27,856,008     25.66
3+ to 4 years ................  9                 18,924,587     17.43
4+ to 5 years ................  5                 20,881,311     19.23
5+ to 7 years ................  5                    696,087       .64
7+ to 10 years ...............  7                  8,161,530      7.52
10+ to 15 years ..............  4                  6,574,322      6.06
15+ to 20 years ..............  3                 11,842,172     10.91
                               --------------  --------------  ----------------
  Total ...................... 56               $108,566,369    100.00%
                               ==============  ==============  ================

------------
   As of the Cut-off Date, the weighted average remaining term to stated maturity of all the Mortgage Loans was 5.58 years.

                               INDICATIVE LTVS

                                        AGGREGATE     % BY AGGREGATE
                        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
LOAN-TO-VALUE RATIO   MORTGAGE LOANS     BALANCE         BALANCE
-------------------  --------------  --------------  --------------
60.00% or less ..... 30               $ 58,355,908     53.75%
60.01% to 65.00%  ..  5                 14,897,241     13.72
65.01% to 75.00%  ..  3                 14,818,505     13.65
75.01% to 85.00%  ..  5                 15,912,343     14.66
Not Calculated ..... 13                  4,582,373      4.22
                     --------------  --------------  --------------
  Total ............ 56               $108,566,369    100.00%
                     ==============  ==============  ==============

------------
   The weighted average Indicative LTVs (as defined in "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information.") of the Mortgage Loans for which such calculation was made was 58.87%.

                         DEBT SERVICE COVERAGE RATIOS

                                   AGGREGATE     % BY AGGREGATE
 DEBT SERVICE      NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
COVERAGE RATIO   MORTGAGE LOANS     BALANCE         BALANCE
--------------  --------------  --------------  --------------
1.00x to 1.09    7               $  9,798,446      9.03%
1.10x to 1.19    6                 22,995,111     21.18
1.20x to 1.29    6                 20,495,963     18.88
1.30x to 1.39    2                  2,379,024      2.19
1.40x to 1.49    3                 18,031,919     16.61
1.50x to 1.99    9                 22,512,187     20.74
2.00x to 2.99    6                  5,754,904      5.30
3.00x and over   4                  2,016,442      1.86
Not Calculated  13                  4,582,373      4.22
                --------------  --------------  --------------
 Total ........ 56               $108,566,369    100.00%
                ==============  ==============  ==============

------------
   As of the Cut-off Date, the weighted average Debt Service Coverage Ratio for the Mortgage Loans for which the Debt Service Coverage Ratio was calculated was 1.49x. For a description of the method used to determine Debt Service Coverage Ratio see "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information."

          PREPAYMENT LOCKOUT/PREMIUM AND YIELD MAINTENANCE ANALYSIS*

                                                 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS
                                                 -----------------------------------------------------------------------------
      PREPAYMENT PREMIUM         CURRENT     12(MO).     24(MO.)    36(MO.)    48(MO.)    60(MO.)    72(MO.)    84(MO.)
        OR RESTRICTION           NOV. 95     NOV. 96     NOV. 97    NOV. 98    NOV. 99    NOV. 00    NOV. 01    NOV. 02
-----------------------------  ----------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
LOCKOUT ......................    10.65%       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
GREATER OF 1% OR YIELD
 MAINTENANCE .................     1.20        1.20       1.38       1.98       0.00       0.00       0.00       0.00
YIELD MAINTENANCE ............    31.82       32.16      25.06      18.86      24.18       7.85       5.37       1.80
7.0% .........................     3.84        0.00       0.00       0.00       0.00       0.00       0.00       0.00
6.5% .........................     0.00        0.00       0.00       0.00       0.00       0.00       0.00       0.00
6.0% .........................     0.00        3.85       0.00       0.00       0.00       0.00       0.00       0.00
5.5% .........................     0.00        0.00       0.00       0.00       0.00       0.00       0.00       0.00
5.0% .........................     0.00       10.78       4.42       0.00       0.00       0.00       0.00       0.00
4.5% .........................     0.49        0.00      12.50       0.00       0.00       0.00       0.00       0.00
4.0% .........................     3.93        0.48       0.00      24.58       0.00       0.00       0.00       0.00
3.5% .........................     4.60        1.33       0.55       0.00      26.59       0.00       0.00       0.00
3.0% .........................     5.15        7.17       1.52       0.78       9.21      51.41       0.00       0.00
2.5% .........................     2.89        0.00       5.40       2.19       1.11       0.00      55.03       0.00
2.0 ..........................     0.23        8.26       2.83       7.87       3.15       2.09       0.00      60.00
1.5% .........................     2.47        0.00       3.31       0.00      11.52       5.99       2.15       0.00
1.0% .........................    21.80       24.86      33.67      25.95      18.62      31.44      36.13      36.76
0.5 ..........................     0.00        0.00       0.00       0.00       0.00       0.00       0.00       0.00
0.0% .........................    10.93        9.90       9.36      17.78       5.61       1.23       1.32       1.44
                               ----------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
  TOTAL ......................   100.00%     100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                               ----------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
MORTGAGE POOL BALANCE (000'S)  $108,566    $104,681    $87,795    $58,338    $38,460    $19,037    $16,889    $14,572
                               ----------  ----------  ---------  ---------  ---------  ---------  ---------  ---------
% OF INITIAL POOL BALANCE**  .   100.00%      96.42%     80.87%     53.74%     35.43%     17.53%     15.56%     13.42%
                               ==========  ==========  =========  =========  =========  =========  =========  =========






[TABLE RESTUBBED FROM ABOVE]


                                PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                                  RESTRICTION ASSUMING NO PREPAYMENTS
                                -----------------------------------------
                                96(MO.)     108(MO.)   120(MO.)
                                NOV.  03    NOV. 04    NOV. 05
                                ---------  ---------  ---------
LOCKOUT ......................     0.00%         0.00%      0.00%
GREATER OF 1% OR YIELD
 MAINTENANCE .................     0.00          0.00       0.00
YIELD MAINTENANCE ............     0.00          0.00       0.00
7.0% .........................     0.00          0.00       0.00
6.5% .........................     0.00          0.00       0.00
6.0% .........................     0.00          0.00       0.00
5.5% .........................     0.00          0.00       0.00
5.0% .........................     0.00          0.00       0.00
4.5% .........................     0.00          0.00       0.00
4.0% .........................     0.00          0.00       0.00
3.5% .........................     0.00          0.00       0.00
3.0% .........................     0.00          0.00       0.00
2.5% .........................     0.00          0.00       0.00
2.0 ..........................     0.00          0.00       0.00
1.5% .........................    64.21          0.00       0.00
1.0% .........................    34.24         98.34      98.26
0.5 ..........................     0.00          0.00       0.00
0.0% .........................     1.55          1.66       1.74
                                ---------  ---------  ---------
  TOTAL ......................   100.00%       100.00%    100.00%
                                ---------  ---------  ---------
MORTGAGE POOL BALANCE (000'S)   $12,658       $10,926    $ 9,471
                                ---------  ---------  ---------
% OF INITIAL POOL BALANCE**  .    11.66%        10.06%      8.72%
                                =========  =========  =========

------------

    * This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on November 1 of each of the years indicated, will be within a period in which Principal Prepayments are prohibited (that is, in a lock-out period) or in which Principal Prepayments must be accompanied by the indicated Prepayment Premium. The table was prepared generally on the basis of the Modeling Assumptions used in preparing the tables set forth under "Maturity Considerations" herein, except that it was assumed in preparing the table that no Mortgage Loan will be prepaid, voluntarily or involuntarily.

   ** Represents the percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions used.

ASSIGNMENT OF THE MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

   The Depositor will acquire the Mortgage Loans from MBL Life Assurance Corporation, as Seller, and will cause the Mortgage Loans to be assigned to the Trustee. The Seller will make certain limited representations and warranties to the Depositor as to the status of the mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information. The benefits of such representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders. Such representations and warranties will generally include, among other things: (i) that the information set forth with respect to each Mortgage Loan in the Mortgage Loan Purchase Agreement pursuant to which the Mortgage Loans were sold by the Seller is complete, true and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement and as of the Cut-off Date; (ii) that the Seller had good title to, and was the sole owner of, each such Mortgage Loan and has conveyed to the Depositor all of the Seller's legal and beneficial interest in and to the Mortgage Loans, free and clear of any pledge, lien or security interest;
(iii) that as of the Delivery Date, no scheduled payment of principal and interest under any Mortgage Loan was more than 30 days past due; (iv) that each Mortgage constitutes a valid and enforceable first or, as applicable, second lien upon the related Mortgaged Property, free and clear of all liens and encumbrances with the exception of certain permitted liens and encumbrances; (v) that no Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and no Mortgaged Property has been released in whole or in material part from the lien of the related Mortgage;
(vi) that, to the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of any Mortgaged Property; (vii) that the lien of each Mortgage is insured by a title insurance policy insuring the Seller as to the first or second priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal; (viii) that the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (ix) that in the case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves; (x) that to the Seller's knowledge, except as set forth in a property inspection report previously delivered by the Seller to the Depositor, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan; (xi) that an environmental assessment with respect to each Mortgaged Property was conducted not earlier than July 1, 1995 and the Seller, having made no independent inquiry other than reviewing reports of such assessment, has no knowledge of any material and adverse environmental condition affecting any Mortgage Property that was not disclosed in such reports; (xii) that the Mortgage Note, related Mortgage and other agreements executed in connection therewith are the legal, valid and binding obligation of the maker thereof; (xiii) that the Mortgaged Property consists of a fee simple or leasehold estate in real property; and (xiv) that the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the owner of the Mortgaged Property for the payment of any amount required by the related Mortgage Loan.

   In the event that any such representation or warranty is breached in respect of any Mortgage Loan or a defect in the mortgage file for any Mortgage Loan is discovered, which breach or defect materially and adversely affects the interests of Certificateholders and is not thereafter cured, the Seller will be required to purchase such Mortgage Loan from the Trust Fund. THE SELLER MUST BE NOTIFIED IN WRITING OF A BREACH OF A REPRESENTATION OR WARRANTY OR THE EXISTENCE OF A DEFECT IN A MORTGAGE FILE ON OR BEFORE DECEMBER 31, 1999 IN ORDER FOR THE TRUSTEE TO HAVE REMEDIES FOR SUCH A BREACH OR DEFECT. IF THE SELLER DOES NOT RECEIVE ANY SUCH NOTIFICATION PRIOR TO DECEMBER 31, 1999, THERE WILL BE NO RECOURSE AGAINST THE SELLER AVAILABLE TO THE TRUSTEE OR THE CERTIFICATEHOLDERS FOR ANY SUCH BREACH OR DEFECT. The Seller will be the sole warranting party in respect of the related Mortgage Loans, and none of the Depositor, the Trustee or any of their respective affiliates will be obligated to repurchase or cause the repurchase of any affected Mortgage Loan in connection with a breach of the Seller's representations and warranties or the existence of a defect in a mortgage file if the Seller defaults on its obligation to do so or if the Seller's obligation to repurchase an affected Mortgage Loan has expired as described above. See "DESCRIPTION OF THE CERTIFICATES--Repurchase of Mortgage Loans" herein.

 UNDERWRITING STANDARDS

   All of the Mortgage Loans were originated by Mutual Benefit between 1972 and 1990 through a network of brokers and mortgage correspondents and generally in accordance with Mutual Benefit's underwriting standards in effect at the time of the applicable Mortgage Loan's origination. No representation is made by the Depositor, the Seller, the Underwriter or any other person with respect to such underwriting standards.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Commercial Mortgage Pass-Through Certificates, Series 1995-MBL1 (the "Certificates") will be comprised of the Interest Only Class A-X Certificates (the "Class A-X Certificates"), the Class A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates (collectively, the "Sequential Pay Certificates") and the Class R Certificate. Only the Class A-X, Class A, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby. The Class E, Class F and Class G Certificates and the Class R Certificate (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Information herein regarding the terms of the Non-Offered Certificates is provided primarily because of its potential relevance to a prospective purchaser of an Offered Certificate.

   The "Certificate Principal Balance" of any Sequential Pay Certificate, as of any date of determination, represents the maximum specified dollar amount of principal to which the holder thereof is then entitled pursuant to the Pooling and Servicing Agreement, such amount being equal to the initial principal amount set forth on the face of such Certificate, as increased by any Deferred Interest and any Appraisal Reduction Capitalization Amounts added to such principal amount as described herein, less the amount of all principal distributions previously made with respect to such Certificate and less the principal portion of all Realized Losses previously allocated to such Certificate pursuant to the Pooling and Servicing Agreement.

   The Class A-X Certificates will not have Certificate Principal Balances or entitle the holders thereof to distributions of principal. On each Distribution Date, the Class A-X Certificates are entitled to distributions of interest only based on a notional amount (the "Class A-X Certificate Notional Amount") equal to the sum of the following four components (each, a "Component"): (a) the aggregate outstanding Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date ("Component A"), (b) the aggregate outstanding Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date ("Component B"), (c) the aggregate outstanding Certificate Principal Balance of the Class C Certificates immediately prior to such Distribution Date ("Component C") and (d) the aggregate outstanding Certificate Principal Balance of the Class D Certificates immediately prior to such Distribution Date ("Component D").

   The "Percentage Interest" of a Certificate of any Class (other than the Class R Certificate) at any time means the fraction of such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Class A-X Certificate Notional Amount, as the case may be, represented by such Certificate determined on the Delivery Date and the denominator of which is the aggregate Certificate Principal Balance or aggregate Class A-X Certificate Notional Amount, as the case may be, of all of the Certificates of such Class determined on the Delivery Date. With respect to the Class R Certificate, the "Percentage Interest" is stated on the face of such Certificate.

   The Class R Certificate will not have a Certificate Principal Balance but will represent the right to receive the portion of the Available Distribution Amount for any Distribution Date remaining after all distributions required to be made therefrom on such date in respect of the other Classes of Certificates have been made.

   The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by CS First Boston Mortgage Securities Corp. (the "Depositor"), which will hold interests in a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by mortgage liens or deeds of trust on properties operated as multifamily apartment buildings, retail properties, office buildings, warehouse/industrial facilities and a hotel. The Mortgage Loans will be held in trust for the benefit of the holders of the Certificates (the "Certificateholders"). The Mortgage Loans will be sold by the Seller to the Depositor on or about November 28, 1995 (the "Delivery Date").

   The Certificates will be issued pursuant to a pooling and servicing agreement dated as of November 1, 1995 (the "Pooling and Servicing Agreement") among the Depositor, the Trustee, the Master Servicer and the Special Servicer. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates, provided that the information contained herein supersedes any contrary information set forth in the Prospectus. The summaries of certain provisions of the Pooling and Servicing Agreement contained herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

   Each Class of Certificates is subordinate to the Class of Certificates with a preceding alphabetical designation, so that, for instance, the Class B, Class C, Class D, Class E, Class F and Class G Certificates are "Subordinate Certificates" relative to the Class A and Class A-X
Certificates, and the Class C, Class D, Class E, Class F and Class G Certificates are "Subordinate Certificates" relative to the Class B Certificates.

   The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of $100,000 and in integral multiples of $1 in excess thereof. One Certificate of each of the Classes of Offered Certificates may be issued in a different Certificate Principal Balance or Class A-X Certificate Notional Amount, as the case may be, to accommodate the remainder of the initial aggregate Certificate Principal Balance or Class A-X Certificate Notional Amount, as the case may be, of the Certificates of such Class. Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates with respect to the Offered Certificates will be available only under certain limited circumstances as described herein. Distribution of principal and interest in respect of the Offered Certificates will be made as set forth in "--Registration" below.

REGISTRATION

   Each Class of Offered Certificates will initially be represented by one global Certificate registered in the name of the nominee of DTC. DTC has advised the Depositor that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No holder of an Offered Certificate will be entitled to receive a certificate representing such person's interest in its Certificate. Unless and until Definitive Certificates (defined below) are issued under the limited circumstances described herein, all references herein to actions by holders of Offered Certificates shall refer to actions taken by DTC upon instructions from DTC Participants (defined below), and all references herein to distributions, notices, reports, and statements to holders of Offered Certificates shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates in accordance with DTC procedures. See "--Definitive Certificates" herein.

   Certificateholders may hold their Offered Certificates through DTC if they are DTC Participants, or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in accordance with DTC rules.

   DTC has advised the Depositor that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include CS First Boston Corporation, other securities brokers and dealers, banks, trust companies, and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC, DTC Participants and Indirect DTC Participants are on file with the Securities and Exchange Commission.

   Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of or other interests in Offered Certificates may do so only through DTC Participants. In addition, unless Definitive Certificates are issued, holders of Offered Certificates will receive all distributions of principal of and interest on such Certificates through DTC Participants. Under a book-entry format, holders of Offered Certificates will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or beneficial owners of Offered Certificates. Unless Definitive Certificates are issued as described below, the sole holder of Offered Certificates will be Cede, as nominee of DTC, and Certificateholders will not be recognized by the Trustee as holders of Offered Certificates under the Pooling and Servicing Agreement. Holders of Offered Certificates will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

   Under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit through DTC payments of principal of and interest, if any, on such Offered Certificates. DTC Participants and Indirect DTC Participants with which holders of Offered Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although owners of Offered Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Offered Certificates, through their DTC Participants, will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Certificateholder to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Certificates--Book Entry Registration" herein.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to an Offered Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Offered Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Certificates.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   The Trustee initially will serve as registrar (the "Certificate Registrar") for purposes of recording and of otherwise providing for the registration, transfer and exchange of the Offered Certificates.

DEFINITIVE CERTIFICATES

   The Offered Certificates will be in fully registered, certificated form ("Definitive Certificates") issued to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) the Depositor

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

advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement, beneficial owners of the Offered Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance of the Offered Certificates advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of Offered Certificates.

   Upon notice of the occurrence of any of the events described in the preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificate of any Class of Offered Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

   Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or its agent. Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

PRINCIPAL AND INTEREST DISTRIBUTIONS

   On each Distribution Date, interest payments (less the Servicing Fee) and principal payments due on the Mortgage Loans during the related Due Period (defined below) and collected on or prior to the related Determination Date (defined below) or advanced with respect to such Distribution Date, and Principal Prepayments (defined below), and other unscheduled collections of principal including Liquidation Proceeds, Insurance Proceeds (each, as defined in the Prospectus) and proceeds from the repurchase of the Mortgage Loans by the Seller ("Repurchase Proceeds"), collected during the related Prepayment Period (defined below), will generally be distributed to Certificateholders of record on the Record Date. For purposes of calculating distributions on the Certificates, quarterly payments of principal and interest due in respect of any Quarterly-Pay Loan will be deemed to consist of three Monthly Payments (one of which, consisting of the principal portion of such Quarterly Payment and interest in respect of such Quarterly-Pay Loan at the related Mortgage Rate for the one-month period commencing on the prior actual Due Date for such Quarterly-Pay Loan, will be deemed due on the Due Date in the current month, and each of the other two of which, consisting of substantially equal payments of interest only notwithstanding the related Mortgage Rate, will be deemed due on the same day in the two subsequent months. Interest will accrue on the Certificates with respect to each related Distribution Date from and including the second day of the month immediately preceding the month in which such Distribution Date occurs to and including the first day of the month in which such Distribution Date occurs (each, an "Interest Accrual Period" for the Certificates).

   The "Due Period" with respect to any Distribution Date commences on and includes the second day of the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date in the case of the first Due Period) and ends on and includes the first day of the month in which such Distribution Date occurs. "Principal Prepayments" are any payments of principal on a Mortgage Loan received in advance of its Due Date and not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of payment. The "Prepayment Period" with respect to any Distribution Date commences on and includes the Determination Date in the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date, in the case of the first Distribution Date) and ends on and includes the day prior to the Determination Date in the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is the earlier of (i) the 15th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) and (ii) the fourth business day prior to the related Distribution Date.

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

    Distributions will be made by wire transfer in immediately available funds for the account of each holder whose initial Certificate Principal Balance is not less than $4,000,000 (or, in the case of the Class A-X Certificates, for the account of each holder whose initial Percentage Interest of such Class is 50%) and who has provided appropriate wire instructions to the Trustee at least five business days prior to the Record Date for the Distribution Date on which wire transfers will commence, and to every other holder by check mailed to the address of such holder as it appears on the certificate register. The final payment on any Certificate (whether a Definitive Certificate or a global Certificate registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired.

 Distributions of Interest

   On each Distribution Date, holders of each Class of Certificates other than the Class A-X Certificates are entitled to receive, from the Available Distribution Amount, interest accrued during the related Interest Accrual Period on the outstanding Certificate Principal Balance of such Certificates immediately preceding such Distribution Date at the rates (each, a "Certificate Rate," which term has the same meaning as the term "Pass-Through Rate" in the Prospectus) set forth below, reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date and holders of the Class A-X Certificates are entitled to receive on each Distribution Date interest accrued at the Class A-X Certificate Rate during the related Interest Accrual Period on the Class A-X Certificate Notional Amount reduced (to not less than zero) by such Class's allocable share of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date (such amounts payable to holders of the Certificates collectively, the "Interest Distribution Amount"). The Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Certificates, pro rata, in accordance with the respective amounts of interest accrued for such Classes for such Distribution Date. For so long as a more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance of such Class equal to the Appraisal Reduction allocated to such Class for such Distribution Date. Interest on the Certificates will be calculated and payable on the basis of a 360-day year of twelve 30-day months.

   The Certificate Rates for the Offered Certificates are as follows: During each Interest Accrual Period, the Class A, Class B, Class C and Class D Certificates will bear interest at a rate per annum (the "Class A Certificate Rate," the "Class B Certificate Rate," the "Class C Certificate Rate" and the "Class D Certificate Rate," respectively) equal to 6.425%, 6.760%, 7.125% and 7.590%, respectively. During each Interest Accrual Period, the Class E, the Class F and the Class G Certificates will bear interest at a rate per annum equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans weighted on the basis of their respective Scheduled Principal Balances outstanding immediately prior to the related Distribution Date (the "Weighted Average Net Mortgage Rate"), which during the initial Interest Period will be 9.395% per annum. The Class A-X Certificates will bear interest at a per annum rate (the "Class A-X Certificate Rate") equal to the weighted average of the Component A Rate (defined below), the Component B Rate (defined below), the Component C Rate (defined below) and the Component D Rate (defined below), each weighted on the basis of the proportion that the amount of the related Component (that is, the Component with the same letter designation) outstanding immediately prior to such Distribution Date bears to the Class A-X Certificates Notional Amount outstanding immediately prior to such Distribution Date. With respect to any Interest Accrual Period, the "Component A Rate" is equal to the Weighted Average Net Mortgage Rate less the Class A Certificate Rate, the "Component B Rate" is equal to the Weighted Average Net Mortgage Rate less the Class B Certificate Rate, the "Component C Rate" is equal to the Weighted Average Net Mortgage Rate less the Class C Certificate Rate and the "Component D Rate" is equal to the Weighted Average Net Mortgage Rate less the Class D Certificate Rate. The "Net Mortgage Rate" of each Mortgage Loan will be equal to the rate of interest thereon (the "Mortgage Rate"), as of the first day of the applicable Due Period, minus the rate per annum at which the Servicing Fee (the "Servicing Fee Rate") accrues; provided, however, that the Net Mortgage Rate for

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

any Mortgage Loan will not reflect any adjustments to its Mortgage Rate in connection with a bankruptcy or similar proceeding involving the related mortgagor. Accordingly, the amount of interest owed on the Mortgage Loans may be less than the amount of interest accrued on the Certificates, which shortfall would adversely affect interest distributions to the then most subordinated Class of Certificates. For purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the Net Mortgage Rate for any Mortgage Loan that provides for the computation of interest other than on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months (that is, the basis on which the Certificates accrue interest) will be adjusted to reflect that difference. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest" herein.

 Deferred Interest

   The Special Servicer is permitted to modify a Mortgage Loan to permit the accrual of interest thereon; provided, however, that the Special Servicer may not modify a Mortgage Loan so that the amount of negative amortization added to the principal balance of such Mortgage Loan resulting from such modification exceeds 10% of the principal balance of such Mortgage Loan (less any negative amortization added to the principal balance of such Mortgage Loan prior to such modification). If a modification to any Mortgage Loan causes any portion of the interest accrued in any month on such Mortgage Loan to be deferred (such amount, "Deferred Interest"), such portion will be added to the principal balance of such Mortgage Loan. On each Distribution Date on which the portion of the Available Distribution Amount allocable to interest on the Mortgage Loans is insufficient to pay interest accrued on the Certificates as a result of Deferred Interest on the Mortgage Loans, such Deferred Interest will (i) reduce the Interest Distribution Amount payable to the holders of the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order and finally, the Class A-X and Class A Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon, and (ii) will be added to the Certificate Principal Balances of the Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates to the extent of the reduction in the Interest Distribution Amount payable to the holders of such Classes. The Class A-X Certificates are not entitled to distributions of principal but the Class A-X Certificate Notional Amount will reflect any amounts of Deferred Interest added to the Certificate Principal Balance of the Class A, Class B, Class C and Class D Certificates.

 Distributions of Principal

   On each Distribution Date, to the extent the Available Distribution Amount on such Distribution Date is sufficient therefor, distributions in respect of principal will be made on the Sequential Pay Certificates in the order of priority described below in an amount equal to the related Principal Distribution Amount for such Distribution Date. Such distributions in respect of principal will be made on each Distribution Date and, to the extent made in respect of any Class, will reduce the Certificate Principal Balance of such Class.

   The "Principal Distribution Amount" in respect of any Class of Certificates (other than the Class A-X Certificates and the Class R Certificate) for any Distribution Date, will generally equal the sum of (i) the principal portion of Monthly Payments due on the related Due Date on each Mortgage Loan, to the extent received on or prior to the related Determination Date or otherwise advanced by the Master Servicer, the Special Servicer or the Trustee, (ii) for each Mortgage Loan which was repurchased during the related Prepayment Period pursuant to the Pooling and Servicing Agreement, the principal amount of the Repurchase Proceeds (net of amounts with respect to which a distribution of principal has already been made),
(iii) any Principal Prepayments and any other unscheduled collections of principal received with respect to Mortgage Loans during the related Prepayment Period and (iv) the Appraisal Reduction Capitalization Amount, if any, to the extent actually paid by the related mortgagor.

 Available Distribution Amount

   The "Available Distribution Amount" for any Distribution Date will generally equal the aggregate of (i) Monthly Payments on the Mortgage Loans due during the related Due Period and received on or

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AGE>
prior to the related Determination Date, (ii) Principal Prepayments and other unscheduled collections of principal received during the related Prepayment Period, (iii) Monthly Advances with respect to such Mortgage Loans made by the Master Servicer, the Special Servicer or the Trustee with respect to such Distribution Date and (iv) amounts relating to REO Properties required to be deposited from time to time in the Collection Account pursuant to the Pooling and Servicing Agreement, less the sum of:

       (a) all Monthly Payments collected but due on a date subsequent to the related Due Date;

       (b) all other collections allocable to principal (or applied as recoveries of principal) received after the related Prepayment Period (together with any interest with respect thereto for periods after the related Prepayment Period);

       (c) all amounts that are currently due or reimbursable to the Master Servicer, the Special Servicer or the Trustee (including any fees payable to the Master Servicer and the Special Servicer and certain amounts representing reimbursements for Advances, together with interest thereon at the Advance Rate, and expenses incurred by the Master Servicer, the Special Servicer and the Trustee; and

       (d) Excess Prepayment Interest in excess of any Prepayment Interest Shortfalls for the related Prepayment Period.

PRIORITY OF DISTRIBUTIONS

   On each Distribution Date, the Available Distribution Amount will be paid in the following order of priority:

       (i) to distributions of interest to the holders of the Class A-X and Class A Certificates, pro rata, in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date, in an amount equal to the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (ii) to distributions of principal to the holders of the Class A Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date;

       (iii) to distributions of interest to the holders of the Class B Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (iv) if the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A Certificates;

       (v) to distributions of interest to the holders of the Class C Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (vi) if the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A and/or Class B Certificates;

       (vii) to distributions of interest to the holders of the Class D Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (viii) if the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding

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

    Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B and/or Class C Certificates;

       (ix) to distributions of interest to the holders of the Class E Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (x) if the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C and/or Class D Certificates;

       (xi) to distributions of interest to the holders of the Class F Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xii) if the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D and/or Class E Certificates;

       (xiii) to distributions of interest to the holders of the Class G Certificates in an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xiv) if the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates; and

       (xv) to distributions to the holders of the Class R Certificate in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (i) through (xiv) above.

DISTRIBUTIONS OF PREPAYMENT PREMIUMS

   Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of the Class A-X Certificates separately from the Available Distribution Amount. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Prepayment Premiums" herein.

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

 EXAMPLE OF DISTRIBUTIONS

   The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in November, 1995:

  November 1, 1995                        (A)      Cut-Off Date.
                                                   The Master Servicer receives Mortgage Loan payments due after the Cut-Off Date and on or prior to December 1, 1995, the
  November 2, 1995-December 1, 1995       (B)      last day of the Due Period.

                                                   The Master Servicer receives any Principal Prepayments and any other unscheduled collections of principal on the Mortgage
                                                   Loans made after the Cut-Off Date and on or prior to December
  November 2, 1995-December 13, 1995      (C)      13, 1995.

                                                   The Due Period. Mortgage Loan payments received or otherwise advanced by the Master Servicer due during this period will
  November 2, 1995-December 1, 1995       (D)      be distributed on December 20, 1995.

  November 30, 1995                       (E)      Record Date

  December 14, 1995                       (F)      Determination Date.

  December 19, 1995                       (G)      Master Servicer Remittance Date.

  December 20, 1995                       (H)      Distribution Date.


   Succeeding monthly periods follow the pattern of (B) through (H) (except as described below).
------------

(A) The outstanding principal balance of the Mortgage Loans will be the aggregate scheduled principal balance of the Mortgage Loans at the close of business on November 1, 1995 (after deducting principal payments due on or before such date). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

(B) Mortgage Loan payments due after the Cut-Off Date and on or prior to December 1, 1995, to the extent collected prior to December 14, 1995, the Determination Date, will be deposited in the Collection Account as described in "--Collection Account, Distribution Account and REO Accounts" herein. Each subsequent Due Period will begin on the second day of the month preceding the month in which the related Distribution Date occurs.

(C) Any Principal Prepayments and any other unscheduled principal payments received after the Cut-Off Date and on or prior to December 13, 1995 will be deposited in the Collection Account as described in "--Collection Account, Distribution Account and REO Accounts" herein. Each subsequent Prepayment Period will begin on the Determination Date in the month preceding the month in which the related Distribution Date occurs and end on the day prior to the Determination Date in the month in which the related Distribution Date occurs. The amount of any Prepayment Interest Shortfalls will be allocated as described in "--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein.

(D) The Due Period extends from the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

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

 (E)Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record as of the Record Date.

(F) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted to the Distribution Account. Payments will be remitted from the Distribution Account to the Certificateholders.

(G) On or before 1:00 p.m., New York City time, on the business day prior to the related Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will remit to the Trustee for deposit into the Distribution Account the amount of (i) any Advances it has determined it must make pursuant to the terms of the Pooling and Servicing Agreement and (ii) the amount of the Available Distribution Amount for the related Distribution Date less any Advance previously remitted by the Master Servicer and subsequently determined to be a Nonrecoverable Advance.

(H) The Trustee will make distributions to Certificateholders on the 20th day of each month or, if such day is not a business day, the next succeeding business day.

TREATMENT OF REO PROPERTIES

   Notwithstanding that any Mortgaged Property may be acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining distributions on the Certificates, allocations of Realized Losses to the Certificates, and the amount of fees payable to the Master Servicer and the Special Servicer, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Master Servicer or the Special Servicer in connection with the operation or disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan.

SUBORDINATION

   The rights of holders of the Non-Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Offered Certificates; the rights of holders of the Class D Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Classes of Certificates with a earlier alphabetical designation; the rights of holders of the Class C Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Certificates with a earlier alphabetical designation and the rights of holders of the Class B Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class A-X Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class A-X Certificates of the full amount of all interest payable in respect of such Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to the entire aggregate Certificate Principal Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to, in each such case, the entire aggregate Certificate Principal Balance of such Class of Certificates. The protection afforded to the holders of the Class D Certificates by means of the subordination of the Certificates with a later alphabetical designation, to the holders of the Class C Certificates by means of the subordination of the Certificates with a later alphabetical designation, to the holders of the Class B Certificates by means of the subordination of Certificates with a later alphabetical designation, and to the holders of the Class A and Class A-X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution

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Amount on each Distribution Date in accordance with the order of priority described under "--Principal and Interest Distributions--Available Distribution Amount" above. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the aggregate Certificate Principal Balance of such Class at a faster rate than the aggregate principal balance of the Mortgage Loans. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will generally be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their aggregate Certificate Principal Balance, the subordination afforded the Class A Certificates (and, correspondingly, to the Class A-X Certificates) by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the Certificates with a later alphabetical designation.

ALLOCATION OF REALIZED LOSSES

   In the event that a Realized Loss is incurred during any Prepayment Period, such Realized Loss will be allocated, in the case of the principal portion thereof, sequentially to the Class G, Class F, Class E, Class D, Class C, Class B, and finally to the Class A Certificates until the Certificate Principal Balance thereof has been reduced to zero and, in the case of the interest portions thereof, sequentially to the Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates and Class B Certificates and finally to the Class A-X and Class A Certificates, pro rata, in proportion to the respective amounts of interest accrued thereon. The principal portions of Realized Losses allocated to any Class of Certificates will be allocated among the Certificates of such Class, pro rata, based upon the Percentage Interest represented by each such Certificate. Any allocation of the principal portions of Realized Losses to a Certificate on a Distribution Date will be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the interest portions of Realized Losses to a Certificate on a Distribution Date will be made by reducing the amount of any accrued and unpaid interest thereon by the amount so allocated, which allocation shall occur on such Distribution Date.

   "Realized Loss" means (i) with respect to any Liquidated Loan (defined below), the excess of the principal balance of each Liquidated Loan immediately prior to liquidation, together with accrued and unpaid interest thereon and any unreimbursed Advances plus interest thereon at the Advance Rate over the proceeds, if any, received with respect to such Liquidated Loan, (ii) with respect to any Mortgage Loan that has become subject to a valuation by a final order confirming a Chapter 11 plan of reorganization by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation (a "Deficient Valuation") results from a confirmed plan of reorganization in a Chapter 11 proceeding (a "Bankruptcy Proceeding") under the United States Bankruptcy Code, as amended from time to time (11 U.S.C. Section Section 101 et seq. (the "Bankruptcy Code")), the excess of the outstanding principal balance of such Mortgage Loan over the outstanding principal balance as reduced in the Deficient Valuation, (iii) with respect to any Mortgage Loan as to which the amount of the Monthly Payment has been reduced in a Bankruptcy Proceeding by a final order confirming a Chapter 11 plan of reorganization (a "Debt Service Reduction"), the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the related mortgagor pays each Monthly Payment on the applicable Due Date and that no principal prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable Mortgage Rate or (iv) with respect to a Modified Mortgage Loan (defined below) as to which principal or interest has been forgiven, the amount of such forgiven principal or interest. The effect of the accrual of interest at the Advance Rate on Advances made by the Master Servicer, the Special Servicer or the Trustee will be to increase the amount of the Realized Loss on the related Mortgage Loan.

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    "Liquidated Loan" means, with respect to any Distribution Date, a
Mortgage Loan which, as of the close of business on the business day immediately preceding the related Determination Date, has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable real property law to which the related Mortgage is subject and any security agreements, or with respect to which payment under related hazard insurance and/or from any public governmental authority on account of a taking or condemnation of any such property has been received and as to which, in the best judgment of the Special Servicer, no further proceeds will be received.

   The "Scheduled Principal Balance" of each Mortgage Loan means, the principal balance of such Mortgage Loan as of the beginning of the related Due Period, after giving effect to (a) any Principal Prepayments, other unscheduled principal payments and Balloon Payments received on or prior to the related Determination Date, (b) any payment in respect of principal, if any, due on or before the related Due Date (other than a Balloon Payment) whether or not paid by the related mortgagor, and (c) any adjustment thereto in the amount of a Deficient Valuation resulting from any bankruptcy or similar proceeding.

   "Modified Mortgage Loan" means any Specially Serviced Mortgage Loan that was modified by the Special Servicer.

APPRAISAL REDUCTIONS

   Within the period of time specifed in the Pooling and Servicing Agreement after the earliest to occur of (i) the date on which a change in the principal balance, payment rate or amortization term (each, a "Money Term") or in the stated maturity of any Specially Serviced Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (ii) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60 day period) in respect of a Mortgaged Property or (iv) after the date on which a Mortgaged Property becomes an REO Property, an MAI appraisal will be obtained by the related Special Servicer from an independent MAI appraiser at the expense of the Trust Fund (except if an MAI appraisal has been conducted within the 12 month period preceding such event) and the Special Servicer will obtain (at the expense of the Trust Fund) an update of such MAI appraisal on an annual basis for so long as (a) the event giving rise to the requirement that such MAI appraisal be obtained continues to exist or (b) the Mortgaged Property referred to in clause (iv) above remains an REO Property. As a result of such appraisal or update, an Appraisal Reduction may be created, which Appraisal Reduction will be allocated, for purposes of determining distributions of interest, to the Certificates in the manner and priority described below.

   The "Appraisal Reduction" for any Distribution Date with respect to any such Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of such Mortgaged Property as determined by such independent appraisal of the Mortgaged Property securing such Mortgage Loan over (ii) the sum of
(A) to the extent not previously advanced by the Master Servicer, all then outstanding unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances, Servicing Fees and Special Servicer Compensation and interest thereon at the Advance Rate in respect of such Mortgage Loan, and (C) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property. An Appraisal Reduction related to a Mortgage Loan will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of. Notwithstanding the foregoing, for any Distribution Date an Appraisal Reduction will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Appraisal Reduction is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension, and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Appraisal Reduction will be applied to the same extent as it would have been previously applied. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Appraisal Reduction (including the delinquency referred to in the immediately preceding sentence) more then twelve months after an appraisal or update

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thereof was obtained with respect to an Appraisal Reduction, the Special
Servicer will obtain a new appraisal as described above, within the period of time specified in the Pooling and Servicing Agreement following the occurrence of any such event giving rise to a subsequent Appraisal Reduction and will adjust the amount of the Appraisal Reduction in accordance therewith. The aggregate Appraisal Reduction will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest. For so long as a more senior Class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued at the applicable Certificate Rate on the portion of the Certificate Principal Balance Amount of such Class equal to the Appraisal Reduction allocated to such Class for such Distribution Date and such amount (the "Appraisal Reduction Capitalization Amount") will be added to the Certificate Principal Balance of such Class of Certificates and an equal amount will be included in the Principal Distribution Amount for such Distribution Date to the extent actually paid by the related mortgagor. The addition of an amount equal to the Appraisal Reduction Capitalization Amounts to amounts distributed to any Class of Certificates will have the effect of accelerating the distribution of principal to that Class of Certificates and increasing the Certificate Principal Balance of the Classes of Certificates to which the Appraisal Reduction Capitalization Amount is allocated.

   The creation of an Appraisal Reduction in respect of a Mortgage Loan proportionately reduces the Master Servicer's or the Special Servicer's, as applicable, advancing obligation for Monthly Payments in respect of such Mortgage Loan, which may materially and adversely affect payments on the then most subordinated Class of Certificates. See "SERVICING--Advances--Monthly Advances" herein.

REPURCHASE OF MORTGAGE LOANS

   Under certain circumstances, the Seller will be required to repurchase from the Trust Fund one or more Mortgage Loans. Generally, such repurchase obligation arises when a breach of certain representations or warranties made by the Seller or a defect in the mortgage file for a Mortgage Loan is discovered, which breach or defect materially and adversely affects the interest of the Depositor or the Certificateholders in such Mortgage Loans and is not thereafter cured within 90 days of the earlier of either discovery by the Seller that such representation and warranty has been breached or defect exists or notice of such breach or defect has been given to the Seller; provided, however, that if such breach or defect is susceptible of cure but cannot reasonably be cured within such 90 day period and the Seller has commenced to cure such breach or defect and is diligently proceeding to cure such breach or defect within such 90 day period, such 90 day period will be extended for an additional 90 days. THE SELLER MUST BE NOTIFIED IN WRITING OF A BREACH OF A REPRESENTATION OR WARRANTY OR THE EXISTENCE OF A DEFECT IN A MORTGAGE FILE ON OR BEFORE DECEMBER 31, 1999 IN ORDER FOR THE TRUSTEE TO HAVE REMEDIES FOR SUCH A BREACH OR SUCH A DEFECT. IF THE SELLER DOES NOT RECEIVE SUCH NOTIFICATION PRIOR TO DECEMBER 31, 1999, THERE WILL BE NO RECOURSE AGAINST THE SELLER AVAILABLE TO THE TRUSTEE OR THE CERTIFICATEHOLDERS FOR ANY SUCH BREACH OR DEFECT. The Seller will be the sole warranting party in respect of the related Mortgage Loans, and none of the Depositor, the Trustee, the Master Servicer, the Special Servicer or any of their respective affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Seller's representations and warranties or the existence of a defect in a mortgage file if the Seller defaults on its obligation to do so or if the Seller's obligation to repurchase an affected Mortgage Loan has expired as described above.

   In the event of a repurchase of a Mortgage Loan by the Seller, the repurchase price will be equal to the sum of the Principal Balance of such Mortgage Loan on the date of repurchase, plus interest accrued thereon at the applicable Mortgage Rate from the date on which interest has last been paid or advanced and distributed on such Mortgage Loan to the following Due Date, plus the amount of any unreimbursed Advances made in respect of such Mortgage Loan together with interest payable in respect of such Advances at the Advance Rate (the "Purchase Price").

PREPAYMENT INTEREST SHORTFALLS AND EXCESS PREPAYMENT INTEREST

   For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a full or partial Principal Prepayment, other unscheduled principal payment or a Balloon Payment

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is received between Due Dates on a Mortgage Loan. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, other unscheduled principal payment, or the principal portion of such Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the principal balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, other unscheduled principal payment, or Balloon Payment had not been made over (b) the aggregate interest that did so accrue during such period through the date such payment was made.

   In any case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Prepayment Period after the Due Date for the related Mortgage Loan, "Excess Prepayment Interest" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of such Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Master Servicer. The amount of Excess Prepayment Interest in any such case will equal, to the extent collected, the interest that accrues on such Principal Prepayment or the principal portion of such Balloon Payment from such Due Date to the date such payment was made.

   To the extent that the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for any Due Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Due Period, the Servicing Fee (but not the compensation of the Special Servicer) for the corresponding period will be reduced in an amount necessary (up to one-twelfth of the product of the Scheduled Principal Balance of the Mortgage Loans and 0.13%) to offset such additional remaining Prepayment Interest Shortfalls. See "SERVICING--The Master Servicer--Adjustment to Servicing Fee" herein. To the extent that the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for any Due Period exceeds the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for such Due Period, such excess amount (the "Net Aggregate Excess Prepayment Interest" for such Due Period) will be payable to the Master Servicer as additional compensation.

   Any interest shortfall remaining after the offset by any Excess Prepayment Interest and the Servicing Fee (a "Net Aggregate Prepayment Interest Shortfall") will be allocated pro rata in accordance with the respective amounts of interest accrued for such Classes for such Distribution Date, in each case in reduction of the Interest Distribution Amounts for such Classes of Certificates. None of the Master Servicer, the Special Servicer or the Trustee shall have any obligation to make any Advance to cover such interest shortfalls.

CLASS R CERTIFICATE

   The Class R Certificate will not have a Certificate Principal Balance or a Certificate Rate assigned thereto. The Class R Certificate will be entitled to receive any Available Distribution Amount remaining on any Distribution Date after the Certificate Principal Balances of each other Class of Certificates receive all payments due to them and also will be entitled to receive the proceeds of the remaining assets of the Trust Fund, if any, after the Certificate Principal Balances of all of the Certificates have been reduced to zero.

REPORTS TO CERTIFICATEHOLDERS

TRUSTEE REPORTS

   Based on information provided to the Trustee in monthly reports prepared by the Master Servicer and the Special Servicer, the Trustee will prepare and forward by first class mail (or such other medium as the Depositor and the Trustee will agree, the incremental cost of which will be paid in advance by the recipient thereof) on each Distribution Date to each Certificateholder, any beneficial owner of a Certificate who satisfactorily identifies itself as such to the Trustee, upon request, the Depositor, anyone the Depositor or the Underwriter reasonably designates, the Master Servicer, the Special Servicer and each Rating Agency:

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        (a) A statement setting forth, to the extent applicable: (i) the amount, if any, of such distribution to the holders of each Class of Certificates applied to reduce the respective Certificate Principal Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to interest accrued at the respective Certificate Rates, less any Net Aggregate Prepayment Interest Shortfalls;
    (iii) the amount of unpaid interest allocated to each Class of Certificates for such Distribution Date and the cumulative unpaid interest allocated to each Class of Certificates for all prior Distribution Dates;
    (iv) the number of Mortgage Loans, aggregate principal balance of the Mortgage Loans and aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Determination Date; (v) the number and aggregate principal balances of Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) delinquent for the past twelve months and (e) as to which foreclosure proceedings have been commenced and as to each Mortgage Loan to which this subclause
    (v) applies, the property name and the principal balance thereof; (vi) with respect to any Mortgage Loan as to which an REO Property was acquired during the preceding calendar month, the principal balance of such Mortgage Loan as of the date the related REO Property was acquired; (vii) as of the related Determination Date (a) the book value of any REO Property, (b) as to any REO Property sold during the related Due Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Collection Account, and (c) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Due Period and credited to the Collection Account, in each case identifying such REO Property by the property name of the related Mortgage Loan; (viii) the aggregate Certificate Principal Balance of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date, (ix) the aggregate amount of Principal Prepayments and the aggregate amount of other unscheduled principal payments made during the related Prepayment Period; (x) the Certificate Rate applicable to each Class of Certificates for such Distribution Date; (xi) the aggregate amount of Servicing Fees, Special Servicing Fees, Extension Fees and Workout Fees and any other fees specified in the Pooling and Servicing Agreement retained by or paid to the Master Servicer and the Special Servicer; (xii) the amount and application of Prepayment Interest Shortfalls, Excess Prepayment Interest, Realized Losses and the Appraisal Reduction Capitalization Amount, if any; (xiii) the aggregate amount of Monthly Advances made with respect to such Distribution Date and made with respect to all preceding Distribution Dates, and the aggregate amount of Expense Advances and Property Protection Advances made during the calendar month preceding such Distribution Date and during all calendar months preceding such Distribution Date outstanding which have been made by the Master Servicer, the Special Servicer and the Trustee; (xiv) the amount and application of any Appraisal Reductions effected during the related Due Period on a Mortgage Loan-by-Mortgage Loan basis; (xv) the aggregate amount of Principal Prepayments and the aggregate amount of other unscheduled principal payments made during the preceding twelve month period and (xvi) such other information and in such form as will be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate.

       (b) A report containing information provided by the Master Servicer and the Special Servicer regarding the Mortgage Loans as of the end of the related Due Period and Prepayment Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information" and such information will be presented in a tabular format substantially similar to the format utilized under such caption and a Mortgage Loan-by-Mortgage Loan listing (in descending balance order) in a tabular format substantially similar to the format utilized in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement showing property type, location, unpaid principal balance, interest rate, paid through date, maturity date and such other information and in such form as will be specified in the Pooling and Servicing Agreement.

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        (c) A report containing information provided by the Master Servicer and the Special Servicer relating to gross revenues, expenses, net operating income, current occupancy information and the most recent Debt Service Coverage Ratio for each Mortgage Loan and the related Mortgaged Property to the extent such information is received from the related mortgagors.

PORTFOLIO PERFORMANCE REPORTS

   On or about the 15th day of each month, commencing no later than January 1996, the Master Servicer will prepare a "Portfolio Performance Report" with respect to the Mortgage Loans and deliver it to the Trustee, who is required to deliver the same to the Special Servicer, the Underwriter, the Depositor, anyone the Depositor or the Underwriter reasonably designates, the Certificateholders and each Rating Agency. On or about the 15th day of April of each year, beginning in April 1996, the Master Servicer will prepare a summary of such monthly "Portfolio Performance Reports" and deliver such annual report to the Trustee, who is required to deliver the same to the Special Servicer, the Underwriter, the Depositor, anyone the Depositor or the Underwriter reasonably designates, the Certificateholders and each Rating Agency. The Portfolio Performance Reports will be prepared in part based on information provided to the Master Servicer each month by the Special Servicer with respect to Specially Serviced Mortgage Loans and by the mortgagors as required under the terms of the Mortgage Loans. The Portfolio Performance Reports will set forth detailed information (on both an aggregate and loan-by loan basis) with respect to the status of the Mortgage Loans, including, among other things, the following: (i) number of days delinquent (ranging from less than one month to over two years) and causes of servicing transfers, (ii) delinquency status by state, (iii) delinquency status by property type, (iv) delinquency status by state and property type, (v) Specially Serviced Mortgage Loans returned to the Master Servicer by the Special Servicer with and without modifications, (vi) Mortgage Loans liquidated, including by payment in full, discounted payoff, sale of the Mortgage Loan, repurchase for breach of representations and warranties and sale of REO Property, (vii) REO Property by state and property type, (viii) Mortgage Loans with delinquent taxes and insurance payments, together with the unpaid balances thereof and (ix) such other information as may be reasonably requested by the Special Servicer.

SPECIAL SERVICER REPORTS

   On each Determination Date, the Special Servicer will prepare the following reports with respect to Specially Serviced Mortgage Loans (collectively, the "Special Servicer Reports"): (i) a report showing loan by loan detail on each Specially Serviced Mortgage Loan which is 60 days delinquent, 90 days delinquent or in the process of foreclosure, (ii) an REO status report for each REO Property and (iii) a modification report showing Mortgage Loan-by-Mortgage Loan for each Specially Serviced Mortgage Loan the material details for each modification closed during the most recent reporting period. The Special Servicer Reports will be delivered by the Special Servicer to the Trustee, and the Trustee will distribute such reports to the Master Servicer, the Underwriter, the Depositor, anyone the Depositor or the Underwriter reasonably designates, each Rating Agency and the Certificateholders. Any person may call the Special Servicer at (214) 290-2674 in order to inquire how to obtain the Special Servicer Reports.

OTHER INFORMATION

   The Pooling and Servicing Agreement requires that the Master Servicer upon written request make available at its offices primarily responsible for servicing the Mortgage Loans, during normal business hours, for review by the Depositor, the Trustee, any holder of a Certificate, each Rating Agency or any other Person designated in writing by the Trustee, including, without limitation, any beneficial holder of a Certificate, originals or copies of, among other things, the following items: (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date statements delivered to holders of the relevant Class of Certificates since the Delivery Date, (iii) all officers' certificates delivered to the Trustee since the Delivery Date, (iv) all accountants' reports delivered to the Trustee since the Delivery Date, (v) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, (vii)

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any and all modifications, waivers and amendments of the terms of a Mortgage
Loan entered into by the Special Servicer, and (viii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Master Servicer's or the Trustee's determination that any Monthly Advance, Expense Advance or Property Protection Advance is nonrecoverable or, if made, would be nonrecoverable. Notwithstanding the foregoing, the Master Servicer will not be obligated to disclose any proprietary, confidential or legally privileged documents or those which the Master Servicer is prohibited by law or the terms of the Mortgage Loans from disclosing. Copies of any and all of the foregoing items and any Special Servicer Reports will be available from the Master Servicer in hard copy, upon request; provided, however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

   In addition, the Depositor expects to make available certain information relating to the Certificates and the Mortgage Loans to beneficial owners of the Certificates through Bloomberg Information Services.

FINAL RATED DISTRIBUTION DATE

   The Final Rated Distribution Date for the Offered Certificates is August 20, 2030. The "Final Rated Distribution Date" is the Distribution Date in the month following the month that is two years after the maturity date of the Mortgage Loan with the latest maturity date, without taking into account any scheduled Balloon Payment, but instead assuming the full amortization of the Mortgage Loan in accordance with its current amortization schedule.

   The rating assigned by a Rating Agency to any Class of Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, the principal distributions to which they are entitled. See "RATINGS" herein.

OPTIONAL TERMINATION

   On any Distribution Date on or after the date on which the outstanding aggregate Scheduled Principal Balance of the Mortgage Loans has been reduced below 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer, the Special Servicer (in the event that all the Mortgage Loans remaining in the Trust Fund are Specially Serviced Mortgage Loans) or the holder of the Class R Certificate each will have the right to purchase, in whole, but not in part, all of the Mortgage Loans and any property acquired in respect of the Mortgage Loans at a purchase price equal to the sum of (a) the greater of (i) the aggregate outstanding principal balance of each Mortgage Loan plus interest accrued thereon at the related Mortgage Rate to the last day of the month of purchase, plus any outstanding compensation payable to the Master Servicer and the Special Servicer and any unreimbursed Monthly Advances, Expense Advances and Property Protection Advances made with respect to each such Mortgage Loan together with interest thereon at the Advance Rate, and (ii) the fair market value thereof as determined by the Master Servicer, and (b) the appraised value of any property acquired in respect of the Mortgage Loans. The proceeds of any such purchase will be treated as a payment of principal and interest on the Mortgage Loans for purposes of distributions to Certificateholders and will effect an early retirement of the Certificates.

   ANY SUCH TERMINATION WOULD RESULT IN PREPAYMENT IN FULL OF THE
CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CLASS OF CLASS A-X CERTIFICATES AND ANY OTHER OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE TERMINATION WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS. SEE "YIELD CONSIDERATIONS" HEREIN.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the outstanding Certificate Principal Balances of such Classes and none of the Voting Rights will be allocated to the Class A-X Certificates and the Class R Certificate. When determining the allocation of Voting Rights among the Classes of Certificates, an Appraisal

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

Reduction will be treated as a Realized Loss and allocated in the manner described herein for the allocation of Realized Losses. The amount of such Realized Loss allocated or described in the preceding sentence will be reduced and the Certificate Principal Balance of the affected Class reinstated to the extent that the amount recovered on a Mortgage Loan and allocable to principal after the date of the Appraisal Reduction on such Mortgage Loan exceeds (x) the principal balance of such Mortgage Loan on the date that such Appraisal Reduction occurred minus (y) such Appraisal Reduction. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

LISTS OF CERTIFICATEHOLDERS

   If three or more Certificateholders (hereinafter referred to as "applicant"), apply in writing to the Trustee for a list of the names and addresses of the Certificateholders, and such application states that the applicants desire to communicate with other Certificateholders and is accompanied by a copy of the communication proffered by the applicants to all Certificateholders, then the Trustee is required, within ten business days after the receipt of such request, to afford such applicants access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested shall be borne by the requesting Certificateholders.

COLLECTION ACCOUNT, DISTRIBUTION ACCOUNT AND REO ACCOUNTS

   The Master Servicer will establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of the Certificateholders. All payments and collections received on the Mortgage Loans and Monthly Advances by the Master Servicer will be deposited in the Collection Account. Such payments and collections will be deposited in the Collection Account within one business day of being posted by the Master Servicer.

   The amount at any time credited to the Collection Account may be invested in Eligible Investments (defined below) that are payable on demand or, in general, mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the first business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Eligible Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account not later than the business day immediately preceding the Distribution Date next succeeding the date on which such losses are realized.

   The Trustee will establish and maintain an account (the "Distribution Account") in the name of the Trustee on behalf of the Certificateholders. On the Master Servicer Remittance Date, the Master Servicer will remit to the Trustee for deposit into the Distribution Account funds held on deposit in the Collection Account, including any Advances by the Master Servicer, that are required to be distributed to the Certificateholders on the related Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of principal and interest to the Certificateholders as described under "DESCRIPTION OF THE CERTIFICATES--Principal and Interest Distributions."

   In connection with the operation of each REO Property, the Special Servicer will establish and maintain one or more accounts (collectively, the "REO Account") in the name of the Trustee for the benefit of the Certificateholders, and will account separately for funds received or expended with respect to each REO Property. In general, all revenues and amounts received or collected by the Special Servicer with respect to each REO Property will be deposited on a daily basis in the REO Account and the Special Servicer will withdraw from the REO Account funds that are necessary for the proper operation, management and maintenance of such REO Property. Any amounts received or collected by the Special Servicer relating to the sale or disposition of any Specially Serviced Mortgage Loan or REO Property will be withdrawn by the Special Servicer from the REO Account within one business day of receipt thereof and remitted to the Master Servicer for deposit in the Collection Account.

   On each Special Servicer Determination Date, the Special Servicer will withdraw from the REO Account and deposit in the Collection Account the revenues and amounts received or collected (other than as set forth above) during the period from the preceding Special Servicer Determination Date to the date thereof on or with respect to the related REO Property and reinvestment income thereon, net of expenses; provided, however, that the Special Servicer may retain in the REO Account sufficient funds for the proper operation, management and maintenance of the REO Property. The "Special Servicer Determination Date" means the fifth business day preceding each Distribution Date.

   The amount at any time credited to the REO Account may be invested by the Special Servicer in Eligible Investments that are payable on demand or, in general, mature or are subject to withdrawal or redemption before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Eligible Investments will constitute additional servicing compensation for the Special Servicer, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Special Servicer. The amount of each such loss will be required to be deposited by the Special Servicer in the REO Account not later than the business day immediately preceding the Distribution Date next succeeding the date on which such losses are realized.

   The Collection Account, the Distribution Account and the REO Account will be Eligible Accounts. "Eligible Account" means either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated not lower than "AAA" by the Rating Agencies (or such other lower ratings as will not result in the rating of the Certificates being reduced below the rating of the Certificates as of the Delivery Date as confirmed in writing by the Rating Agencies); provided that an account or accounts maintained by any depository institution which is an affiliate of Banc One Corporation or an affiliate of State Street Bank and Trust Company is deemed to qualify pursuant to this clause (i) as long as the Special Servicer or the Trustee, as applicable, has not received notice from the Rating Agencies that Banc One Corporation or State Street Bank and Trust Company, as applicable, no longer qualifies to hold such account or accounts pursuant to this clause (i), or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that any such state chartered depository institution is subject to regulation regarding funds on deposit substantially similar to the regulations set forth in 12 C.F.R. Section 9.10(b). "Eligible Investments" means certain securities that are specified in the Pooling and Servicing Agreement.

                           MATURITY CONSIDERATIONS

   Weighted average life refers to the average amount of time that will elapse from the date of delivery of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidation proceeds, as described herein.

   Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "CPR") represents an assumed constant rate of prepayments each month expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans. The Depositor does not make any representation as to the appropriateness of the CPR model.

   The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described above under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES."

    The "weighted average life" of a Class A, Class B, Class C or Class D Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and
(iii) dividing the sum by the original Certificate Principal Balance of such Certificate. The respective sets of tables set forth below for each of the Class A, Class B, Class C and Class D Certificates indicate the weighted average life of each such Class of Offered Certificates that would result, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown, if the Mortgage Loans were to prepay in accordance with the assumptions set forth in the following paragraph.

   The respective sets of tables below have been prepared generally on the basis of the assumptions (collectively, the "Modeling Assumptions") that (i) the Class sizes are as shown on the cover of this Prospectus Supplement, (ii) the settlement date for the sale of the Certificates is November 28, 1995,
(iii) distributions on the Certificates are made on the 20th day of each month, commencing in December 1995, (iv) except as otherwise specifically described in these assumptions, the Mortgage Loans have the characteristics set forth under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" herein, (v) there are no delinquencies or defaults with respect to the Mortgage Loans, and all Monthly Payments, including all Balloon Payments, on the Mortgage Loans are timely received on their respective Due Dates, (vi) each of the Mortgage Loans prepays monthly at the specified percentages of CPR as set forth in the following tables beginning on the first Distribution Date on which such Mortgage Loans may be prepaid with a prepayment premium of 1.50% or less of the principal balance thereof or if no prepayment premiums are provided for, beginning on the first Distribution Date on which such Mortgage Loans may be prepaid at par. (vii) Principal Prepayments are received on the related Mortgage Loan's Due Date in each month and include one month's interest thereon, (viii) there are no repurchases of, or other unscheduled principal payments on, Mortgage Loans,
(ix) no Mortgage Loan is modified, (x) all of the Mortgage Loans accrue interest on a 30/360 basis, (xi) all Quarterly-Pay Loans pay on a monthly basis with each monthly payment equal to one-third of the scheduled quarterly payment, (xii) all of the Mortgage Loans have Due Dates which occur on the first of each month and (xiii) no optional termination of the Trust occurs.

   The Modeling Assumptions described above that have been made in preparing the following table are expected to vary from the actual performance of the Mortgage Loans. In particular, actual prepayments are not likely to occur at constant rates or at the assumed rates, and variations in prepayment speeds, even if averaging to the same constant prepayment rate over time, may have different effects on the payment rates of the Offered Certificates. Furthermore, prepayments and Balloon Payments at maturity will likely result in Prepayment Interest Shortfalls. There can be no assurance as to the actual rates of prepayment of the MortgageLoans or as to variations in applicable interest rates.

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
      FOR THE CLASS A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
                                       0%        2%        4%        8%       10%
                                   --------  --------  --------  --------  --------
Initial Distribution Date ........ 100%      100%      100%      100%      100%
November 20, 1996 ................  95        94        93        91        90
November 20, 1997 ................  71        70        68        64        62
November 20, 1998 ................  31        29        27        24        23
November 20, 1999 ................   4         3         2         0         0
November 20, 2000 ................   0         0         0         0         0
November 20, 2001 ................   0         0         0         0         0
November 20, 2002 ................   0         0         0         0         0
November 20, 2003 ................   0         0         0         0         0
November 20, 2004 ................   0         0         0         0         0
November 20, 2005 ................   0         0         0         0         0
November 20, 2006 ................   0         0         0         0         0
November 20, 2007 ................   0         0         0         0         0
November 20, 2008 ................   0         0         0         0         0
November 20, 2009 ................   0         0         0         0         0
Weighted average life (years)  ... 2.6       2.5       2.5       2.4       2.3

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
      FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
                                       0%        2%        4%        8%       10%
                                   --------  --------  --------  --------  --------
Initial Distribution Date ........ 100%      100%      100%      100%      100%
November 20, 1996 ................ 100       100       100       100       100
November 20, 1997 ................ 100       100       100       100       100
November 20, 1998 ................ 100       100       100       100       100
November 20, 1999 ................ 100       100       100       100        96
November 20, 2000 ................   0         0         0         0         0
November 20, 2001 ................   0         0         0         0         0
November 20, 2002 ................   0         0         0         0         0
November 20, 2003 ................   0         0         0         0         0
November 20, 2004 ................   0         0         0         0         0
November 20, 2005 ................   0         0         0         0         0
November 20, 2006 ................   0         0         0         0         0
November 20, 2007 ................   0         0         0         0         0
November 20, 2008 ................   0         0         0         0         0
November 20, 2009 ................   0         0         0         0         0
Weighted average life (years)  ... 4.2       4.2       4.1       4.1       4.1

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
      FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
                                       0%        2%        4%        8%       10%
                                   --------  --------  --------  --------  --------
Initial Distribution Date ........ 100%      100%      100%      100%      100%
November 20, 1996 ................ 100       100       100       100       100
November 20, 1997 ................ 100       100       100       100       100
November 20, 1998 ................ 100       100       100       100       100
November 20, 1999 ................ 100       100       100       100       100
November 20, 2000 ................   0         0         0         0         0
November 20, 2001 ................   0         0         0         0         0
November 20, 2002 ................   0         0         0         0         0
November 20, 2003 ................   0         0         0         0         0
November 20, 2004 ................   0         0         0         0         0
November 20, 2005 ................   0         0         0         0         0
November 20, 2006 ................   0         0         0         0         0
November 20, 2007 ................   0         0         0         0         0
November 20, 2008 ................   0         0         0         0         0
November 20, 2009 ................   0         0         0         0         0
Weighted average life (years)  ... 4.5       4.5       4.5       4.4       4.4

    PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
      FOR THE CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                   PERCENTAGE OF CPR
                                   ------------------------------------------------
                                       0%        2%        4%        8%       10%
                                   --------  --------  --------  --------  --------
Initial Distribution Date ........ 100%      100%      100%      100%      100%
November 20, 1996 ................ 100       100       100       100       100
November 20, 1997 ................ 100       100       100       100       100
November 20, 1998 ................ 100       100       100       100       100
November 20, 1999 ................ 100       100       100       100       100
November 20, 2000 ................  31        20        11         0         0
November 20, 2001 ................   0         0         0         0         0
November 20, 2002 ................   0         0         0         0         0
November 20, 2003 ................   0         0         0         0         0
November 20, 2004 ................   0         0         0         0         0
November 20, 2005 ................   0         0         0         0         0
November 20, 2006 ................   0         0         0         0         0
November 20, 2007 ................   0         0         0         0         0
November 20, 2008 ................   0         0         0         0         0
November 20, 2009 ................   0         0         0         0         0
Weighted average life (years)  ... 5.1       5.0       4.9       4.8       4.7

                             YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on any Offered Certificate will be affected by the price paid by the holder thereof, the related Certificate Rate, the rate and timing of principal payments on the Mortgage Loans (including, for this purpose, principal prepayments, which may include amounts received by virtue of voluntary prepayments, condemnation, casualty, defaults and repurchases due to material defects in the mortgage files for Mortgage Loans or breaches by the Seller of its representations and warranties regarding the Mortgage Loans and the purchase of the Mortgage Loans, under the circumstances described under "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein) and the extent to which such principal payments are applied in reduction of the Certificate Principal Balance or Class A-X Certificate Notional Amount of such Offered Certificate.

   The Certificate Rate for each of the Class A, Class B, Class C and Class D Certificates is fixed. The Certificate Rate applicable to the Class A-X Certificates on any Distribution Date is variable as described herein. Accordingly, the yields on the Class A-X Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default.

   The rate of principal payments on the Class A, Class B, Class C and Class D Certificates (and, accordingly, the Class A-X Certificate Notional Amount) will be affected by the rate of principal payments (including voluntary prepayments) on the Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from defaults) will tend to shorten the weighted average lives of the Class A, Class B, Class C and/or Class D Certificates whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of such Classes of Certificates. Any change in such weighted average lives may adversely affect the yield to holders of the Class A, Class B, Class C and/or Class D Certificates. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when holders of the Class A, Class B, Class C and/or Class D Certificates may be unable to reinvest such prepayments at interest rates equal to the Certificate Rates payable on their Certificates, while delays and extensions resulting in lengthening of such weighted average lives may occur at a time of high interest rates when Certificateholders may have been able to reinvest payments received by them at higher rates.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the Mortgage Rates on such Mortgage Loans (although it should be noted that forty-eight of the Mortgage Loans provide for Prepayment Premiums). Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in mortgagors' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on encumbrance clauses and, as stated above, provisions imposing Prepayment Premiums), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment. The Depositor makes no representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans.

   The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Certificate Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least 19 days following the period of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

    If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Balance calculates its anticipated yield to maturity based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

   The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. See "MATURITY CONSIDERATIONS" herein.

EFFECTS OF LOSSES ON THE MORTGAGE LOANS AND OTHER MATTERS

   The yield to maturity of any Class of Offered Certificates will be sensitive to the loss experience on the Mortgage Loans as well as the extent to which certain other expenses (including shortfalls due to certain additional compensation being required to be paid to the Special Servicer as a result of Mortgage Loans becoming Specially Serviced Mortgage Loans) may be incurred from time to time. Because of the priority of payments on the Certificates and the allocation of Realized Losses, any shortfalls and losses realized at any time generally will be borne as described above in "DESCRIPTION OF THE CERTIFICATES--Allocation of Realized Losses" herein and will, through the diminished cash distributions from the Mortgage Loans to be made in respect of the affected Class of Certificates, negatively impact the yield to maturity of any Certificateholder of such Class. In addition, since the Class A-X Certificate Notional Amount used to calculate interest distributions on the Class A-X Certificates will be reduced as a result of the allocations of Realized Losses to the Class A, Class B, Class C and Class D Certificates, amounts otherwise distributable on the Class A-X Certificates will be affected by Realized Losses allocated to reduce the aggregate Certificate Principal Balance of the Class A, Class B, Class C and Class D Certificates.

   In addition, to the extent that the holders of any Class of Offered Certificates experience a shortfall in the payment of any interest to which they are entitled, such interest shortfall will be payable on subsequent Distribution Dates, but will not bear interest and would therefore adversely affect the yield to maturity of such Class of Certificates for as long as such interest shortfall is outstanding.

YIELD SENSITIVITY OF THE CLASS A-X CERTIFICATES

   The yield to investors on the Class A-X Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. INVESTORS IN THE CLASS A-X CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT AN EXTREMELY RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOUP THEIR INITIAL INVESTMENTS.

   The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in each table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase prices of the Class A-X Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in the Class A-X Certificates when such reinvestment rates are considered.

    The table below has been prepared on the basis of the Modeling Assumptions and on the assumed purchase prices of the Class A-X Certificates set forth in the table, which includes accrued interest thereon.

      SENSITIVITY OF THE CLASS A-X CERTIFICATES TO PRINCIPAL PREPAYMENTS
                          PRE-TAX YIELDS TO MATURITY

  ASSUMED PURCHASE PRICE      0% CPR    2% CPR    4% CPR    8% CPR    10% CPR    15% CPR
--------------------------  --------  --------  --------  --------  ---------  ---------
     (INCLUDING ACCRUED
         INTEREST)
         $6,120,737         16.17%    15.35%    14.56%    13.03%    12.29%     10.44%


   There can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class A-X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.

                                  SERVICING

GENERAL

   Under the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer are required to service and administer the Mortgage Loans with the higher of the following standards of care:

       (i) the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the net present value of the mortgage loans; and

       (ii) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns.

   The Master Servicer and Special Servicer are required to adhere to the foregoing servicing standards notwithstanding any potential conflicts of interest, including, without limitation, (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates may have with a mortgagor or the Depositor; (ii) the ownership of any Certificates by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates; (iii) the Master Servicer's or the Special Servicer's right to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the Master Servicer's or the Special Servicer's obligations to make Advances or otherwise incur servicing expenses with respect to the Mortgage Loans; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property. The Master Servicer or the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer or the Special Servicer. Any such interest of the Master Servicer or the Special Servicer in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with its obligations in accordance with the loan servicing and administration procedures set forth in the Pooling and Servicing Agreement, regardless of whether such actions may have the effect of benefitting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer.

    The Master Servicer or the Special Servicer is permitted to enter into a servicing agreement with a sub-servicer (the "Sub-Servicer") and such Sub-Servicer will receive a fee for such services specified in such servicing agreement; provided, however, that the Master Servicer or the Special Servicer, as applicable, will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer or the Special Servicer, as applicable, alone were servicing the Mortgage Loans. The Master Servicer or the Special Servicer, as the case may be, will pay any servicing compensation due to any Sub-Servicer out of its own funds. If the Master Servicer or Special Servicer, as applicable, shall cease to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Master Servicer's or the Special Servicer's duties and obligations under the Pooling and Servicing Agreement as Master Servicer or Special Servicer until a qualified successor is put into place.

   The Master Servicer and the Special Servicer will pay all expenses incurred in connection with their responsibilities under the Pooling and Servicing Agreement, except to the extent that the Master Servicer and the Special Servicer are entitled to reimbursement for such expenses pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER

   GE Capital Asset Management Corporation (the "Master Servicer") is a wholly-owned subsidiary of General Electric Capital Corporation ("GECC"). GECC is an indirect wholly-owned subsidiary of the General Electric Company. The Master Servicer's principal offices are located at 2000 West Loop South, Suite 1200, Houston, Texas 77027. At October 11, 1995, the Master Servicer serviced approximately 13,000 commercial and multifamily loans, totaling approximately $8.2 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

   The information set forth above concerning the Master Servicer has been provided by the Master Servicer, and none of the Depositor, the Seller, the Trustee, the Special Servicer or the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SERVICING FEE

   The Master Servicer will be entitled to receive each month, out of payments of interest received on the Mortgage Loans in such month, a servicing fee (the "Servicing Fee") equal to one-twelfth of 0.15% per annum on the Scheduled Principal Balance of each Mortgage Loan as compensation for servicing the Mortgage Loans.

ADJUSTMENT TO SERVICING FEE

   To the extent that the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for any Due Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Due Period, the Servicing Fee (but not the compensation of the Special Servicer) for the corresponding period will be reduced in an amount necessary (up to one-twelfth of the product of the Scheduled Principal Balance of the Mortgage Loans and 0.13%) to offset such additional remaining Prepayment Interest Shortfalls. See "DESCRIPTION OF THE CERTIFICATES--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein.

THE SPECIAL SERVICER

   Banc One Management and Consulting Corporation, an Ohio corporation (the "Special Servicer"), will serve as Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgaged Loans. The Special Servicer is a wholly-owned subsidiary of BANC ONE CORPORATION. The Special Servicer's principal executive offices are located at 1717 Main Street, Dallas, Texas 75201.

   BANC ONE CORPORATION is a bank holding company with bank subsidiaries in several states, as well as non-bank subsidiaries engaged in mortgage banking, finance, leasing and other related businesses. BANC ONE CORPORATION's bank and non-bank subsidiaries engage in lending and related activities in a substantial part of the United States. The Special Servicer or its affiliates own and

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are in the business of acquiring assets similar in type to the assets of the
Trust. To the extent that assets owned, managed and/or serviced by the Special Servicer or its affiliates are of a type similar to the assets held by the Trust Fund, such assets might, depending upon the particular circumstances (including, for example, the location of such assets), compete with the Mortgaged Properties for tenants, purchasers, financing and the like.

   The Special Servicer is engaged in asset management, lending, servicing, liquidation, collection, asset valuation and consulting and related activities with nonaffiliated companies and governmental entities, including the Federal Deposit Insurance Corporation and Resolution Trust Corporation. The Special Servicer or its subsidiaries have operating offices in Dallas, Texas and Manchester, New Hampshire; and have managed and serviced assets in all fifty states, the District of Columbia and Puerto Rico.

   As of September 30, 1995, the Special Servicer was responsible for managing and servicing a portfolio of approximately 8,599 assets, consisting of loans, foreclosed real estate assets and other assets with a total balance in excess of $4.4 billion. Loan concentrations within such portfolio included commercial office buildings, retail centers, industrial, and multifamily projects. Foreclosed real estate assets under management exceeded $42.9 million, with significant concentrations in land, office buildings and retail centers. Approximately $3.2 billion of the Special Servicer's assets under management were administered under contracts that may be characterized as master, primary or general servicing contracts (approximately $200 million of which the Special Servicer is servicing in multiple capacities), with the remaining $1.2 billion under contracts which may be characterized as special servicing contracts. The Special Servicer has provided servicing in some capacity under 16 commercial mortgage backed securities transactions.

   The Special Servicer will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the validity or sufficiency of the security agreements described herein with respect to the Mortgage Loans, or the collectibility of amounts due under the Mortgage Loans.

   The information set forth above concerning the Special Servicer has been provided by the Special Servicer, and none of the Depositor, the Seller, the Trustee, the Master Servicer or the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICING COMPENSATION

   The Special Servicer will be entitled to receive, with respect to any Due Period, a fee (the "Extension Fee") equal to $3,000 with respect to any Mortgage Loan whose maturity date has been extended by the Special Servicer during such Due Period, a special servicing fee (the "Special Servicing Fee") equal to one-twelfth of 0.50% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan as of the first day of such Due Period and a fee (the "Workout Fee") equal to 1.0% of (i) collections on the Specially Serviced Mortgage Loans and (ii) the net proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or an REO Property during such Due Period (collectively, the "Special Servicer Compensation"). The Special Servicer is also permitted to retain certain mortgagor-paid fees and charges specified in the Pooling and Servicing Agreement.

SPECIALLY SERVICED MORTGAGE LOANS

   The Master Servicer will transfer servicing responsibility to the Special Servicer with respect to (i) any Mortgage Loan as to which a Monthly Payment (or quarterly payment in the case of a Quarterly-Pay Loan) is more than 60 days delinquent or as to which, in the reasonable judgment of the Master Servicer, a default in the payment of the Balloon Payment is likely to occur within 60 days and, in the reasonable judgment of the Master Servicer based upon correspondence and/or communications with the related mortgagor, such Balloon Payment will not be paid within 15 days immediately succeeding its due date; (ii) any Mortgage Loan as to which the mortgagor has entered into or consented to bankruptcy, reorganization, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the mortgagor has become the subject of a decree or order for such a proceeding which has remained in force and undischarged or unstayed for a period of 60 or more days; (iii) any Mortgage Loan as to which the

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Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which a material modification has been proposed by the related mortgagor; (v) any Mortgage Loan as to which the mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the reasonable judgment of the Master Servicer, a payment default (other than with respect to a default on a Balloon Payment provided in clause (i) above) has occurred or is likely to occur within 60 days and is likely to remain uncured by the mortgagor within 60 days thereafter (each, a "Specially Serviced Mortgage Loan"). The Special Servicer will prepare certain reports for the Master Servicer with respect to such Specially Serviced Mortgage Loans. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, provided that the Master Servicer will continue to perform certain servicing functions on such Specially Serviced Mortgage Loans, including preparing certain reports to the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least 90 days, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer and such Mortgage Loan will no longer be deemed a Specially Serviced Mortgage Loan.

SALE OF REO PROPERTIES

   The Pooling and Servicing Agreement will require the Special Servicer to sell any Mortgaged Property that has been foreclosed upon pursuant to the procedures specified in the Pooling and Servicing Agreement (each, an "REO Property"), within two years after such property has been acquired by the Trust Fund (within the meaning of the REMIC provisions of the Code), unless the Trustee, the Master Servicer or the Special Servicer on behalf of the Trustee has received a ruling from the Internal Revenue Service to the effect that the holding by the Trust Fund of the foreclosed property for an additional specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code on either REMIC, or cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, in which event such two-year period will be extended by such additional specified period. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein. No consent of Certificateholders would be required in connection with such an extension. In addition, under the REMIC provisions of the Code, the Special Servicer may be required to hire an independent contractor to operate any Mortgaged Property that has been foreclosed upon. The costs of such operation may be significantly greater than the cost of direct operation by the Special Servicer.

THE EXTENSION ADVISER

   The initial Extension Adviser will be the Master Servicer. The Extension Adviser will be responsible for ensuring that the standard for any Mortgage Loan modification described below in the first six lines of the first paragraph of the section entitled "--Mortgage Loan Modifications" has been satisfied in connection with any modification or modifications described below under clause (i) of the first paragraph of such section that extends the maturity date of a Mortgage Loan beyond the date that is three years after its maturity date as of the Cut-off Date, which approval will be deemed to have been received if the Extension Adviser does not otherwise notify the Special Servicer within the period of time specified in the Pooling and Servicing Agreement. The Extension Adviser may not resign as Extension Adviser unless it is legally impermissible for the Extension Adviser to serve in such capacity. The Extension Adviser will receive the fee specified in the Pooling and Servicing Agreement, payable from the Trust Fund, with respect to each Mortgage Loan whose extension the Extension Adviser has been consulted on, in accordance with the provisions of the Pooling and Servicing Agreement. A majority of the holders of the Offered Certificates (other than the Class A-X Certificate) will have the right to elect the Extension Adviser. At any time, the holders of a majority of the Voting Rights of the Class A, Class B, Class C and Class D Certificates may vote to remove the Extension Adviser. In either such event, the Trustee will hold an election for a substitute Extension Adviser, which election will be held commencing as soon as

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practicable after the resignation or removal of the Extension Advisor. To hold such election, the Trustee will call a meeting of the holders of the Class A, Class B, Class C and Class D Certificates. Notices of the meeting of the holders of such Classes will be mailed or delivered to each such holder not less than 10 or more than 60 days prior to the meeting. A majority of the Voting Rights of such Certificates, present in person or represented by proxy, shall constitute a quorum for the nomination of Extension Advisor.

MORTGAGE LOAN MODIFICATIONS

   The Special Servicer may, subject to the limitations set forth under "--The Controlling Party" and "--The Extension Advisor" modify, waive or amend the terms of any Mortgage Loan with respect to which a material default has occurred (or one on which default is reasonably foreseeable) or a payment default has occurred, if it determines in its judgment that such modification, waiver or amendment of the terms of a Mortgage Loan is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan; provided that the Special Servicer may not agree to any modification, waiver or amendment that: (i) extends the maturity date of such Mortgage Loan by more than three (3) years without the approval of the Extension Advisor, (or with respect to Mortgage Loans secured by leaseholds, the date which is 10 years prior to the expiration of the lease); provided, however, that in no event may any such modification, waiver or amendment extend the maturity date of such Mortgage Loan later than two years prior to the Final Rated Distribution Date; (ii) permits deferral of interest without accrual of interest at the Mortgage Rate thereon; (iii) results in the amount of negative amortization added to the principal balance of such Mortgage Loan resulting from such modification exceeding 10% of the principal balance of such Mortgage Loan (less any negative amortization added to the principal balance of such Mortgage Loan prior to such modification); or (iv) modifies the Mortgage Rate of any Mortgage Loan. The Special Servicer may forgive principal on, satisfy at a discount, or modify a Money Term of any Specially Serviced Mortgage Loan only with the approval of the Controlling Party and subject to the limits on the Controlling Party as described in "--The Controlling Party" below. In addition, the Pooling and Servicing Agreement provides that the Special Servicer must receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan. Modifications of a Mortgage Loan, and in particular modifications that forgive principal or interest, may result in Realized Losses of principal or interest on such Mortgage Loan.

   Modifications of Mortgage Loans may tend to reduce prepayments by avoiding liquidations and thereafter may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "YIELD CONSIDERATIONS" herein.

ADVANCES

MONTHLY ADVANCES

   On the business day immediately preceding each Distribution Date, the Master Servicer (or, in certain circumstances, the Special Servicer) will be obligated to advance (i) any Monthly Payment, (other than any Balloon Payment), that is delinquent as of the close of business on the preceding Determination Date and (ii) any payments of principal and interest in respect of Assumed Scheduled Payments deemed due in respect of delinquent Balloon Payments, in each case net of the related Servicing Fee, and, in each case, only if the Master Servicer or the Special Servicer, as applicable, determines that the amount so advanced (each, a "Monthly Advance") would not be a Nonrecoverable Advance and only so long as the Mortgage Loan or the related Mortgage Property is included in the Trust Fund; provided, however, that the amount of any Monthly Advance required to be made by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Master Servicer or the Special Servicer, as applicable, without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction thereof and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date. To the extent that the Master Servicer or the Special Servicer, as applicable, fails to make a Monthly Advance

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required to be made, the Trustee will make such required Monthly Advance (i)
if the Trustee determines that such Monthly Advance, if made, would not be a Nonrecoverable Advance and (ii) subject to certain other conditions set forth in the Pooling and Servicing Agreement. "Assumed Scheduled Payment" means, with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any Mortgage Loan relating to an REO Property for which the related Mortgage Note provided for a Balloon Payment), an amount deemed to be due for such Mortgage Loan on each Distribution Date after the Due Date on which such Balloon Payment was due, assuming such Balloon Payment had not become due, which will be equal to the Monthly Payment that would otherwise have been due thereon on the related Due Date if such Mortgage Loan did not have a Balloon Payment in accordance with the provisions of the related Mortgage Note.

EXPENSE ADVANCES

   Under the Pooling and Servicing Agreement, at the direction of the Special Servicer the Master Servicer will, and the Special Servicer at its option may, advance foreclosure costs (including reasonable attorneys' fees and court costs) and taxes and assessments on the Mortgaged Property and insurance premiums not paid by mortgagors on a timely basis, but only to the extent that such advance would not constitute a Nonrecoverable Advance (each, an "Expense Advance"). To the extent that the Master Servicer fails to make an Expense Advance required to be made, the Trustee will be required to make such required Expense Advance but only if the Trustee determines that such Expense Advance, if made, would not be a Nonrecoverable Advance.

PROPERTY PROTECTION ADVANCES

   Under the Pooling and Servicing Agreement the Special Servicer will advance funds (a "Property Protection Advance") in the event the funds on deposit in the REO Account are insufficient to pay amounts due and payable with respect to (i) insurance premiums in respect of related REO Property,
(ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) costs and expenses necessary to maintain, manage or operate such REO Property, and (iv) costs and expenses of restoration improvements and tenant improvements; provided that the Special Servicer shall be obligated to make such Property Protection Advances only if the Special Servicer determines that the amount so advanced will not be a Nonrecoverable Advance. Notwithstanding the foregoing, the Special Servicer will not make any expenditures or Property Protection Advances on behalf of mortgagors (other than with respect to REO Properties) unless either the amount of such expenditure or Property Protection Advance is permitted to be recovered from the related mortgagor or such advance would not have been required but for a default on the related Mortgage Loan. To the extent that the Special Servicer fails to make a Property Protection Advance and the Trustee has actual knowledge thereof, the Trustee will be required to make such required Property Protection Advance (i) if the Trustee determines that such Advance, if made, would not be a Nonrecoverable Advance and (ii) subject to certain other conditions set forth in the Pooling and Servicing Agreement.

NONRECOVERABLE ADVANCES

   A "Nonrecoverable Advance" is any Monthly Advance, Expense Advance or Property Protection Advance that the Master Servicer, the Special Servicer or the Trustee, as applicable, has determined in its reasonable business judgment would not ultimately be recoverable (together with interest thereon at the Advance Rate) from subsequent payments or collections (including Insurance Proceeds and net Liquidation Proceeds) in respect of the affected Mortgage Loan. The determination by the Master Servicer that any proposed Monthly Advance, Expense Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance will be evidenced by an officer's certificate delivered to the Trustee at the time that such Monthly Advance would otherwise be required that sets forth in detail the reasons for such determination, with copies of external appraisals performed on the Mortgaged Property prepared within the last 12 months in accordance with MAI standards and methodologies by an MAI appraiser and, if such reports are to be used by the Master Servicer to determine that any proposed Monthly Advance, Expense Advance or Property Protection Advance would be nonrecoverable, any

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engineers' reports, environmental surveys, income and expense statements, rent rolls, or other information relevant thereto which support such determination. In the case of any proposed Monthly Advance, Expense Advance or Property Protection Advance by the Special Servicer or the Trustee, the determination by the Special Servicer or the Trustee, as applicable, that any proposed Monthly Advance, Expense Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance will be evidenced by an officer's certificate of the Special Servicer or the Trustee, as applicable, together with such supporting information. Any determination by the Master Servicer, the Special Servicer or the Trustee that a Monthly Advance, Expense Advance or Property Protection Advance previously made has become Nonrecoverable will be evidenced in a manner similar to that required for such person to determine that a proposed Monthly Advance, Expense Advance or Property Protection Advance would be Nonrecoverable. The cost of obtaining any appraisal in connection with a Nonrecoverable Advance determination will be deemed and repaid as an Expense Advance.

INTEREST ON ADVANCES; REPAYMENT OF ADVANCES

   Interest on Monthly Advances, Expense Advances and Property Protection Advances (collectively, the "Advances") made by the Master Servicer, the Special Servicer or the Trustee will accrue at the daily prime loan rate as reported in The Wall Street Journal (or, if such rate is not published for any reason, a daily prime loan rate selected from a comparable periodical) as most recently available as of the date of each such Monthly Advance, Expense Advance or Property Protection Advance (the "Advance Rate") and will be reimbursable from recoveries on the affected Mortgage Loan. Interest on any Advance will compound monthly and accrue during the period of time from the date on which such Advance is made to, but not including, the date on which such Advance is repaid.

   Advances together with interest thereon at the Advance Rate will be reimbursable to the Master Servicer, the Special Servicer and the Trustee from recoveries on the affected Mortgage Loan and, to the extent an Advance is determined to be a Nonrecoverable Advance, from any funds on deposit in the Collection Account prior to the rights of Certificateholders thereto.

THE CONTROLLING PARTY

   For so long as the Certificates are outstanding, an entity designated as described below (the "Controlling Party") will have the right to approve certain actions of the Special Servicer with respect to the Specially Serviced Mortgage Loans.

   The Special Servicer will advise the Controlling Party in writing of certain actions the Special Servicer proposes to take with respect to Specially Serviced Mortgage Loans, and the Special Servicer will not take any action which the Controlling Party directs in writing will not be taken. If the Controlling Party has not approved or rejected a recommendation of the Special Servicer within five business days of the date such recommendation was made, the Special Servicer may take the actions it had specifically recommended. The Special Servicer will advise the Controlling Party prior to the Special Servicer taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of the Mortgaged Property securing the Specially Serviced Mortgage Loans that are and continue in default; (ii) any material modification of a Money Term of a Mortgage Loan; (iii) any extension of the maturity of a Mortgage Loan;
(iv) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (v) any determination to bring an REO Property into compliance with applicable environmental laws; (vi) determining whether to direct the Master Servicer to make, or determining whether the Special Servicer in its sole discretion (but with the approval of the Controlling Party) should make, Expense Advances or Property Protection Advances and whether any Expense Advances or Property Protection Advances will be a Nonrecoverable Advance; and (vii) any acceptance of substitute or additional collateral for a Mortgage Loan.

   The Controlling Party may reject the recommendation of the Special Servicer based upon the present value analysis or other factors used in the recommendation provided. If the Special Servicer's recommendation is rejected by the Controlling Party, then at the written request of the Special Servicer an independent third party arbitrator will be selected by the Trustee with the consent of the Rating

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Agencies within ten days of such request and the Trustee shall deliver the present value analysis or other factors used in the recommendation to the arbitrator within five days of the Trustee's selection of such arbitrator (which arbitrator will be an expense of the Controlling Party) to decide which present value analysis or other information provided more accurately reflects the best economic interests of the Trust Fund. The independent arbitrator will (1) select a course of action based solely on the recommendations provided by the Controlling Party and the Special Servicer (rather than on an alternative recommendation provided by the arbitrator), and (2) render a decision within five business days of receipt of the analyses. The decision of the arbitrator will be binding upon the Controlling Party and the Special Servicer. If the arbitrator fails to render a decision within five business days of its receipt of the analyses referred to above, the Special Servicer is permitted to take the actions it had specifically recommended. Notwithstanding the foregoing, the Special Servicer shall not be obligated to follow any instruction by the Controlling Party or any decision by the arbitrator that requires or causes the Special Servicer to violate any provisions of the Pooling and Servicing Agreement including, without limitation, the standard of care required of it by the Pooling and Servicing Agreement, the Mortgage Loans or applicable law or adversely affect either REMIC.

   The Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Class of Certificates (not including the Class A-X Certificates and the Class R Certificate) with the latest alphabetical Class designation that has an outstanding Certificate Principal Balance exceeding 25% of its Initial Certificate Principal Balance to (i) act as Controlling Party and (ii) replace the Special Servicer as provided in the Pooling and Servicing Agreement, provided that such replacement will be subject to receipt from the Rating Agencies of written confirmation that such replacement will not result in a downgrade, withdrawal or qualification of any of the then current ratings assigned to the Certificates of any Class. A Certificateholder will be entitled to appoint itself or an affiliate as Special Servicer of the Specially Serviced Mortgage Loans, but any appointment will be subject, among other things, to (i) receipt from the Rating Agencies of written confirmation that such appointment will not result in a downgrade, withdrawal or qualification of any of the then current ratings assigned to the Certificates, and (ii) receipt by the Trustee of the written agreement of the prospective Special Servicer of the Specially Serviced Mortgage Loans to be bound by the terms and conditions of the Pooling and Servicing Agreement.

INSURANCE

   The Pooling and Servicing Agreement will require that the Master Servicer maintain or require each mortgagor to maintain insurance in accordance with the related mortgage or deed of trust, which generally will include a standard hazard insurance policy with extended coverage. To the extent required by the related mortgage or deed of trust, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The cost of any such flood insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Special Servicer will cause to be maintained (i) hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (x) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (y) the replacement cost of the improvements which are a part of such property and
(ii) business or rental interruption insurance, as the case may be, in an amount sufficient to provide proceeds covering not less than one year of loss. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer, as applicable, may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket insurance policy.

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    In general, the standard form of hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of a partial loss will not exceed such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related mortgage or deed of trust, the Master Servicer will maintain or require each mortgagor to maintain other forms of insurance including, but not limited to comprehensive public liability insurance. The Pooling and Servicing Agreement will require the Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or the Special Servicer, as applicable, from the Trust Fund Account, with interest thereon, as provided by the Pooling and Servicing Agreement. Any insurance coverage maintained by the Master Servicer and the Special Servicer, as applicable, will be provided by insurance carriers that have a claims paying ability of "A" from D&P, or if not rated by D&P, from any of two other nationally recognized statistical rating organizations and a rating from S&P that is no more than two rating categories below the highest rating of the Certificates and in any event, no lower than "BBB."

   Neither the Master Servicer nor the Special Servicer, will have any obligation beyond using its reasonable efforts to enforce the insurance requirements described above and will have no obligation to advance funds or expend Trust Fund funds to purchase insurance beyond what is in place on the Cut-off Date except to the extent the cost of such insurance is reasonable in the Master Servicer's or the Special Servicer's judgment in relation to the principal balance of the affected Mortgage Loan. Furthermore, the Master Servicer or the Special Servicer will not be required in any way to maintain or obtain insurance coverage (other than what is in place on the Cut-off
Date) beyond what is reasonably available at a cost customarily acceptable to lenders in such situations and where the cost is recoverable from the Trust Fund if advanced by the Master Servicer or the Special Servicer.

CERTAIN MATTERS WITH RESPECT TO THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

   The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer or any of their respective directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or any such person will be protected against any breach of representations or warranties made by such parties in the

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Pooling and Servicing Agreement, or any liability imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer and any of their directors, officers, employees or agents and each person who controls the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense, including attorney's fees and expenses, incurred in connection with any actual or threatened legal or equitable action or proceeding relating to the Pooling and Servicing Agreement, any Mortgage Loan, any REO Property or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Pooling and Servicing Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne, pro rata, by all Certificateholders without regard to subordination, if any, of one Class to another.

   The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or in the event the Master Servicer is no longer in the business of servicing commercial mortgage loans similar to the Mortgage Loans. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

EVENTS OF DEFAULT

   Events of default (each, an "Event of Default") with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will include: (i) any failure by (a) the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer (other than an Advance) under the terms of the Pooling and Servicing Agreement when due or (b) the Special Servicer to remit to the Master Servicer for deposit in the Collection Account any payment required to be made by the Special Servicer when due; (ii) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, which failure continues unremedied for a period of 60 days after written notice of such failure has been given to the Master Servicer or the Special Servicer; (iii) a representation or warranty made by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of Certificateholders and such breach continues for 60 days following written notice to the breaching party; (iv) the entering against the Master Servicer or the Special Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) the consent by the Master Servicer or the Special Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; (vi) the admission by the Master Servicer or the Special Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and (vii) any failure of the Master Servicer or the Special Servicer, as applicable, to make any Monthly Advance, Expense Advance or Property Protection Advance in the manner and at the time required to be made pursuant to the Pooling and Servicing Agreement after receipt of notice from the Trustee, which failure, in the case of any Monthly Advance, continues unremedied on the business day prior to the Distribution Date and, in the case of any Expense Advance or Property Protection Advance, continues unremedied for a period of more than five business days after the date of receipt of such notice.

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    As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates entitled to at least 51% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 51% of all of the Voting Rights in the case of any Event of Default described in clauses
(ii), (iii), (vii) or (viii) above, or (c) in all cases of an Event of Default described in clauses (iv) through (vi) above, will terminate all of the rights and obligations of the Master Servicer or Special Servicer, as applicable, whereupon the Trustee or another successor Master Servicer or Special Servicer, as applicable, appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires each of the Master Servicer and the Special Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before April 30 of each year, beginning April 30, 1997 a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans for the preceding calendar year, or during the period from the Delivery Date through December 31, 1996 with respect to the first such statement, and that on the basis of such examination, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, such servicing has been conducted in compliance with such documents and records and the provisions of the Pooling and Servicing Agreement, except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers require it to report. Copies of such statement will be provided to any beneficial owner of a Certificate, upon the written request of such owner, by the Trustee.

   The Pooling and Servicing Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, the Depositor and the Rating Agencies, on or before April 30 of each year, beginning April 30, 1997, an officer's certificate of the Master Servicer or Special Servicer, as applicable, stating that, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding calendar year, or during the period from the Delivery Date through December 31, 1996 with respect to the first such officer's certificate, or, if there has been a default, specifying each default known to such officer.

AMENDMENT

   The Pooling and Servicing Agreement provides that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the qualification of any of the REMICs as a REMIC or to avoid the imposition of any tax on any of the REMICs, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or adversely affect the status of any of the REMICs as a REMIC. The Trustee will require an opinion of counsel that such amendment is permitted under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement also provides that it may be amended by the parties thereto with the consent of the holders of Certificates representing not less than 66 2/3 % of the Voting Rights of each Class of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may among other things, (i) reduce in any manner the amount of, delay the timing of, or change the manner of the distribution of payments received on or with respect to the Mortgage Loans that are required to be distributed on any Certificate, or modify or alter the Master Servicer's or the Trustee's advancing obligations under the

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Pooling and Servicing Agreement or modify or alter the servicing standards of the Master Servicer and the Special Servicer set forth thereunder without the consent of each affected Certificateholder, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the holders of such Class representing no less than 66 2/3 % of the Voting Rights of such Class, or (iii) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

   The Pooling and Servicing Agreement further provides that no amendment by consent of the Certificateholders to the Pooling and Servicing Agreement will be made unless there has been delivered in accordance with the Pooling and Servicing Agreement an opinion of counsel to the effect that such amendment will not cause any REMIC to fail to qualify as a REMIC or cause a tax to be imposed on any REMIC.

TERMINATION

   The obligations of the parties to the Pooling and Servicing Agreement will terminate upon the earlier of (a) the purchase by the Master Servicer, the Special Servicer (in the event that all Mortgage Loans remaining in the Trust Fund are Specially Serviced Mortgage Loans) or any holder of the Class R Certificate, at its election, of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any Distribution Date on or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans has been reduced below 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, and (b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the remittance to the Certificateholders of all amounts due to them under the Pooling and Servicing Agreement. The Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

                                 THE TRUSTEE

   State Street Bank and Trust Company, a Massachusetts banking corporation, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

   The Trustee will be obligated, among things to pursue remedies under the Pooling and Servicing Agreement in the event of a breach of an obligation thereunder; to establish and maintain the Distribution Account; to withdraw from the Distribution Account and distribute to Certificateholders of record on the applicable Record Date the amounts required to be distributed on each Distribution Date; and under certain circumstances to make Monthly Advances, Expense Advances and Property Protection Advances.

   The Trustee may resign at any time by giving written notice to the Depositor, the Rating Agencies and the Certificateholders not less than 60 days before the date specified in such notice for such resignation to take effect, provided that a successor trustee must have been appointed by the Depositor and must have accepted such appointment before such resignation can take effect. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning trustee may petition the court for appointment of a successor trustee.

   The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Holders of Certificates evidencing not less than 51% of the Voting Rights of all outstanding Certificates may remove the Trustee. Any resignation or removal of the Trustee and

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

appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The appointment of any successor trustee may not result in a downgrading, withdrawal or qualification of the then current ratings assigned to any Class of Certificates by the Rating Agencies.

   The Trustee will not be deemed to have knowledge of any default or Event of Default or any other action which would require it to take action unless an officer in the corporate trust department of the Trustee has actual knowledge thereof.

   The Master Servicer will be responsible for paying the Trustee any fees payable to the Trustee as compensation for its services as Trustee under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loan, or any funds deposited in or withdrawn from the Collection Account, the Distribution Account or any account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement.

   In the event that the Master Servicer or the Special Servicer fails to make a required Monthly Advance, the Trustee will make such Advance, provided that the Trustee shall be obligated to make any Monthly Advance (i) if it determines that such Monthly Advance, if made, would not be a Nonrecoverable Advance and (ii) subject to certain other conditions set forth in the Pooling and Servicing Agreement. The Trustee shall also be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer, as applicable that a Monthly Advance, if made, would be Nonrecoverable. The Trustee will be entitled to reimbursement for each Monthly Advance made by it in the same manner and to same extent as the Master Servicer or the Special Servicer, as applicable.

   If no Event of Default has occurred and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICS. Upon the issuance of the Offered Certificates, Milbank, Tweed, Hadley & McCloy will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code") and (ii) (a) the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be REMIC "regular interests" and (b) each of the two uncertificated residual interests, which are represented by the Class R Certificate, will be the sole "residual interest" in one of the two REMICs. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.

   The Class A-X Certificates will be treated for federal income tax reporting purposes as having been issued with original issue discount. Other Classes of Certificates may be treated for federal income tax reporting purposes as having been issued with original issue discount. For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, none of the Mortgage Loans will be assumed to prepay. No representation is made as to whether the Mortgage Loans will prepay. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Taxation of Regular Interests" and "--Interest and Acquisition Discount" in the Prospectus. Certain

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

Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus. Based on final regulations relating to the treatment of original issue discount, the Internal Revenue Service could assert that none of the interest payments on the Certificates are qualified stated interest, and all of the Offered Certificates should be treated as having original issue discount regardless of their issue price.

   Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally not constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries of ERISA Plans. In accordance with the general fiduciary standards of ERISA, a fiduciary of an ERISA Plan should consider whether an investment in the Offered Certificates is permitted under ERISA and the documents and instruments governing the ERISA Plan, is consistent with the ERISA Plan's overall investment policy and is appropriate in view of the composition of the ERISA Plan's investment portfolio.

   In addition to imposing general fiduciary standards, ERISA prohibits sales, exchanges, loans and certain other transactions involving assets of an ERISA Plan and certain related persons ("Parties in Interest"). Section 4975 of the Code imposes an excise tax on similar transaction between employee benefit plans subject to such Section (such plans collectively with ERISA Plans, "Plans") and similarly related persons ("Disqualified Persons"). An otherwise prohibited transaction may be exempt from the prohibitions and excise taxes of ERISA and the Code if a statutory or administrative exemption applies thereto. The acquisition and holding of the Offered Certificates on behalf of, or using the assets of, a Plan may constitute or result in a prohibited transaction because the Depositor, the Seller, the Master Servicer, the Special Servicer, the Trustee or any obligor in respect of any obligation held in the Mortgage Pool may be considered to be, or may become considered to be, a Party in Interest or a Disqualified Person with respect to any Plan. Therefore, a statutory or administrative exemption must apply to any purchase of the Offered Certificates on behalf of, or using the assets of, a Plan.

   Potential investors that are insurance companies should also consider whether an investment in the Offered Certificates could constitute or result in a prohibited transaction under ERISA or the Code. Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), the assets of a Plan may include assets held in the general account of an insurance company. To the extent that assets in an insurance company's general account are deemed to be "plan assets" under ERISA and the Code, the insurance company, in acquiring the Offered Certificates, would be deemed to be using the assets of a Plan. Therefore, a statutory or administrative exemption must apply to any purchase of the Offered Certificates for an insurance company general account.

   Employee benefit plans that are governmental plans and certain church plans (if no election has been made under Section 410(a) of the Code) are not subject to ERISA or Section 4975 of the Code. Whether

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assets of such plans may be invested in the Offered Certificates is determined under the provisions of applicable law and, in the case of a plan that is qualified under Section 401(a) of the Code, any restrictions under
Section 503 of the Code.

AVAILABILITY OF UNDERWRITER'S EXEMPTION

   The Underwriter (defined below) is the recipient of a final prohibited transaction exemption, PTE 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's Exemption"), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire the Class A Certificates. The Underwriter's Exemption applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which the Underwriter or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's Exemption applies may consist of
(i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; and (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Regulations (as defined under "ERISA CONSIDERATIONS" in the Prospectus)).

   Among the conditions that must be satisfied for the Underwriter's Exemption to apply are:

       (a) assets of the type included in the Trust Fund have been included in other investment pools ("Other Pools");

       (b) certificates evidencing interests in Other Pools have been both
    (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Company or Fitch Investors Service, Inc., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's Exemption;

       (c) at the time of such acquisition, the Class of Offered Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

       (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

       (e) the Offered Certificates evidence ownership in the assets of the Trust Fund which do not include mortgage certificates (unless interest and principal payable with respect to the mortgage certificates are guaranteed by the GNMA, FHLMC or FNMA) or manufactured housing contracts;

       (f) the Class of Offered Certificates acquired by the Plan are not subordinated to other Classes of Offered Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the Trust Fund;

       (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Act);

       (h) the acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

       (i) the sum of all payments made to and retained by any Underwriter or member of the underwriting syndicate in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and related by the Depositor pursuant to the sale of assets to the Trust Fund represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer represents not more than reasonable compensation for the Master Servicer's and the Special Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Master Servicer's and the Special Servicer's reasonable expenses in connection therewith.

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    In addition, the Underwriter's Exemption will not apply to a Plan's investment in Offered Certificates if the Plan fiduciary responsible for the decision to invest in the Offered Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the assets of the Trust Fund or an affiliate of such a person, unless:

       (1) the Plan's investment in any Class of Offered Certificates does not exceed 25% of the outstanding Offered Certificates of that Class at the time of acquisition;

       (2) immediately after the Plan's acquisition of the Offered Certificates, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity;

       (3) the Plan is not sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, any servicer, any pool, special hazard or primary mortgage insurer or the obligor under any other credit support mechanism, a mortgagor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund on the date of the initial issuance of Certificates (a "Major Obligor"), or any of their affiliates (together, the "Restricted Group"); and

       (4) in the case of an acquisition in connection with the initial issuance of Offered Certificates, at least 50% of each Class of Offered Certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

   Plans acquiring Class A Certificates may be eligible for protection under the Underwriter's Exemption. The Underwriter believes that conditions (a) through (f) to the availability of the Underwriter's Exemption as described above will be satisfied with respect to the Class A of Certificates and that condition (i) as described above is likely to be satisfied. Whether the other requirements of the Underwriter's Exemption are met will depend upon the particular circumstances at the time a Plan acquires the Class A Certificates.

   The Class A-X, Class B, Class C and Class D Certificates will not satisfy the requirements of the Underwriter's Exemption; therefore, the purchase or holding of such Classes of Certificates by a Plan could result in prohibited transactions and the imposition of excise taxes or civil penalties. The Class A-X, Class B, Class C and Class D Certificates may not be acquired on behalf of, or using the assets of, a Plan. The foregoing prohibition does not apply to the acquisition and holding of Class A-X, Class B, Class C and Class D by an insurance company investing general account assets, provided that the requirements of Section III of the Prohibited Transaction Class Exemption 95-60, 56 Fed. Reg. 27543 ("PTCE "95-60") are satisfied with respect to such acquisition and holding. Each purchaser of a Class A-X, Class B, Class C or Class D Certificates will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Certificate with the assets of any Plan or (ii) it is an insurance company and PTCE 95-60 applies to its acquisition and holding of such Certificate. In addition, in no event will a Class A-X, Class B, Class C or Class D Certificate, or any interest therein, be transferred unless the prospective transferee has provided to the Certificate Registrar and the Depositor, a certificate, in form satisfactory to the Certificate Registrar and the Depositor, that either (i) it is not acquiring such Certificate with the assets of any Plan or (ii) it is an insurance company and PTCE 95-60 applies to its acquisition and holding of such Certificate.

   BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT THE CONDITIONS OF THE UNDERWRITER'S EXEMPTION AND THE OTHER REQUIREMENTS DISCUSSED ABOVE AND IN THE PROSPECTUS (SEE "ERISA CONSIDERATIONS" THEREIN) WOULD BE SATISFIED. DUE TO THE COMPLEXITY OF THE APPLICABLE PROVISIONS OF ERISA AND THE CODE, IT IS PARTICULARLY IMPORTANT THAT PERSONS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO PLANS AND, IN VIEW OF THE DECISION IN JOHN HANCOCK, INVESTMENT DECISIONS WITH RESPECT TO INSURANCE COMPANY GENERAL ACCOUNTS, REVIEW CAREFULLY THE DISCUSSION ABOVE AND IN THE PROSPECTUS, AND CONSULT THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND THE CODE OF ACQUIRING AND HOLDING THE OFFERED CERTIFICATES.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

   The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "LEGAL INVESTMENT" in the Prospectus.

                               USE OF PROCEEDS

   The Depositor will apply the net proceeds of the offering of the Certificates toward the simultaneous purchase of the Mortgage Loans from the Seller.

                             PLAN OF DISTRIBUTION

   The Depositor will enter into an underwriting agreement to be dated November 28, 1995 (the "Underwriting Agreement") with CS First Boston Corporation (the "Underwriter"), an affiliate of the Depositor. The Underwriting Agreement will provide that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

   The Underwriter has advised the Depositor that the Underwriter proposes to offer the Offered Certificates from time to time for sale in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, or prices related to such prevailing market prices or at negotiated prices. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and/or purchasers of the Offered Certificates for whom they may act as agent.

   It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November 28, 1995, which is the eighth business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or the next four succeeding business days are required, by virtue of the fact that such Classes of Certificates initially will settle in T +8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

   In connection with the sale of the Offered Certificates the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts and the Underwriter may also receive commissions from purchasers of the Offered Certificates for whom it may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

   The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

   The legality of the Offered Certificates and the material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Milbank, Tweed, Hadley & McCloy, New York, New York. The legality of the Offered Certificates will be passed upon for the Underwriter by Milbank, Tweed, Hadley & McCloy, New York, New York.

                                   RATINGS

   It is a condition of the issuance of the Offered Certificates that upon issuance (i) the Class A and the Class A-X Certificates be rated "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A" and the Class D Certificates be rated not lower than "BBB" by Duff & Phelps Credit Rating Co. ("D&P") and (ii) the Class A Certificates be rated "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A" and the Class D Certificates be rated not lower than "BBB" by Standard & Poor's Rating Services ("S&P" and together with D&P, the "Rating Agencies"). In addition, it is a condition of the issuance of the Class E and Class F Certificates that they be rated "BB" and "B," respectively by S&P and "BB" and "B-", respectively by D&P. The Class G Certificates will be unrated.

   The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled including the receipt of all principal payments by the Final Rated Distribution Date. Such ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the underlying mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received.

   The ratings do not address the fact that the Certificate Rates on the Certificates, to the extent determined based on the Net Mortgage Rates, may be affected by changes therein. In addition, the ratings do not represent any assessment of the yield to maturity that investors may experience or, in the case of the rating assigned to the Class A-X Certificates by D&P the possibility that the holders of the Class A-X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest, all amounts "due" to such Holders will nevertheless have been paid, and such result is consistent with the "AAA" rating assigned to the Class A-X Certificates by D&P. The Class A-X Certificate Notional Amount on which interest is calculated is reduced, as described herein, by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A, Class B, Class C and Class D Certificates. The rating of the Class A-X Certificates does not address the timing or magnitude of such reduction of the Class A-X Certificate Notional Amount, but only the obligation to pay interest on the Class A-X Certificate Notional Amount. Accordingly, the rating of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organizations. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans or the corresponding effect on yield to investors, or the possibility that a rapid rate of principal prepayments could result in a failure of investors in the Class A-X Certificates to fully recover their initial investment. See "YIELD CONSIDERATIONS" herein.

                                   GLOSSARY

ADA ............................................. S-35
Advance Rate .................................... S-85
Advances ........................................ S-26, S-85
Appraisal Reduction ............................. S-17, S-66
Appraisal Reduction Capitalization Amount  ...... S-19, S-67
Assumed Scheduled Payment ....................... S-84
Available Distribution Amount ................... S-14, S-60
Balloon Loans ................................... S-22
Balloon Payment ................................. S-22
Bankruptcy Proceeding ........................... S-65
Cede ............................................ S-56
CERCLA .......................................... S-31
Certificateholders .............................. S-56
Certificate Principal Balance ................... S-11, S-55
Certificate Registrar ........................... S-57
Certificate Rates ............................... S-12, S-59
Certificates .................................... S-1, S-7, S-12, S-55
Class A Certificate Rate ........................ S-2, S-12, S-59
Class A-X Certificate Rate ...................... S-2, S-13, S-59
Class A-X Certificates .......................... S-1, S-55
Class A-X Certificate Notional Amount ........... S-2, S-11, S-55
Class B Certificate Rate ........................ S-2, S-12, S-59
Class C Certificate Rate ........................ S-2, S-12, S-59
Class D Certificate Rate ........................ S-2, S-12, S-59
Code ............................................ S-91
Collection Account .............................. S-72
Commission ...................................... S-3
Component ....................................... S-2, S-11, S-55
Component A ..................................... S-2, S-12, S-55
Component B ..................................... S-2, S-12, S-55
Component C ..................................... S-2, S-12, S-55
Component D ..................................... S-2, S-12, S-55
Component A Rate ................................ S-2, S-13, S-59
Component B Rate ................................ S-2, S-13, S-59
Component C Rate ................................ S-2, S-13, S-59
Component D Rate ................................ S-2, S-13, S-59
Controlling Party ............................... S-8, S-85
CPR ............................................. S-73
Cut-off Date .................................... S-7, S-9, S-39
D&P ............................................. S-1, S-29, S-96
Debt Service Coverage Ratio ..................... S-44
Debt Service Reduction .......................... S-65
Deferred Interest ............................... S-13, S-60
Deficient Valuation ............................. S-65
Definitive Certificates ......................... S-57
Delivery Date ................................... S-9, S-56
Depositor ....................................... S-1, S-8, S-55
Determination Date .............................. S-10, S-58
Distribution Account ............................ S-72

                              S-97





Distribution Date ............................... S-2, S-9
DTC Participants ................................ S-57
DTC ............................................. S-3, S-35, S-56
Due Date ........................................ S-22
Due Period ...................................... S-10, S-58
Eligible Account ................................ S-73
Eligible Investments ............................ S-73
ERISA ........................................... S-28, S-92
ERISA Plans ..................................... S-92
Excess Prepayment Interest ...................... S-17, S-68
Expense Advance ................................. S-26, S-84
Extension Adviser ............................... S-9
Extension Fee ................................... S-25, S-81
Event of Default ................................ S-88
Final Rated Distribution Date ................... S-2, S-27, S-71
GECC ............................................ S-80
Indirect DTC Participants ....................... S-57
Indicative LTVs ................................. S-46
Initial Pool Balance ............................ S-7, S-39
Initial Purchaser ............................... S-8
Interest Accrual Period ......................... S-10, S-58
Interest Distribution Amount .................... S-11, S-59
Junior Wintergreen Plaza Loan ................... S-43
Liquidated Loans ................................ S-66
Lock-out Period ................................. S-22, S-33
Major Obligor ................................... S-94
Master Servicer ................................. S-1, S-7, S-8, S-80
Master Servicer Remittance Date ................. S-64, S-72
MBL ............................................. S-1, S-7, S-37
Modified Mortgage Loan .......................... S-66
Money Term ...................................... S-17, S-66
Monthly Advances ................................ S-26
Monthly Advance ................................. S-83
Monthly Payments ................................ S-21
Mortgage ........................................ S-39
Mortgage Loans .................................. S-1, S-39, S-56
Mortgage Note ................................... S-39
Mortgage Pool ................................... S-1, S-7, S-56
Mortgage Rate ................................... S-2, S-12, S-21, S-59
Mortgaged Property .............................. S-21, S-39
Mutual Benefit .................................. S-1, S-7, S-37, S-40
Net Aggregate Excess Prepayment Interest  ....... S-68
Net Aggregate Prepayment Interest Shortfall  .... S-17, S-68
Net Mortgage Rate ............................... S-2, S-12, S-59
Net Operating Income ............................ S-45
Non-Offered Certificates ........................ S-8, S-55
Nonrecoverable Advance .......................... S-26, S-84
Offered Certificates ............................ S-1, S-7, S-55
Percentage Interest ............................. S-55
Plan ............................................ S-38
Pooling and Servicing Agreement ................. S-1, S-7, S-56

                              S-98





Portfolio Performance Report .................... S-70
Prepayment Period ............................... S-10, S-58
Prepayment Premium .............................. S-22, S-33
Prepayment Interest Shortfall ................... S-17, S-68
Principal Distribution Amount ................... S-14, S-60
Principal Prepayments ........................... S-10, S-58
Property Protection Advance ..................... S-26, S-84
Purchase Price .................................. S-67
Quarterly-Pay Loans ............................. S-40
Rating Agencies ................................. S-1, S-29, S-96
Realized Loss ................................... S-65
Record Date ..................................... S-9
Related Mortgagors .............................. S-32
REMIC ........................................... S-3, S-91
REO Account ..................................... S-72
REO Property .................................... S-20, S-26, S-82
Repurchase Proceeds ............................. S-9, S-58
Restricted Group ................................ S-94
Rules ........................................... S-57
S&P ............................................. S-1, S-29, S-96
Scheduled Principal Balance ..................... S-66
Securities Act .................................. S-3, S-8, S-55
Seller .......................................... S-1, S-7, S-8, S-37
Senior Wintergreen Plaza Loan ................... S-43
Separate Account ................................ S-38
Sequential Pay Certificates ..................... S-1, S-55
Servicing Fee ................................... S-25, S-80
Servicing Fee Rate .............................. S-2, S-12, S-59
SMMEA ........................................... S-28, S-94, S-103
Special Servicer ................................ S-1, S-7, S-8, S-80
Special Servicer Compensation ................... S-25, S-81
Special Servicer Determination Date ............. S-73
Special Servicing Fee ........................... S-25, S-81
Special Servicer Reports ........................ S-70
Specially Serviced Mortgage Loan ................ S-82
Subordinate Certificates ........................ S-2, S-56
Sub-Servicer .................................... S-80
Trust Fund ...................................... S-1, S-7, S-55
Trustee ......................................... S-1, S-7, S-8
UCC ............................................. S-56
Underwriter ..................................... S-1, S-95
Underwriter's Exemption ......................... S-93
Underwriting Agreement .......................... S-95
Voting Rights ................................... S-72
Weighted Average Net Mortgage Rate .............. S-2, S-12, S-59
Wintergreen Plaza Property ...................... S-43
Workout Fee ..................................... S-25, S-81

                                                                       ANNEX A

                      CHARACTERISTICS OF MORTGAGE LOANS

                                                                                           UNITS/ NET
                                                                                             SQUARE
PROPERTY NAME                                 CITY          STATE      PROPERTY TYPE        FEET(1)     OCCUPANCY(2)  YEAR BUILT
-------------------------------------  -----------------  -------  --------------------  ------------  ------------  ----------
Wintergreen Plaza Shopping Center      Rockville          MD       Retail                146,071        88%          1981
Mapletree Apartments                   Southfield         MI       Multifamily               233        92           1979
Tahoe North Apartments - Phase II      Roswell            GA       Multifamily               300        96           1980
Timbers of Deerbrook Apartments        Humble             TX       Multifamily               260        94           1982
Summer Place Apartments                Addison            TX       Multifamily               212        89           1977
Entrada de Oro Shopping Center         Tucson             AZ       Retail                 86,928        91           1980
Eagle Pointe Apartments                Norcross           GA       Multifamily               252        91           1978
Hart Street Medical                    New Britain        CT       Office                 55,613        99           1966
Southeastern Eye Center                Greensboro         NC       Office                 48,000       100           1984
Victoria Station Apartments            Victoria           TX       Multifamily               224        94           1982
Cooper's Pond Apartments               Raleigh            NC       Multifamily               172        92           1982
Tahoe North Apartments - Phase I       Roswell            GA       Multifamily               208        89           1978
Silver Shadow Apartments               Houston            TX       Multifamily               288        94           1976
Hit Promotional Products Building      Largo              FL       Warehouse/Industrial  112,400       100           1981
Eagle Pointe Apartments                Norcross           GA       Multifamily               252        91           1978
Edgetowne Square                       Coraopolis         PA       Office                 53,510        99           1975
Rockbottom Plaza                       Hicksville         NY       Retail                 41,024       100           1963
Parkway Place at Southpoint - I        Jacksonville       FL       Office                 46,111       100           1986
Shrewsbury Business Center             Shrewsbury         NJ       Office                 59,912       100           1986
Bank of New York Building              Newark             DE       Office                 49,072       100           1983
Division Street Warehouses             Orlando            FL       Warehouse/Industrial  110,749        95           1967
Cookeville Mall Shopping Center        Cookeville         TN       Retail                138,557        96           1977
S. Boucher/Matlack                     West Chester       PA       Warehouse/Industrial   50,659       100           1986
Courtyard Industrial Building          Lancaster          CA       Warehouse/Industrial   39,080        91           1988
What Cheer House                       Sacramento         CA       Office                 37,049        89           1977(10)
Laguna Hills Medical Arts, Building B  Laguna Hills       CA       Office                 24,160        92           1979
Tech One Building                      Sterling           VA       Office                 43,772       100           1989
Double Tree Guest Suites               Alexandria         VA       Hotel/Motel               225        79(8)        1964
Spectra Office Building                Franklin Park      PA       Office                 24,455        92           1988
Waterfall Village Apartments           Marietta           GA       Multifamily               152        74           1972
Stonegate Industrial                   Stone Mountain     GA       Warehouse/Industrial  189,100       100           1974
The Surgery Center                     Jacksonville       NC       Office                  8,500       100           1988
Spring Lake Club Apartments            Miami              FL       Multifamily               108        96           1971
Wintergreen Plaza Shopping Center      Rockville          MD       Retail                146,071        88           1981
Hamilton Square Shopping Center        Huntsville         AL       Retail                147,338        99           1976
Jordan, Jones, and Goulding Building   Doraville          GA       Office                 40,000       100           1973
Olde Towne Square                      Boise              ID       Multifamily                48        90           1977
The Palms Apartments                   Richmond           VA       Multifamily               208        81           1972
Newark Public Radio Building           Newark             NJ       Office                 11,970       100           1920
Commerce Square Center                 Overland Park      KS       Retail                 15,056        79           1974
Clarkwood Gardens                      Warrensville       OH       Multifamily               224        97(9)        1963
Arden Fair                             Sacramento         CA       Retail                 39,909       100           1972
Tracy Collins Bank Building            Salt Lake City     UT       Office                 10,585       100           1975
11624 - 11712 West Dixon Street        West Allis         WI       Warehouse/Industrial   36,483       100           1968
Will Rogers Office Park                Oklahoma City      OK       Office                 50,290        91           1982
The Francis Whitman Building           Lexington          KY       Office                 12,911       100           1975
Pacific Power Building                 Yakima             WA       Office                 22,140       100           1965
Colony Center                          Tamarac            FL       Retail                 23,920       100           1974
Continental Office Plaza               Tamarac            FL       Office                 16,650       100           1972
Lakeview Terrace Apartments            Lake Villa         IL       Multifamily                53        96(9)        1971
328 Webster Avenue                     Bend               OR       Office                 10,841       100           1967
Will Rogers Service Center             Oklahoma City      OK       Office                 42,500        48           1981
3811 47th Avenue                       Long Island City   NY       Warehouse/Industrial   63,131       100           1952
Circuit Systems, Inc.                  Elk Grove Village  IL       Warehouse/Industrial   43,000       100           1960
416 Highway 101                        Lincoln City       OR       Office                  5,203       100           1969
2453 I-85 Frontage Road                Norcross           GA       Warehouse/Industrial   30,000       100           1971
  Total

                                                                       ANNEX A

                                                                 ORIGINAL
                                                                  TERM TO                                               DEBT
    ORIGINAL      CUT-OFF DATE      CURRENT                       STATED                                              SERVICE
   PRINCIPAL        PRINCIPAL      MORTGAGE    CURRENT MONTHLY   MATURITY     MATURITY    INDICATIVE    1994 FULL     COVERAGE
   BALANCE(3)        BALANCE         RATE          PAYMENT      (MONTHS)(4)     DATE        LTV(5)     YEAR NOI(6)    RATIO(7)
--------------  ---------------  -----------  ---------------  -----------  ----------  ------------  ------------  ----------
$ 13,450,000    $ 11,567,187     11.250%      $130,690.00      361          10/01/11    48.99%        $2,242,910     1.43x
   7,500,000       7,479,130      9.875         65,126.15      120          05/01/00    72.08            933,898     1.19
   5,800,000       4,988,823     10.375         52,539.00      240          01/01/00    59.34            756,721     1.20
   5,040,000       4,979,460      9.000(12)     40,246.41(12)  121          03/01/99    81.03            553,087     1.15
   4,900,000       4,665,532      9.000         39,223.21       39          09/01/98    70.61            594,656     1.26
   4,550,000       4,426,152      8.750         39,236.10       36          09/01/98    83.79            501,838     1.07
   3,100,000       4,415,850      9.750         47,254.00      209          01/02/98    63.15(15)      1,026,130     1.12(15)
   5,500,000       4,168,772      8.000         38,937.48       82          10/01/00    63.96            684,356     1.46
   4,300,000       3,725,893      9.500         58,689.00      120          04/01/03    43.47            900,000     1.28
   4,000,000       3,496,320(11)  8.000         27,013.57       49          09/01/99    58.36            539,193     1.66
   3,600,000       3,294,772      8.600         32,384.89       60          05/01/98    42.81            692,648     1.78
   3,500,000       3,136,736      9.500         33,634.00      360          01/01/10    58.42            483,279     1.20
   3,080,000       3,080,000      8.500(12)     21,816.67(12)  103          07/31/99    53.65            516,664     1.97
   3,200,000       2,828,921     10.000         39,123.23       57          12/31/99    52.60            537,807     1.15
   2,850,000       2,784,372     11.875         29,046.25      156          01/01/98    63.15(15)      1,026,130     1.12(15)
   2,975,000       2,715,000      7.000(12)     15,837.50(12)   70          09/01/98    80.21            355,414     1.87
   3,050,000       2,686,234      8.000         23,279.48       61          06/30/97    56.59            498,439     1.78
   2,950,000       2,673,843      9.250         26,101.25       60          10/01/97    71.83            390,852     1.25
   2,835,000       2,663,367      9.375         23,602.00      121          08/01/97    48.39            577,881     2.04
   2,780,000       2,596,137     10.000         27,238.34       59          03/01/98    83.16            327,810     1.00
   2,325,000       2,295,960      9.750         20,718.95       60          08/01/99    63.07            364,048     1.46
   3,000,000       2,179,833      9.750         30,053.00      329          01/01/05    31.93            648,595     1.80
   2,200,000       2,150,340      9.375         18,315.00      121          09/01/97    55.29            408,382     1.86
   1,800,000       1,776,699      9.500         15,135.38       48          11/01/97       NA                 NA       NA
   2,000,000       1,469,171      9.750         17,184.00      361          10/01/07    47.41            325,358     1.58
   1,820,000       1,440,518      9.625         15,470.00      361          03/01/10    41.21            367,014     1.98
   1,650,000       1,434,601      9.750         16,735.00       55          12/01/98    55.64            270,722     1.35
   3,400,000       1,415,665      9.750         30,298.67      301          11/01/00    11.54          1,410,494     3.88
   1,500,000       1,305,135     10.750         15,238.00      121          07/01/99    59.19            231,518     1.27
   1,750,000       1,232,287      8.625         14,000.00       59          01/01/98    63.70            174,106     1.04
   1,540,000       1,230,875      9.000         11,015.98       60          01/01/99    36.48            337,435     2.55
   1,215,000       1,195,593     11.375         12,241.13      120          11/01/98    81.26            154,499     1.05
   1,600,000         971,692      9.250         13,451.00      325          09/01/04       NA                 NA       NA
     667,000         944,424     11.000          9,525.00      121          11/01/97    52.99(14)      2,242,910     1.33(14)
   1,850,000         594,860     10.250         17,482.50      277          04/01/99     9.33            605,721     2.89
   1,071,000         548,981      8.750          8,630.48      324          01/01/03    26.16            220,342     2.13
     700,000         527,897      9.500          5,886.00      361          12/01/08    31.28            151,892     2.15
   1,800,000         507,378      9.000         15,000.00      310          03/01/99    22.15            206,142     1.15
     600,000         325,793     11.000          3,302.98       60          04/01/97    14.73            232,246     5.86
     515,000         284,148      9.500          4,500.00      300          04/01/03       NA                 NA       NA
   2,100,000         252,851      7.500         15,742.00      289          04/01/97       NA                 NA       NA
     980,000         249,882      8.750          8,722.00      301          08/01/98       NA                 NA       NA
     355,000         234,309     10.250          3,183.17      360          09/01/05       NA                 NA       NA
     380,000         216,674      9.250          3,255.00      301          08/01/03       NA                 NA       NA
     235,800         201,869     10.000          2,069.31      360          08/01/12    12.31            172,257     6.94
     370,000         188,925      9.625          3,208.82      324          07/01/02    20.12             98,617     2.56
     406,500         181,392      8.125          9,070.50(13)  358          04/01/02    52.50             36,282     1.00
     510,000         158,886     10.500          4,900.00      312          12/01/00       NA                 NA       NA
     600,000         144,184      8.750          4,932.90      301          08/01/98       NA                 NA       NA
     615,000         136,244      8.500          4,920.00      308          06/01/98       NA                 NA       NA
     243,300         108,611      8.125          5,428.75(13)  358          04/01/02    52.52             21,715     1.00
      86,700          73,116     10.000            760.85      359          07/01/12     6.76            108,204    11.85
     450,000          63,199      8.250          3,843.75      297          05/01/97       NA                 NA       NA
     370,000          60,444      8.500          2,979.40      300          09/01/97       NA                 NA       NA
     131,700          58,273      8.125          2,940.50(13)  358          04/01/02    52.02             11,762     1.00
     275,000          33,159      8.375          2,197.83      298          04/01/97       NA                 NA       NA
--------------  ---------------
$130,072,000    $108,566,369

                                                   Footnotes on Following Page

    (1) Units/Net Square Feet for each Mortgage Loan secured by a multifamily or hotel property refers to the number of dwelling units (in the case of multifamily properties) or guest rooms (in the case of the hotel); and for each Mortgage Loan secured by a retail, office, or warehouse/industrial property refers to the net rentable square feet of such property.

   (2) For each Mortgage Loan secured by a multifamily property, occupancy is based upon a rent roll schedule dated between February, 1993 and August, 1995. For each Mortgage Loan secured by an office, retail or warehouse/industrial property, occupancy is based upon a rent roll schedule dated between May, 1972 and June, 1995.

   (3) Represents the Mortgage Loan's principal balance as of the original note date.

   (4) The Original Term to Stated Maturity as described herein under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information" (except in months instead of years).

   (5) The Indicative LTV as described herein under "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information."

   (6)  Based on 1994 operating information provided by the mortgagors.

   (7)  The Debt Service Coverage Ratio as described herein under
        "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Additional Mortgage Loan Information."

   (8) Based upon the year-to-date average occupancy as of June 30, 1995 as set forth in the related mortgagor's operating information.

   (9) Based upon information provided by the related property manager as of August, 1995.

   (10) The year in which the Mortgaged Property was built is unknown; year indicated is the year in which the Mortgaged Property was significantly renovated.

   (11) The Mortgage Loan's Due Date is the 10th of the month; the Cut-off Date Principal Balance represents the balance as of October 10, 1995, after the October 1995 payment.

   (12) The Mortgage Loan is a Mortgage Loan whose Mortgage Rate adjusts during the term of such Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--Certain Terms and Conditions of the Mortgage Loans-- Mortgage Rates; Calculations of Interest."

   (13) Represents the fixed quarterly payment of principal and interest due.

   (14) The Debt Service Coverage Ratio and the Indicative LTV for the Junior Wintergreen Plaza Mortgage Loan were calculated on a combined basis as follows: (i) the Debt Service Coverage Ratio represents the ratio of the Net Operating Income of the Mortgaged Property to the current combined annual debt service for both the Senior and Junior Wintergreen Plaza Mortgage Loans, and (ii) the Indicative LTV of the Junior Wintergreen Plaza Mortgage Loan is the ratio of (a) the sum of the Cut-off Date Balances for both the Junior and Senior Mortgage Loans to (b) the Indicative Value of the related Mortgaged Property.

   (15) The Debt Service Coverage Ratios and the Indicative LTVs for the two Eagle Pointe Apartment Mortgage Loans, which are together secured by a single Mortgage on one Mortgaged Property were calculated on a combined basis as follows: (i) the Debt Service Coverage Ratio represents the ratio of the Net Operating Income of the Mortgaged Property to the sum of the current annual debt service for both Mortgage Loans and (ii) the Indicative LTV represents the ratio of the sum of the Cut-off Date balances for both Mortgage Loans to the Indicative Value of the Mortgaged Property.

                  CS First Boston Mortgage Securities Corp.

                                  Depositor

          Commercial/Multifamily Mortgage Pass-Through Certificates

                             (Issuable in Series)

CS First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the
    "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

 Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a
     Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus
  Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans."
    The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage
   Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage
    Loans will be serviced by a Master Servicer identified in the related
                            Prospectus Supplement.

   The Certificates do not represent an obligation of or an interest in the
    Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

 The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of
   Certificates of a Series will be either Regular Interest Certificates or
    Residual Interest Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."
-----------------------------------------------------------------------------






 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD- EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include CS First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                               CS First Boston

              The date of this Prospectus is November 13, 1995.

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates:
(i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series;
(vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

                                THE DEPOSITOR

   The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of CS First Boston Securities Corporation ("CSFBSC"). CSFBSC is a wholly-owned subsidiary of CS First Boston, Inc. CS First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of CS First Boston, Inc. The principal executive offices of the Depositor are located at 55 East 52nd Street, New York, N.Y. 10055. Its telephone number is (212) 909-2000.

   The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

   The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

<F1>
                       DESCRIPTION OF THE CERTIFICATES*

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.







   At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will representbeneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for

------------
   * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, for a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of credit enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

   The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

       (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

       (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

       (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

       (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

       (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

       (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency

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

    at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

       (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

       (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

       (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

       (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

       (xi) such other obligations as are acceptable as Permitted
    Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

   Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extentas shall be necessary to maintain the qualification of the REMIC Pool

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

as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

   The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of
(a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

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

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). A Mortgaged Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

   All Mortgage Loans will be of one or more of the following types:

       1. mortgage loans with fixed interest rates;

       2. mortgage loans with adjustable interest rates;

       3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

       4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. mortgage loans that provide for recourse against only the Mortgaged Properties;

       6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

       7. any other types of mortgage loans described in the applicable Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS --Leases and Rents."

   A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

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

   The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however,

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

that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan Fileis found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

   If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that

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appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things:
(i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan;
(iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

   All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loanas of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

   Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed

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

advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

   Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

   The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also

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maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of
(i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

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

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay the fees and expenses of the Trustee.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

   In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

   The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions

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

set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

   Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

   In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on are view of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

   The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they becomedue, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Class R Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

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                                 ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement").Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross- support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and
(d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows

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otherwise distributable to Holders of Subordinate Certificates secured by a
Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified

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in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under amortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

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   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of InstallmentContracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those

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

of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

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

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale

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

price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration". In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale can not yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive

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

notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Under the REMIC provision of the Code and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Court interpretations as to what constitutes participation in management of a facility historically have been inconsistent. A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States
v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exemption, suggesting that the secured creditor exemption could be lost if the creditor merely possessed the capacity to influence the management of the facility. The court's interpretation of the secured creditor exemption left open the question of the level of participation in management that would void the exemption, and generated considerable apprehension among secured lenders. In addition, a number of other decisions had raised questions as to the effect of foreclosure on the exemption. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminated facility as collateral without exceeding the bounds of the secured creditor exemption. Issuance of this rule by the EPA under CERCLA also did not necessarily affect the potential for liability under state law. However, the EPA final rule was recently vacated in the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 1994 U.S. App. LEXIS 14470 (June 14, 1994). Pending legislation may reinstate the EPA final rule, but whether and when such legislation would be passed by Congress is uncertain.

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

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any Hazardous Materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

   "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see"-- Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

STATUTORY RIGHTS OF REDEMPTION

   In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any

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

assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages fortermination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would beprotected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

   PREPAYMENT PROVISIONS

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

DUE-ON-SALE PROVISIONS

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage

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

Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt- acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

SOLDIERS' AND SAILORS' RELIEF ACT

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application ofthe Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months there after. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure

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

expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS--Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non- federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before

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

becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgage Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

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

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.

TAXATION OF THE REMIC AND ITS HOLDERS

   General. In the opinion of Milbank, Tweed, Hadley & McCloy or Orrick, Herrington and Sutcliffe, as specified in the applicable Prospectus Supplement, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

   If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or(iii) in the proportion that such REMIC assets are qualifying assets.

   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTERESTS

   Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

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

   Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 (the "Final Regulations") and certain proposed regulations of the U.S. Department of the Treasury issued in 1986, and modified in 1991 and 1994 (the "Proposed Regulations"). The discussion herein is based in part on the Proposed Regulations, which are subject to change before being adopted as final regulations and which will not be effective for obligations issued before such final regulations are adopted. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including
(a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Interest Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. Avariable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is notreasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly fromthe expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Interest Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or the changes in the price of one or more items of "actively traded" personal property, (iv) a combination of rates described in (i), (ii) or (iii), or (v) other rates designated by the IRS. Each rate described in (i) through (iv) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Interest Certificate's term will differ significantly from the average value of the rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate on the issue date is intended to approximate the fixed rate; such a combination of rates is conclusively

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

presumed to be a single objective rate if the value of the objective rate on the issue date does not differ from the value of the fixed rate by more than
 .25 percentage points. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

   The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of
(a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the Final Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

   A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that

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

income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificatewere a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under certain proposed rules governing bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

   Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the Final Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, orat (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

   Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), the Final Regulations, and the Proposed Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the Final Regulations governing variable rate debt instruments in adapting the provisions of Code
Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

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

   Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the Final Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the Final Regulations governing variable rate debt instruments, it may be subject to the provisions of the Proposed Regulations applicable to debt instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Interest Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

   Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if thereis no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election ismade, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Interest Election. Under the Final Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

   Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions

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

attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

   Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for baddebts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

   A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of

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

ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1993 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

   In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized

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

over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

   The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

   The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but

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

may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

   Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

   The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Certificates is not considered to be "significant," as described below. Further, if the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." Treasury regulations under the REMIC provisions of the Code (the "REMIC Regulations") provide that a Residual Interest Certificate has significant value only if (i) the aggregate issue price of the Residual Interest Certificates is at least 2% of the aggregate of the issue prices of all Regular Interest Certificates and Residual Interest Certificates in the REMIC and (ii) the anticipated weighted average life (determined as specified inthe REMIC Regulations) of the Residual Interest Certificates is at least 20% of the anticipated weighted average life of the REMIC.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

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

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES --Restrictions on Ownership and Transfer of Residual Interest Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC Residual Interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. Legislation presently pending before the United States Congress, The Tax Simplification and Technical Corrections Act of 1993 (the "Simplification Act"), would apply this tax on an annual basis to "large partnerships." Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of tax to excess inclusions allocable to Disqualified Organizations, and in fact would apply the tax to large partnerships having no Disqualified Organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

   Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

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TAX STATUS AS A GRANTOR TRUST

   General. In the opinion of Milbank, Tweed, Hadley & McCloy or Orrick, Herrington and Sutcliffe, as specified in the applicable Prospectus Supplement, special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (and Servicer, if other than the Master Servicer). In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductiblein computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1994, $111,800, or $55,900 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an

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

amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to bepaid at the beginning of the period, or
(b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations, and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Proposed Regulations.

   Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominated "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated as interest that is not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period is the product of the applicable federal rate (published monthly by the Treasury Department and adjusted for the length of the accrual period) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated as interest with respect to the Interest Weighted Stripped Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

   The Proposed Regulations provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. Any such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person (e.g., a mortgage loan) is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of Section 1221 of the Code.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than theInterest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will bethe same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying theCertificates may cause a proportionate reduction in the above-described qualification of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholde's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Certificateholder, other than a REMIC Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

   Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

   Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Proposed Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

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

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

   Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions with insurance company general acounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   ANY FIDUCIARY OR OTHER PLAN INVESTOR (WHICH COULD INCLUDE AN INSURANCE COMPANY INVESTING GENERAL ACCOUNTS ASSETS) WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND
SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest ina Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "--Restrictions on Ownership and Transfer of Residual Interest Certificates."

   Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisitions and ownership of Certificates.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

   Such Classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules which prohibit federal credit unions from investing in certain mortgage related securities, except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

   Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

   Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through CS First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by CS First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

   Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005-1413, or, as specified in the related Prospectus Supplement, by Orrick, Herrington & Sutcliffe, 599 Lexington Avenue, New York, New York 10022.

                                   GLOSSARY

Act ....................         the Securities Act of 1933, as amended, p. 2.

ADA ....................         the Americans with Disabilities Act of 1990
                                    and the rules promulgated thereunder, p. 34.

Agreement ..............         the Pooling and Servicing Agreement dated as
                                    of the Cut-Off Date among the Depositor, the Master Servicer, the Trustee and any other party specified in the Prospectus Supplement for the related Series relating to the Certificates of such Series, p. 3.

Bankruptcy Code ........         the Federal Bankruptcy Code, as amended from
                                    time to time (11 U.S.C.), p. 25.

Borrower ...............         the obligor on a Note, p. 9.

Cash Flow Bond Method ..         as defined on p. 47.

CERCLA .................         the federal Comprehensive Environmental
                                    Response, Compensation and Liability Act of 1980, as amended, p. 26.

Certificateholders .....         the registered holders of Certificates, p.
                                    4.

Certificates ...........         the Commercial/Multifamily Mortgage
                                    Pass-Through Certificates evidencing a
                                    beneficial ownership interest in a given
                                    Trust Fund, p. 1.

Classes ................         the Certificates of a Series may be divided
                                    into one or more classes of Certificates and will be described in the applicable Prospectus Supplement, p. 1.

Closing Date ...........         the date of the initial issuance of a Series
                                    of Certificates, as specified in the
                                    related Prospectus Supplement, p. 10.

Code ...................         the Internal Revenue Code of 1986, as
                                    amended, p. 7.

Code Plans .............         as defined on p. 50.

Collection Account .....         the special trust account established and
                                    maintained by the Master Servicer pursuant to the Agreement for each Series, p. 5.

Commission .............         the United States Securities and Exchange
                                    Commission, p. 2.

Compound Interest
Certificates ...........         as defined on p. 36.

CSFBSC .................         CS First Boston Securities Corporation, p.
                                    3.

Cut-Off Date ...........         as defined on p. 5.

Debt Service Reduction .         with respect to any Mortgage Loan, a
                                    reduction in the scheduled monthly
                                    payment, as described in the Agreement,
                                    for such Mortgage Loan by a court of
                                    competent jurisdiction in a proceeding
                                    under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation, p. 29.

Deficient Valuation ....         as defined on p. 29.

Deleted Mortgage Loans .         Mortgage Loans that are deleted from a Trust
                                    Fund and replaced by Substitute Mortgage
                                    Loans, p. 13.

Department .............         U.S. Department of Labor, p. 50.

Depositor ..............         CS First Boston Mortgage Securities Corp., a
                                    Delaware corporation, p. 1.

Disqualified
Organization ...........         as defined on p. 44.

Distribution Account ...         the account established by the Trustee into
                                    which the Master Servicer will deposit
                                    amounts from which distributions will be made to Certificateholders on each Distribution Date, p. 5.

Distribution Date ......         the date in each time period on which
                                    distributions of principal and interest
                                    are made to Certificateholders, as
                                    specified in the applicable Prospectus
                                    Supplement, p. 4.

Enhancement ............         the credit enhancement for a Series, if any,
                                    specified in the related Prospectus
                                    Supplement, p. 19.

Enhancement Act ........         the Secondary Mortgage Market Enhancement
                                    Act of 1984, p. 52.

EPA ....................         the United States Environmental Protection
                                    Agency, p. 26.

ERISA ..................         the Employee Retirement Income Security Act
                                    of 1974, as amended, p. 50.

ERISA Plans ............         employee benefit plans subject to ERISA, p.
                                    50.

Escrow Account .........         an account provided for in the Agreement for
                                    each Series in which the Master Servicer is required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items, p. 14.

Event of Default .......         any of the items listed under the heading
                                    "SERVICING OF THE MORTGAGE LOANS--Events of Default," p. 18.

FHA ....................         The Federal Housing Administration, a
                                    division of HUD, p. 11.

FHLMC ..................         the Federal Home Loan Mortgage Corporation,
                                    p. 4.

Final Regulations ......         as defined on p. 36.

FNMA ...................         the Federal National Mortgage Association,
                                    p. 4.

Form 8-K ...............         as defined on p. 10.

Garn-St Germain Act ....         the Garn-St Germain Depository Institutions
                                    Act of 1982, p. 30.

GNMA ...................         the Government National Mortgage
                                    Association, p. 4.

Holders ................         the registered holders of Certificates, p.
                                    4.

HUD ....................         The United States Department of Housing and
                                    Urban Development, p. 11.

Installment Contracts ..         installment contracts for the sale of real
                                    estate pursuant to which the seller
                                    retains legal title to the property and
                                    the purchaser covenants to pay the
                                    purchase price, plus interest, over the
                                    term of such contracts, p. 9. See also
                                    "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
                                    LOANS-- Installment Contracts".

Insurance Proceeds .....         the proceeds from any insurance policy
                                    relating to a Mortgage Loan other than
                                    proceeds applied to restoration of the
                                    related Mortgaged Property, p. 5.

Interest Weighted
Certificate ............         a Class of Certificates the payments on
                                    which consist solely or primarily of a
                                    specified portion of the interest payments on the Mortgage Loans held by a REMIC, p. 37.

Interest Weighted
 Stripped
 Certificate ...........         as defined on p. 47.

IRS ....................         the Internal Revenue Service, p. 35.

L/C Bank ...............         the bank or financial institution issuing a
                                    letter of credit with respect to a Series, as specified in the related Prospectus Supplement, p. 20.

L/C Percentage .........         as defined on p. 20.

Liquidation Proceeds ...         the proceeds from the liquidation of a
                                    Mortgage Loan, p. 5.

Master Servicer ........         the master servicer or servicer selected by
                                    the Depositor to be the master servicer or servicer under the Agreement for a Series, as described in the related Prospectus Supplement, p. 14.

Master Servicer
Remittance Date ........         with respect to any Distribution Date, the
                                    business day preceding such date, p. 5.

Mortgage Interest Rate .         the per annum rate of interest charged on
                                    the principal balance of a Mortgage Loan,
                                    p. 13.

Mortgage Loan File .....         as defined on p. 10.

Mortgage Loan Groups ...         Mortgage Loans in a Mortgage Pool that have
                                    been segregated into a separate mortgage loan groups, p. 10.

Mortgage Loan Schedule .         the list of Mortgage Loans attached as an
                                    exhibit to the Agreement for each Series,
                                    p. 10.

Mortgage Loans .........         the adjustable and fixed rate, amortizing
                                    and balloon payment, commercial,
                                    multifamily residential, cooperatively
                                    owned residential and mixed
                                    residential/commercial mortgage loans,
                                    participation interests in such mortgage loans, mortgage pass-through certificates and Installments Contracts included in the Mortgage Pool and which constitute the Trust Fund, p. 9.

Mortgage Pool ..........         a pool of one or more Mortgage Loans which
                                    will be the primary assets of a Trust
                                    Fund, p. 1.

Mortgaged Property .....         fee simple or leasehold interests in
                                    commercial real estate, multifamily
                                    residential property, cooperatively owned multifamily property and/or mixed residential/commercial property securing a Mortgage Loan and such other property, as the context requires, p. 9.

Mortgages ..............         mortgages, deeds of trust or similar
                                    security instruments creating a first or junior lien on Mortgaged Properties, p. 9.

Multiple Variable Rate .         as defined on p. 38

NCUA ...................         the National Credit Union Administration, p.
                                    32.

Non-SMMEA Certificates .         Certificates which do not constitute
                                    "mortgage related securities" for purposes of the Enhancement Act, p. 53.

Nonresidents ...........         a nonresident alien individual, foreign
                                    partnership or foreign corporation, p. 49.

Note ...................         a promissory note and/or agreement
                                    evidencing an obligation under a Mortgage
                                    Loan, p. 9.

1986 Act ...............         the Tax Reform Act of 1986, p. 39.

OID ....................         original issue discount within the meaning
                                    of Section 1273 of the Code, p. 36.

Outstanding Balance ....         as defined on p. 29.

Pass-Through
Certificates ...........         as defined on p. 45.

Pass-Through Rate ......         the interest rate for each Class of
                                    Certificates of a Series, as described in the applicable Prospectus Supplement, p. 2.

Permitted Investments ..         as defined on p. 6.

Plans ..................         ERISA Plans together with Code Plans, p. 50.

Policy Statement .......         the Supervisory Policy Statement on
                                    Securities Activities dated January 28,
                                    1992, p. 52.

Prepayment Assumption ..         the anticipated rate of prepayment on the
                                    Mortgage Loans used for calculations with respect to amortization of original issue discount, p. 37.

Prepayment Premium .....         any premium paid or payable by the related
                                    Borrower in connection with any principal prepayment on any Mortgage Loan, p. 5.

Property Protection
Expenses ...............         any costs and expenses incurred in
                                    connection with defaulted Mortgage Loans, acquiring title or management of REO Properties or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the Agreement for each Series, p. 5.

Proposed Regulations ...         proposed Treasury regulations issued under
                                    Sections 1271-1275 of the Code, p. 36.

PTCE ...................         as defined on p. 51.

Rating Agency ..........         a nationally recognized statistical rating
                                    organization that is providing a rating
                                    for the Certificates, p. 3.

Ratio Strip Certificates
 ........................         as defined on p. 46.

Registration Statement .         Registration Statement 33-82354 filed with
                                    the Commission relating to the
                                    Certificates, p. 2.

Regular Interests ......         regular interests in a REMIC, p. 35.

Regular Interest
Certificates ...........         as defined on p. 35.

Regulations ............         regulations issued by the Department with
                                    respect to Plans, p. 50.

Relief Act .............         the Soldiers' and Sailors' Civil Relief Act
                                    of 1940, as amended, p. 31.

REMIC ..................         a "real estate mortgage investment conduit,"
                                    p. 1.

REMIC Regulations ......         as defined on p. 43.

REO Account ............         the special trust account established and
                                    maintained in order to be used in
                                    connection with REO Properties and other
                                    Mortgaged Properties, p. 6.

REO Property ...........         any Mortgaged Property which has been
                                    acquired on behalf of the Trust Fund for each Series through foreclosure or deed in lieu of foreclosure, p. 5.

Reserve Fund ...........         as defined on p. 20.

Residual Interests .....         residual interests in a REMIC, p. 35.

Residual Interest
Certificate ............         as defined on p. 42.

Senior Certificates ....         a Class of Certificates which are senior in
                                    right and priority to the extent described in the applicable Prospectus Supplement to payment of principal and interest to all Subordinate Certificates of such Series,
                                    p. 19.

Series .................         the Certificates may be offered from time to
                                    time in a series and each series will be identified in a separate Prospectus Supplement, p. 1.

Servicing Fee ..........         the fee paid to the Master Servicer with
                                    respect to each Mortgage Loan, as
                                    described in the applicable Prospectus
                                    Supplement, p. 16.

Simple Interest Loans ..         Mortgage Loans as to which the monthly
                                    payments thereon are applied first to
                                    interest accrued from the last date to
                                    which interest has been paid to the date such monthly payment is received and the balance thereof is applied to principal,
                                    p. 9.

Simplification Act .....         as defined on p. 44.

Single Variable Rate ...         as defined on p. 36.

SMMEA Certificates .....         Certificates which constitute "mortgage
                                    related securities" for purposes of the
                                    Enhancement Act so long as they are rated in one of the two highest rating categories by at least one Rating Agency,
                                    p. 52.

Special Servicer .......         the entity selected by the Depositor to be
                                    the special servicer under the Agreement for a Series, as described in the related Prospectus Supplement, p. 14.

Specially Serviced
Mortgage Loans .........         the Mortgage Loans for which certain
                                    servicing obligations have been
                                    transferred from the Master Servicer to
                                    the Special Servicer together with the REO
                                    Properties, p. 14.

Stripped Certificates ..         as defined on p. 45.

Subordinate Certificates
 ........................         a Class of Certificates which are
                                    subordinate in right and priority to the extent described in the applicable Prospectus Supplement to payment of principal and interest to all Senior Certificates of such Series, p. 19.

Substitute Mortgage
Loans ..................         Mortgage Loans that are substituted for
                                    Deleted Mortgage Loans, p. 13.

TIN ....................         as defined on p. 48.

Title VIII .............         Title VIII of the Garn-St Germain Act, p.
                                    32.

Trust Fund .............         the trust fund created by the Agreement for
                                    each Series and whose principal assets are the Mortgage Loans, p. 1.

Trustee ................         the bank or trust company selected by the
                                    Depositor to act as Trustee under the
                                    Agreement for each Series, p. 8.

Trustee/Master Servicer
Fee ....................         as defined on p. 45.

Unaffiliated Seller ....         the seller of a Mortgage Loan to the
                                    Depositor or any of its affiliates, p. 12.

Underwriter's Exemption
 ........................         as defined on p. 51.

Underwriters ...........         as defined on p. 53.

Voting Rights ..........         the portion of the voting rights of all of
                                    the Certificates that is allocated to any Certificate, p. 18.

   NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                              TABLE OF CONTENTS

                                                    PAGE
                                                 --------
              PROSPECTUS SUPPLEMENT
Available Information ..........................  S-3
Reports to Certificateholders ..................  S-3
Summary of Terms ...............................  S-7
Risk Factors and Other Special Considerations  . S-30
The Seller ..................................... S-37
Description of the Mortgage Pool and the
 Underlying Mortgaged Properties ............... S-39
Description of the Certificates ................ S-55
Maturity Considerations ........................ S-73
Yield Considerations ........................... S-77
Servicing ...................................... S-79
The Trustee .................................... S-90
Certain Federal Income Tax Consequences  ....... S-91
ERISA Considerations ........................... S-92
Legal Investment ............................... S-94
Use of Proceeds ................................ S-95
Plan of Distribution ........................... S-95
Legal Matters .................................. S-95
Ratings ........................................ S-96
Glossary ....................................... S-97
Annex A ........................................  A-1

                   PROSPECTUS
Prospectus Supplement ..........................    2
Additional Information .........................    2
Incorporation of Certain Information by
 Reference .....................................    2
The Depositor ..................................    3
Use of Proceeds ................................    3
Description of the Certificates ................    3
The Mortgage Pools .............................    9
Servicing of the Mortgage Loans ................   14
Enhancement ....................................   19
Certain Legal Aspects of the Mortgage Loans  ...   21
Certain Federal Income Tax Consequences  .......   35
State Tax Considerations .......................   49
ERISA Considerations ...........................   50
Legal Investment ...............................   52
Plan of Distribution ...........................   53
Legal Matters ..................................   54
Glossary .......................................   55

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.








                           CS First Boston Mortgage
                               Securities Corp.
                                  Depositor

                        MBL Life Assurance Corporation
                                    Seller

                               GE Capital Asset
                            Management Corporation
                               Master Servicer

                           Banc One Management and
                            Consulting Corporation
                               Special Servicer



                                 $91,195,000
                                (Approximate)



                             Commercial Mortgage
                          Pass-Through Certificates
                               Series 1995-MBL1




                   $0 Interest Only Class A-X Certificates
                $72,739,000 (approximate) Class A Certificates $5,428,000 (approximate) Class B Certificates $7,600,000 (approximate) Class C Certificates $5,428,000 (approximate) Class D Certificates


                            PROSPECTUS SUPPLEMENT




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